UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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Hanesbrands Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HANES Brands Inc

HanesBrands At a Glance

$6.2B	Net Sales ($4.0B Domestic / $1.9B International / $0.3B Other)
51K	Associates
60%+	Apparel units made in our own plants or those of dedicated contractors
32	Countries of Operation

- Hanes: #1 selling apparel brand in the U.S.
- Bonds: Australia's largest and most well-known innerwear brand
- Champion: Originator and innovator defining personal style from the sidelines to the streets
- Maidenform: #1 shapewear brand in the U.S.
- Bali: #1 department store bra brand in the U.S.

2022 Key Sustainability Accomplishments

- Named one of World's Most Ethical Companies by Ethisphere for a second straight year
- Awarded 13th consecutive Energy Star Sustained Excellence/Partner of the Year Award
- Received A- score in CDP Climate Change Report and Water Security Report (1 of only 2 peer apparel companies to achieve this score for both climate change and water security)
- $8M total sustainability savings in 2022
- For more information, visit ***www.HBISustains.com***

HanesBrands Full Potential Plan

GROW GLOBAL CHAMPION

RE-IGNITE INNERWEAR GROWTH

DRIVE CONSUMER-CENTRICITY

FOCUS OUR PORTFOLIO

HbI

BY 2026: ~$8 BILLION NET SALES • 14%+ OPERATING MARGIN

Forward-Looking Statements

This Proxy Statement contains "forward-looking" statements regarding Hanesbrands' current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of Hanesbrands' Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We assume no obligation to update any of these forward-looking statements.

Message From Our
Chairman and Our Chief
Executive Officer
Dear Fellow Stockholders:
2022 was a year of unprecedented challenges for HanesBrands as we operated in an uncertain world. We’re proud of the resilience of our global team in the face of these challenges and of their continued commitment to serving consumers and customers around the world.
Despite the challenging environment, we made significant progress in 2022. Our Full Potential plan is built on a foundation of iconic brands, a flexible and resilient global supply chain, strong relationships with retailers, an evolving and expanding global direct-to-consumer presence, and, of course, outstanding global talent.
We added new talent across the organization. We streamlined our innovation process. We made our global supply chain more efficient. We are a better, more disciplined company than we were a year ago.
In the face of these macroeconomic challenges, our Board and management proactively addressed our capital allocation strategy in order to optimize the execution of our Full Potential plan. This new strategy focuses on (i) accelerating reinvestment in the Company’s growth through the Full Potential plan, and (ii) reducing our debt, which will make us a stronger, more resilient and more nimble company. We believe that focusing on these objectives in the near term will allow the Company to prudently navigate the challenging macroeconomic environment, positioning the Company to operate more efficiently and unlock growth.
In 2022, we launched a new global statement of purpose: we are creating a more comfortable world for every body. Our purpose means that we strive to set the standard for quality, value and inclusion with our iconic brands like Champion, Hanes, Bonds, Maidenform and Bali. These high standards are a key part of our approach as a leader in providing great innerwear and activewear for millions of consumers around the world.
Our purpose also means we are deeply committed to being leaders in sustainability, making our planet a more comfortable place for all of us to live. In 2022, we continued to receive global recognition for our ethical behavior, our work on climate change and our efforts to improve the lives of millions of people around the world.
We continued to make positive progress in 2022 in an effort to meet or exceed our aggressive 2025 and 2030 sustainability goals. We were recognized with an A- score on the global CDP annual sustainability disclosures across two key areas of environmental impact — climate change and water security. We ranked in the top 11% of companies assessed in climate change and top 12% for water security. The Company is also very proud to have been named one of the World’s Most Ethical Companies for a second straight year by Ethisphere.
You can read more about our ambitious goals that will improve the lives of people, protect the planet and generate world-class sustainable product at hbisustains.com.
We also take pride in our commitment to responsible corporate governance. Our Board is composed of a group of industry-leading experts with diverse experiences, skillsets, backgrounds, ethnicities and genders, who work with management to drive long-term, sustainable performance and create value for our stockholders. Half of our ten director nominees are diverse, with three women and two African-Americans. We’re very proud that our Board strongly reflects our organization-wide values in that way.
Our 2023 Annual Meeting of Stockholders will be held on Monday, April 24, 2023, at 9:00 a.m. Eastern time. This year, our Annual Meeting of Stockholders will be held entirely online in order to allow for greater participation by all of our stockholders, regardless of their geographic location. Please see the Notice of Annual Meeting on page 2 for more information about how to virtually attend and participate in the Annual Meeting of Stockholders. Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote at your earliest convenience.
We appreciate your confidence and continued support of HanesBrands.
Sincerely yours,

Ronald L. Nelson Chairman of the Board of Directors	Stephen B. Bratspies Chief Executive Officer

2023 Proxy Statement	1

Notice of the 2023 Annual Meeting of Stockholders
Notice of the 2023 Annual
Meeting of Stockholders

WHEN:	WHERE:	RECORD DATE:
April 24, 2023 9:00 a.m., Eastern time	The Annual Meeting will be held exclusively online at www.virtualshareholdermeeting.com/ HBI2023.	Stockholders of record at the close of business on February 13, 2023 are entitled to notice of, and to vote at, the Annual Meeting.
PURPOSE:

1.
to elect ten directors to serve on the Hanesbrands Board of Directors until Hanesbrands’ next annual meeting of stockholders and until their successors are duly elected and qualified;

2.
to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2023 fiscal year;

3.
to approve, on an advisory basis, named executive officer compensation as disclosed in this Proxy Statement;

4.
to vote on a proposal to recommend, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation;

5.
to vote on a proposal to approve the amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan as described in this Proxy Statement; and

6.
to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

HOW TO VOTE:

Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you requested and received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.
	BY TELEPHONE	BY INTERNET	BY MAIL
	In the U.S. or Canada, you can authorize a proxy to vote your shares toll-free by calling 1-800-690-6903.	You can authorize a proxy to vote your shares online at www.proxyvote.com.	You can authorize a proxy to vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.
The Notice of Internet Availability of Proxy Materials, or this Notice of the 2023 Annual Meeting of Stockholders, this Proxy Statement and our 2022 Annual Report on Form 10-K are first being mailed to stockholders on or about March 15, 2023.
The Board of Directors is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is properly presented at the Annual Meeting, the persons named as proxies on the proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.
By Order of the Board of Directors
TRACY M. PRESTON
EVP, Chief Legal and Compliance Officer &
Corporate Secretary
March 15, 2023
Winston-Salem, North Carolina
2023 Proxy Statement	2

Proxy Summary
Proxy Summary

Item 1.	Election of Directors The Board of Directors recommends a vote FOR the ten director nominees named below See page 15 for further information about our director nominees

DIRECTOR NOMINEES
Name	Occupation	Age	Director Since	Independent	Other Public Company Boards
Cheryl K. Beebe	Former Executive Vice President and Chief Financial Officer of Ingredion Incorporated	67	2020	YES	2
Stephen B. Bratspies	Chief Executive Officer of Hanesbrands Inc.	55	2020	NO
Geralyn R. Breig	Former Chief Executive Officer of AnytownUSA.com	60	2018	YES
Mark A. Irvin	Executive Vice President and Chief Supply Chain Officer of Best Buy Co., Inc.	60	2023	YES
James C. Johnson	Former General Counsel of Loop Capital Markets LLC	70	2006	YES	3
Franck J. Moison	Former Vice Chairman of the Colgate-Palmolive Company	69	2015	YES	2
Robert F. Moran	Chief Executive Officer of UNATION, Inc.	72	2013	YES
Ronald L. Nelson	Former Chairman and Chief Executive Officer of Avis Budget Group, Inc.	70	2008	YES	2
William S. Simon	Former Executive Vice President of Walmart Stores, Inc. and former President and CEO of Walmart U.S.	63	2021	YES	1
Ann E. Ziegler	Former Chief Financial Officer of CDW Corporation	64	2008	YES	3
2023 Proxy Statement	4

Proxy Summary
DIRECTOR NOMINEE SKILLS AND DIVERSITY
	Cheryl K. Beebe	Stephen B. Bratspies	Geralyn R. Breig	Mark A. Irvin	James C. Johnson	Franck J. Moison	Robert F. Moran	Ronald L. Nelson	William S. Simon	Ann E. Ziegler	Total Directors
Skills and Qualifications
Chief Executive Officer Experience											4/10
Corporate Governance Experience											9/10
Risk Oversight/Management Experience											10/10
Financial Literacy											10/10
Industry Experience											8/10
International Business Experience											9/10
Chief Financial Officer Experience											4/10
Extensive Financial Expertise											6/10
Extensive Knowledge of the Company’s Business											7/10
Gender
Women											3/10
Men											7/10
Race/Ethnicity
African-American											2/10
White/Caucasian											8/10
2023 Proxy Statement	5

Proxy Summary

Item 2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
 The Board of Directors recommends a vote FOR this item
We are asking you to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for our 2023 fiscal year.
 See page 37 for further information about our independent auditors

Item 3.
To approve, on an advisory basis, named executive officer compensation as disclosed in this Proxy Statement
 The Board of Directors recommends a vote FOR this item
Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote on our named executive officer compensation, as disclosed in this Proxy Statement. We ask for your approval of the compensation of our named executive officers. Before considering this proposal, please read our Compensation Discussion and Analysis and the executive compensation tables and related narrative disclosure in this Proxy Statement, which explain our executive compensation programs and the Talent and Compensation Committee’s compensation decisions.
 See page 41 for further information about our executive compensation program

Item 4.
To recommend, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation
 The Board of Directors recommends a vote in favor of holding future stockholder advisory votes on the compensation of Hanesbrands’ named executive officers EVERY YEAR
As discussed in Item 3, Hanesbrands gives its stockholders the opportunity to cast a non-binding advisory vote on the Company’s executive compensation. Hanesbrands’ stockholders also have the opportunity to cast a non-binding, advisory vote on whether the Company should hold future stockholder advisory votes on executive compensation every year, every two years or every three years.
 See page 42 for further information about the frequency of future executive compensation advisory votes

2023 Proxy Statement	6

Proxy Summary

Item 5.
To approve the amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan as described in this Proxy Statement
 The Board of Directors recommends a vote FOR this item
We are asking you to approve an amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan. If approved, the amended 2020 Omnibus Incentive Plan would make available, for compensatory awards, additional shares of common stock.
 See page 43 for further information about the proposed amendment of the 2020 Omnibus Incentive Plan

CORPORATE GOVERNANCE
We believe that strong corporate governance practices contribute to better results for stockholders. As described below, we maintain governance principles, policies, and practices that support Board and management accountability and serve the best interests of our organization, our stockholders, and other stakeholders.
Corporate Governance Overview
We have evaluated our governance practices against the Corporate Governance Principles published by the Investor Stewardship Group (“ISG”), a collective of some of the largest U.S.- based institutional investors and global asset managers, and found they were highly consistent. Our strong corporate governance policies and practices are disclosed throughout this proxy statement. The following table highlights some of the key ways that our governance practices are consistent with ISG’s Corporate Governance Principles. Overall, we believe our approach to governance strengthens the Board’s ability to provide meaningful oversight, review, and counsel to the Company, as it acts on behalf of all stockholders.
ISG Principle	Hanesbrands Practice
Principle 1 Boards are accountable to stockholders
•
Annual Board and committee self-assessments

•
Declassified Board – all Directors are elected annually

•
Proxy access for Director nominees

•
Individual Directors tender resignation if they fail to receive majority of votes cast

•
No poison pill

•
Disclosure of corporate governance and Board practices

Principle 2 Stockholders should be entitled to voting rights in proportion to their economic interest	• One share, one vote • No disparate voting rights
Principle 3 Boards should be responsive to stockholders and be proactive in order to understand their perspectives
•
Directors available for stockholder engagement

•
Stockholder outreach process

•
Disclose key actions taken in response to stockholder feedback, including stockholder votes on proposals at the annual meeting

Principle 4 Boards should have a strong, independent leadership structure	• Annual review and determination of leadership structure • Independent Chairman of the Board
Principle 5 Boards should adopt structures and practices that enhance their effectiveness
•
9 of 10 Director nominees are independent

•
All Board committees fully independent

•
Approximately 98% average attendance by incumbent Directors at Board and committee meetings in 2022

•
Specified retirement age limits for Directors

2023 Proxy Statement	7

Proxy Summary
ISG Principle	Hanesbrands Practice
Principle 6 Boards should develop management incentive structures that are aligned with the long-term strategy of the company
•
Board oversees executive compensation programs to align with long-term strategy of the Company

•
Combination of short- and long-term performance goals

•
Executive and Director stock ownership program and equity holding requirements

•
Hedging and pledging of company stock is prohibited

ESG AND SUSTAINABILITY HIGHLIGHTS
OUR COMMITMENT
Investing in corporate responsibility and sustainability is core to our business strategy and reflects our continued commitment to create a more comfortable world for every body. We maintain a values-based approach to sustainability — accountability, inclusion, teamwork, excellence and integrity — and continue to focus our efforts in areas addressed by the United Nations’ Sustainable Development Goals, including good health and wellbeing, quality education, gender equality, climate action, clean water and sanitation, affordable and clean energy, economic growth, reduced inequalities, and responsible consumption and production.
Our ESG and sustainability strategy is integrated throughout our organization and is framed in three pillars that form the foundation of our long-term sustainability goals.

People	Planet	Product

By 2030, improve the lives of at least 10 million people through health and wellness programs, diversity and inclusion initiatives, improved workplace quality and philanthropic efforts that improve local communities

By 2030, reduce direct greenhouse gas emissions by 50% and indirect emissions by 30% to align with science-based targets, reduce water use by at least 25%, use 100% renewable electricity in Company-owned operations and bring landfill waste to zero
By 2025, eliminate all single-use plastics and reduce packaging weight by at least 25%, while also moving to 100% recycled/biodegradable polyester and sustainable cotton
PEOPLE—By focusing on comfort (comforting people during times of need, crisis and uncertainty), inclusion (advancing diversity, equity and inclusion through education and youth sports), and health (creating healthier communities by bringing medical care to those in need), we promote our value of “do what is right,” which underpins all of our sustainability efforts and corporate responsibility.
PLANET—By focusing on climate, water, wastewater and chemical management, we aim to reduce our greenhouse gas and water footprint, both in production of raw materials and throughout the entire manufacturing process and advance leading energy-efficiency practices across our operations.
PRODUCT—By focusing on more sustainable fibers, particularly cotton and polyester, we aim to reduce the impact of the products we make and meet the needs of consumers who increasingly desire sustainable products. By focusing on packaging improvements, we are able to reduce the weight of corrugate, paper board, and other materials while helping deliver products safely to consumers in a low-carbon, low-waste economy. We continue to improve our manufacturing steps to reduce waste overall, find ways to repurpose certain waste streams and establish local recycling partnerships to divert waste from landfills.
2023 Proxy Statement	8

Proxy Summary
PROGRESS BY THE NUMBERS
Hanesbrands seeks to be an industry leader in climate, human rights, water and elimination of waste, as well as diversity, inclusion, and gender equality. In 2020 we announced bold commitments under our People, Planet and Products initiatives which included detailed plans and goals to improve the lives of millions of people, reduce our water and energy footprint with innovative climate solutions, and devote ourselves to more sustainable materials and product packaging. In 2022, we built on this pledge and made positive progress towards achieving these results.
2025-2030 Goals
PEOPLE	PLANET	PRODUCT
	Long-Term Goal	Timing		Long-Term Goal	Timing		Long-Term Goal	Timing
POC Sr. Manager & Above	25%	2025	Reduce Scope 1 & 2 GHG	50%	2030	Recycle biode-gradeable polyester	100%	2025
Female Sr. Manager & Above	50%	2025	Reduce Scope 3 GHG	30%	2030	Sustainable cotton	100%	2025
			Reduce energy use	25%	2030	Reduce packaging weight	25%	2025
			Renewal electricity	100%	2030	Eliminate single use plastic	100%	2025

2022 Key Accomplishments
•
Met or exceeded most of our 2022 sustainability milestones

•
Received A- score in CDP Climate Change Report and Water Security Report

•
Awarded 13th consecutive Energy Star Sustained Excellence/Partner of the Year Award

•
Named one of the World’s Most Ethical Companies by Ethisphere for a second straight year

•
Implemented solar projects in Thailand, Honduras and Dominican Republic

•
$8M total sustainability 2022 savings

2023 Outlook
•
Continue to focus on philanthropic efforts in the themes of comfort, inclusion and health

•
Focus on our Scope 3 greenhouse gas inventory and reduction of Scope 3 impacts

•
Continue to focus on packaging and waste reduction

•
Drive consumer and other stakeholder awareness of our progress on our sustainability initiatives

We regularly report our progress against these goals and other key metrics on our sustainability website, www.hbisustains.com.
ESG OVERSIGHT AND GOVERNANCE
The Board of Directors and its committees oversee the development and execution of our Environmental, Social and Governance (ESG) strategy, including oversight of our policies, programs and initiatives related to environmental sustainability, health and safety, and diversity, equity and inclusion. In 2022 , the Board of Directors reviewed and assessed its Committee Charters and approved modifications to further strengthen its oversight of the Company’s ongoing ESG initiatives. Our Governance and Nominating Committee coordinates the Board’s ESG oversight responsibilities, with support from the Audit Committee and the Talent and Compensation Committee. These oversight responsibilities include assessing and reviewing the relevant ESG risks, opportunities and disclosure obligations as set forth in greater detail below.
•
Our Governance and Nominating Committee coordinates oversight of our ESG strategy and communications, as well as our corporate governance policies and practices. The Governance and Nominating Committee also assesses whether relevant ESG risks, opportunities and disclosure obligations are regularly reviewed and considered by the appropriate Board committees.

2023 Proxy Statement	9

Proxy Summary
•
The Talent and Compensation Committee, which was renamed in 2022, is primarily responsible for the “People” pillar of our ESG strategy, which includes oversight of diversity, equity and inclusion, talent development, labor management supply chain labor standards, and health and safety.

•
The Audit Committee has primary responsibility for the Planet and Product pillars of our ESG strategy, including the aspects of our ESG strategy designed to address risks and strategies related to climate change, water usage, waste management, greenhouse gas emissions, chemical management, raw material sourcing product, packaging, and product liability.

COMPENSATION HIGHLIGHTS
BUSINESS STRATEGIES AND PRIORITIES
We make everyday apparel that is known and loved by consumers around the world for comfort, style, quality, innovation, and value. Among our iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. We employ approximately 51,000 associates in 32 countries and have built a strong reputation for workplace quality and ethical business practices.
In 2021, we announced our Full Potential plan—a three-year growth plan designed to unlock the enormous opportunities of Hanesbrands, building on our iconic brands, world-class supply chain, deep consumer loyalty, broad channel distribution and global footprint. The Full Potential plan consists of four growth pillars:
grow global Champion	re-ignite innerwear growth	drive consumer-centricity	focus the portfolio
We made significant progress in 2022 toward achieving these goals, as evidenced by our focus on profitable growth, reduction in SKUs, reduced inventory units, and our broad-based cost reduction program. Following the successful launch of Hanes Total Support Pouch underwear platform in 2021, this year Hanes launched the Hanes Originals line of innovative products with more modern silhouettes aimed at younger consumers. Our Hanes Originals launch at select retailers in November and December in Canada and the U.S., respectively, was the first multi-category, multi-geography product introduction under our new global innovation process.
We have embarked on-several initiatives designed to enhance our global design and innovation capabilities to meet the needs of both current and new consumer segments. Specifically, we segmented our supply chain to address the unique needs of each of our brands and increased our speed-to-market. In addition, we simplified our process and organization to make decisions faster, modernized our technology, and invested in people and next-generation talent to accelerate results and deliver sustainable, profitable growth.
FINANCIAL HIGHLIGHTS
1.
Achieved 2022 SKU reduction goals and impactful inventory unit reduction.   We achieved a net SKU reduction of 45% from our 2019 peak, including a 9% SKU reduction in 2022, which created a more focused portfolio in line with our Full Potential plan. We also set an aggressive target to reduce our inventory units by the end of 2022, which we accomplished. We ended the year with inventory units 6% lower than prior year.

2.
Focus on increased financial flexibility and debt reduction.   We have shifted our capital allocation strategy to focus the use of free cash flow (cash from operations less capital expenditures) on (i) investments in the Full Potential plan and (ii) reducing debt and bringing our leverage back to a range that is no greater than two to three times on a net debt-to-adjusted EBITDA basis. To that end, the Board eliminated the quarterly cash dividend. We also amended our credit agreement to provide greater near-term financial flexibility given the uncertainty within the current macroeconomic environment, and we refinanced our 2024 maturities in the first quarter of 2023. We believe that this strategy will allow for greater flexibility that will drive significant value for the Company and our stockholders.

3.
Expect to generate approximately $500 million in operating cash flow in 2023 and exit the year with higher

2023 Proxy Statement	10

Proxy Summary
gross and operating margin run rates.    By successfully reducing inventory units in 2022 compared to prior year, we are positioned to release working capital in 2023 and drive operating cash flow back to historical levels. We expect gross and operating margin pressure to continue in the first half of 2023 as we sell through the remainder of our higher-cost inventory. We expect year-over-year improvement in gross and operating margin in the second half of 2023, particularly the fourth quarter, as lower-cost inventory currently being produced is sold and we anniversary last year’s manufacturing time-out costs related to our inventory reduction initiative in 2022.
4.
Reiterated our Full Potential financial targets, updated timeline.    We continue to make progress on our Full Potential growth strategy and expect to achieve our long-term financial targets of approximately $8 billion in net sales and an approximate 14.4% operating margin. We now expect to achieve these targets at the end of 2026. The new timing reflects recent and near-term macroeconomic and consumer demand environments.

EXECUTIVE COMPENSATION HIGHLIGHTS
We ask our stockholders annually to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (“NEOs”). Our Board, primarily through the Talent and Compensation Committee, defines and oversees our executive compensation program, which is based on a pay-for-performance philosophy and designed to accomplish the following goals:
Reward Financial and Operational Performance	Place a Significant Portion of Compensation at Risk Based on Achievement of Performance Goals	Align the Interests of NEOs with those of our Stockholders	Attract, Retain and Incentivize Highly Skilled and Performance-Oriented Talent
Consistent with these goals, our compensation program has been designed with a view toward linking a significant portion of each NEO’s compensation to their individual performance and our performance over both short- and long-term periods. Please see Compensation Discussion and Analysis beginning on page 54 and the related Executive Compensation Tables beginning on page 72 for additional details about our executive compensation program including information about our NEOs’ compensation for 2022.
2022 TARGET COMPENSATION MIX
Compensation Element	Key Features	Objectives
Base Salary	• Fixed compensation component • Reflects the individual responsibilities, performance and experience of each NEO	• Provides a foundation of cash compensation for the fulfilment of fundamental job responsibilities
Annual Incentive Plan (“AIP”) Awards	• Performance-based cash compensation • Payout determined based on Company performance against pre-established targets	• Motivates performance by linking compensation to the achievement of key annual objectives
Long-Term Incentive Program (“LTIP”) Awards
•
Performance-based and at-risk, time-vested compensation

•
Performance Share Awards (“PSAs”) (50% of LTIP opportunity)

•
Vesting on the third anniversary of the grant date

•
Number of shares received ranges from 0% to 200% of the number of units granted based on fiscal 2022-2024 Company performance against pre-established targets

•
Restricted Stock Unit Awards (“RSUs”) (50% of LTIP opportunity)

•
Ratable vesting over a three-year service period

• Encourages behavior that enhances the long-term growth, profitability and financial success of the Company, aligns executives’ interests with our stockholders and supports retention objectives
2023 Proxy Statement	11

Proxy Summary
FISCAL 2022 TOTAL TARGET DIRECT COMPENSATION

The percentage of our Chief Executive Officer’s performance-based and at-risk compensation is the highest of our named executive officers, reflecting the position’s highest level of responsibility and accountability for results. Performance-based and at-risk compensation comprises 76% of the average total target direct compensation of our other named executive officers. Because the value of such compensation depends on Hanesbrands’ achievement of key annual results and strategic long-term business objectives and/or is tied to changes in our stock price, our named executive officers’ actual compensation could be materially higher or lower than targeted levels.
HUMAN CAPITAL MANAGEMENT HIGHLIGHTS
Culture and Engagement
Our company culture is reflected in our purpose—“Creating a More Comfortable World for Every Body”—and in our values—“Do What’s Right, Act Like Owners, Play to Win, Create Opportunity for All.”
Our global associate engagement has historically been high and continues to confirm our strong focus on employee relations as well as our engagement activities and practices. A newly revised global engagement survey will be launched in 2023 for all corporate employees.

Training
HBI University offers online and in-person training on a variety of leadership and cultural topics, as well as helping associates to learn new functional and managerial skills. In 2021, we provided weekly diversity training to our corporate associates,
2023 Proxy Statement	12

Proxy Summary
and in 2022 we continued quarterly training on a variety of inclusion topics including allyship, mental health and microinequities. In 2022 we also launched a “learn the business” series that helps all associates understand HBI’s key functions and business model and how they can contribute to our Full Potential plan. In addition, we have top talent global professional development programs for Vice Presidents and Directors and are expanding our use of assessments and 360 reviews for leaders at various levels.
Education and Development
In Central America and the Caribbean, we have provided education assistance and training to nearly 5,000 associates and more than 2,000 family members. Almost 3,800 associates have received high school diplomas, 85 have received college degrees, 135 have obtained master’s degrees, and one has earned a doctoral degree.
Benefits
We provide a comprehensive benefits package offering competitive pay and benefits at all levels, and we continually look to enhance and support our offerings. Many of our corporate and facility-based associates have access to on-site health clinics that provide high quality services, and in some instances, these health services are available to family members. We also offer health and wellness coaching programs aimed at improving the overall health and wellbeing of all associates. In 2021, we initiated a new parental leave benefit, enhanced mental health benefits, and improved access to online medical care. In Central America and Asia, we provided low or no cost on-site meals to associates in our manufacturing facilities.
Health & Safety
The health and safety of associates is a top priority. Our Occupational Safety and Health Administration (“OSHA”) recordable rate was 0.27, a decrease of 10% compared to prior year. We have enhanced our cleaning and distancing protocols and provided additional personal protective equipment options in response to COVID-19. New work-from-home protocols were developed in response to COVID-19, which can be deployed as situations arise, as well as more permanent arrangements for positions that meet certain criteria.
Diversity & Inclusion
As a global company operating in 32 countries on six continents, our employees represent different backgrounds, ethnicities, cultures, religions, genders, sexual orientations and ages. We believe these different perspectives strengthen our business, and we strive to build an even stronger inclusive culture. As of December 31, 2022, our global workforce was approximately 32% male and 68% female, and of our domestic workforce, our employees were approximately 55% white, approximately 22% Black or African American, approximately 16% Hispanic, approximately 4% Asian, approximately 1% American Indian or Alaskan Native and approximately 2% two or more races or other. We believe we have made significant progress in diversity and inclusion, but we are committed to doing more. In 2021, we launched aggressive diversity goals which we strive to attain by 2025, including i) aiming for at least 25% representation of people of color, and ii) maintaining 50% women, at each case at the senior manager and above levels within our U.S. workforce. As of December 31, 2022, our representation of people of color at the senior manager and above levels within our U.S. workforce was approximately 19% (as compared to 16% in 2021), and representation of women at the senior manager and above levels within our U.S. workforce was approximately 50% (as compared to 49% in 2021).
We have made commitments to three HBCU institutions to fund scholarships as well as participate in mentorships and other joint activities to assist their connection to business and provide both a pipeline of future talent and enhanced awareness of issues faced by under-represented groups within our own workforce.
2023 Proxy Statement	13

Hanes
Hanes
Hanes
Hanes
Hanes
Hanes
Hanes
Hanes

Hanes

Voting Items
2023 Proxy Statement	14

Proposal 1 — Election of Directors
Proposal 1 — Election of Directors

Our Board of Directors has proposed ten nominees for election to the Board. Each of our Directors is elected to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the Annual Meeting. Each nominee has agreed to serve on the Board if elected. The following information regarding each nominee for election has been confirmed by the applicable nominee for inclusion in this Proxy Statement.
The ten nominees for election at the Annual Meeting possess experience and qualifications that our Governance and Nominating Committee believes will allow him/her to make substantial contributions to the Board. In selecting nominees to the Board, we seek to ensure that our Board collectively has a balance of experience and expertise, including chief executive officer experience, chief financial officer experience, international expertise, deep experience in the consumer products industry, corporate governance expertise and expertise in other functional areas that are relevant to our business. For more information about the process by which the Governance and Nominating Committee identifies candidates for election to the Board, please see “Director Nomination Process” on page 26.
Our Board of Directors unanimously recommends a vote FOR election of these ten nominees.
2023 Proxy Statement	15

Proposal 1 — Election of Directors
NOMINEES FOR ELECTION
Cheryl K. Beebe
Age: 67 Director Since: 2020 Committee Membership: Audit Independent Director Audit Committee Financial Expert
Experience
•
Executive Vice President and Chief Financial Officer, Ingredion Incorporated (formerly Corn Products International, Inc.) (2004 to 2014); Vice President, Finance (2002-2004); Vice President (1999-2004); Treasurer (1997-2004)

Other Public Company Boards
•
The Mosaic Company (2019 to current)

•
Packaging Corporation of America (2008 to current)

•
Convergys Corporation (2015 to 2018)

Other
•
Board of Trustees, Goldman Sachs Asset Management GSTII Funds

•
Member, Board of Trustees, Fairleigh Dickinson University

Education
•
M.B.A, Fairleigh Dickinson University

•
B.A., Rutgers University

Reason for Nomination: Ms. Beebe has strong financial acumen acquired in a long career of senior financial leadership positions at larger corporate organizations. Her strong understanding of financial matters including the oversight, analysis and preparation of financial statements enables her to provide valuable insight and contributions as a member of the Audit Committee. Ms. Beebe also possesses extensive experience in corporate risk management, international business, and corporate governance, which allows her to assist the Board of Directors with its risk oversight function.

2023 Proxy Statement	16

Proposal 1 — Election of Directors
Stephen B. Bratspies
Age: 55 Director Since: 2020 Committee Membership: None
Experience
•
Chief Executive Officer, Hanesbrands, Inc. (2020 to current)

•
Chief Merchandising Officer, Walmart, Inc. (2015 to 2020); Executive Vice President, Food (2014 to 2015); Executive Vice President, General Merchandise (2013 to 2014); Various Executive Positions (2005 to 2013)

•
Chief Marketing Officer, Specialty Brands (2003 to 2005)

•
Various Executive Positions, PepsiCo, Inc.’s Frito-Lay, North America Division (1996 to 2003)

•
Management Consultant, A.T. Kearney (1994 to 1996)

Education
•
M.B.A., The Wharton School of Business, the University of Pennsylvania

•
B.A., Franklin & Marshall College

Reason for Nomination: Mr. Bratspies has extensive experience and knowledge with Hanesbrands, including its business and strategic objectives and goals. Leveraging his multiple senior leadership positions in the industry, Mr. Bratspies brings collective experience in corporate risk management, financial management, marketing, and consumer products, and a key understanding of large publicly traded company business issues.

2023 Proxy Statement	17

Proposal 1 — Election of Directors
Geralyn R. Breig
Age: 60 Director Since: 2018 Committee Membership: Audit, Governance and Nominating Independent Director
Experience
•
Principal, Twin Bridges Consulting Group (2021 to current)

•
Chief Executive Officer, AnytownUSA.com (2016 to 2021)

•
President, Clarks (C&J Clark Ltd), Americas Region (2014 to 2016)

•
President, Avon North America (division of Avon Products Inc.) (2008 to 2011); Senior Vice President and Brand President, Avon Global Marketing Business Unit (2005 to 2008)

•
President, Godiva Chocolatier International (2002 to 2005)

•
Various Executive Positions, Campbell Soup Company (1995 to 2002)

•
Various Leadership Positions, Kraft Foods, Inc. (1986 to 1995)

•
Various Leadership Positions, The Procter & Gamble Company, Inc. (1984 to 1986)

Other Public Company Boards
•
1800flowers.com (2012 to 2022)

Other
•
Welch Foods Inc (2013 to 2022)

Education
•
B.S., The Wharton School of Business, the University of Pennsylvania

Reason for Nomination: Ms. Breig has served in various senior leadership positions in a wide variety of international retailers and consumer product manufacturers, including some of the largest such companies in the world. Her experience in both the consumer manufacturing and retailing industries is a strong fit for the Company’s business and primary customer base. Through her senior executive positions and prior public company board service, Ms. Breig has developed expertise in digital marketing strategy, corporate risk management, financial management, and corporate governance, which contribute to the shared knowledge and expertise of our Board of Directors in these functions.

2023 Proxy Statement	18

Proposal 1 — Election of Directors
Mark A. Irvin
Age: 60 Director Since: 2023 Committee Membership: Governance and Nominating Independent Director
Experience
•
Executive Vice President and Chief Supply Chain Officer, Best Buy Co. Inc. (2022 to current); Chief Inclusion, Diversity and Talent Officer (2020 to 2022); Various Executive Supply Chain Positions (2013 to 2020)

•
Distribution Leadership Positions, Target Corporation (2003 to 2013)

•
Served in the U.S. Army as Lieutenant/Captain (1984 to 1992)

Other
•
Director, Best Buy Foundation

•
Director, Black Men Teach

•
National Retail Federation (NRF) Foundation Board

Education
•
M.B.A., Franklin University

•
B.A., Fisk University

Reason for Nomination: Mr. Irvin has served in various leadership positions with large, omnichannel retailers, which allows him to provide deep insight into this critical component of our customer base. With expertise developed through his senior executive positions with some of the nation’s largest retails, Mr. Irvin contributes to the Board of Directors’ collective proficiency in the areas of supply chain procurement, logistics, transportation, and distribution, all critical elements of the Company’s business. Mr. Irvin also brings to the Board of Directors extensive experience in the areas of human capital management, inclusion and diversity, and corporate governance, key areas of focus relating to our employee base and executive leadership.

2023 Proxy Statement	19

Proposal 1 — Election of Directors
James C. Johnson
Age: 70 Director Since: 2006 Committee Membership: Governance and Nominating (Chair) Independent Director
Experience
•
General Counsel, Loop Capital Markets LLC (2010 to 2014)

•
Vice President and Assistant General Counsel, Boeing Commercial Airplanes, The Boeing Company (2007 to 2009); Vice President, Corporate Secretary and Assistant General Counsel, The Boeing Company (1999 to 2007)

•
Corporate Secretary and Assistant General Counsel, Northrop Grumman Corporation (1988 to 1998)

•
Staff Attorney, The U.S. Securities and Exchange Commission, Los Angeles Regional Office (1978 to 1980)

Other Public Company Boards
•
Energizer Holdings, Inc. (2015 to current)

•
Edgewell Personal Care Company (2013 to current)

•
Ameren Corporation (2005 to current)

Other
•
Member, Board of Advisors, University of Pennsylvania, College of Arts and Sciences

•
Chairman, External Advisory Board, University of Pennsylvania, College of Arts and Sciences

Education
•
J.D., University of Pennsylvania

•
B.A., University of Pennsylvania

•
Certificate of Cybersecurity Oversight, NACD

Reason for Nomination: Mr. Johnson has served in senior executive positions in the legal departments of some of the nation’s most prominent corporations. Through these roles and his extensive public company board service, he has developed intense experience and qualifications in the areas of corporate risk management, staff and legal affairs, executive compensation, and corporate governance policies and programs, which enable him to serve effectively as Chair of the Governance and Nominating Committee.

2023 Proxy Statement	20

Proposal 1 — Election of Directors
Franck J. Moison
Age: 69 Director Since: 2015 Committee Membership: Audit, Compensation Independent Director
Experience
•
Vice Chairman, Colgate-Palmolive Company (2016 to 2018); Chief Operating Officer, Emerging Markets & Business Development (2010 to 2016); President, Global Marketing, Supply Chain & R&D (2007 to 2010); President, Western Europe, Central Europe and South Pacific (2005-2007); Various Executive Positions since 1978

Other Public Company Boards
•
SES imagotag, a French public company (2020 to current)

•
United Parcel Service, Inc. (2017 to current)

Other
•
Chairman, International Advisory Board, EDHEC Business School (Paris, London, Singapore)

•
Member, International Board, McDonough School of Business, Georgetown University

Education
•
Masters in Marketing, EDHEC Business School in France

•
M.B.A., University of Michigan

•
Executive M.B.A. Program, Stanford University

Reason for Nomination: Mr. Moison’s 40-year career at Colgate-Palmolive, one of the nation’s leading consumer products companies, including many senior executive leadership positions, enabled him to develop extensive experience in the industry in which the Company operates. His expertise in the areas of global business operations and supply chain management contribute to the Board of Director’s oversight of these critical areas of the Company’s operations. His executive experience and service as a director of other international public companies contributes to the Board of Director’s perspectives on areas of corporate governance, financial management and risk management.

2023 Proxy Statement	21

Proposal 1 — Election of Directors
Robert F. Moran
Age: 72 Director Since: 2013 Committee Membership: Audit (Chair) Independent Director Audit Committee Financial Expert
Experience
•
Chief Executive Officer, UNATION, Inc. (2021 to current)

•
Chairman, GNC Holdings, Inc. (2017 to 2018); Interim Chief Executive Officer (2016 to 2017)

•
Chairman of the Board, PetSmart, Inc. (2012 to 2013); Chief Executive Officer (2009 to 2013); President, North American Stores (1999 to 2001); Chief Operating Officer (2001 to 2009)

•
President, Toys “R” Us (Canada) Ltd. (1998 to 1999)

Other Public Company Boards
•
GNC Holdings, Inc. (2013 to 2019)

•
Payless, Inc. (2005 to 2012)

Other
•
UNATION, Inc. (2021 to current)

•
The Fressnapf Group (2013 to present)

•
US Track & Field Foundation

Education
•
B.S., Villanova University

Reason for Nomination: Mr. Moran’s career as a senior executive at a variety of large consumer product and retail companies allows him to contribute his knowledge and experience to those elements of the Company’s business. Mr. Moran’s service as chief executive officer and chairman of a number of these corporations provides him with deep senior level experience that he can share with the Company’s senior management team and Board of Directors across the full range of operational, management and governance issues that the Company may face. His expertise in corporate risk management and oversight as well as financial management enable him to serve effectively as Chair of the Audit Committee.

2023 Proxy Statement	22

Proposal 1 — Election of Directors
Ronald L. Nelson
Age: 70 Director Since: 2008 Committee Membership: Compensation, Governance and Nominating Chairman of the Board
Experience
•
Executive Chairman, Avis Budget Group, Inc. (2016 to 2018)

•
Chairman and Chief Executive Officer, Avis Budget Group (2006 to 2015); Director, Cendant Corporation (the predecessor of Avis Budget Group) (2003 to 2006); Chief Financial Officer (2003 to 2006); Chairman and Chief Executive Officer, Cendant Corporation’s Vehicle Rental Business (2006); President (2004 to 2006); Interim Chief Executive Officer, Cendant Corporation’s Travel Distribution Division (2005 to 2006)

•
Co-Chief Operating Officer, DreamWorks SKG. (1994 to 2003)

•
Executive Vice President and Chief Financial Officer, Paramount Communications, Inc. (1987 to 1994)

Other Public Company Boards
•
Paramount Global (formerly ViacomCBS, Inc. (2019 to current)

•
Wyndham Hotels & Resorts, Inc. (2019 to current)

•
Viacom, Inc. (2016 to 2019)

•
Convergys Corporation (2008 to 2016)

Education
•
M.B.A., University of California, Los Angeles

•
B.A., University of California, Berkeley

Reason for Nomination: Mr. Nelson’s long career as a senior executive at a variety of consumer-facing international public companies positions him to be an effective leader of the Board of Directors as Chairman and to oversee the Board’s functions and interactions with senior management. He also contributes significant expertise in financial management, corporate risk management, strategic transactions, financial analysis, and preparation of financial statements, all critical elements of the Company’s strategic planning and risk management functions.

2023 Proxy Statement	23

Proposal 1 — Election of Directors
William S. Simon
Age: 63 Director Since: 2021 Committee Membership: Audit Independent Director
Experience
•
Senior Advisor, K.K.R. & Co (2014 to current)

•
President, WSS Venture Holdings LLC (2014 to current)

•
Executive Vice President, Wal-Mart Stores, Inc. (2006 to 2014); President and CEO, Walmart US (2010 to 2014); Executive Vice President and COO (2007 to 2010); Executive Vice President, Professional Services and New Business Development (2006 to 2007)

•
Various executive positions, Brinker International, Diageo North America, Inc., and Cadbury Schweppes plc. (1990 to 2006)

Other Public Company Boards
•
Darden Restaurants, Inc. (2012 to 2014, 2014 to current)

•
Equity Distribution Acquisition Corp. (2020 to 2022)

•
GameStop Corp. (2020 to 2021)

•
Academy Sports and Outdoors, Inc. (2020 to 2021)

•
Anixter International, Inc. (2019 to 2020)

•
Chico’s FAS, Inc. (2016 to 2021)

Other
•
Secretary of the Florida Department of Management Services (2003-2005)

•
U.S. Navy and Naval Reserves (1980-2005)

Education
•
M.B.A., University of Connecticut

•
B.A., University of Connecticut

Reason for Nomination: Mr. Simon has held senior executive leadership positions with a variety of large, global direct-to-consumer retailers and consumer goods companies, which allows him to contribute to the oversight of the Company’s business and to advise senior management on key elements of the Company’s operations. Mr. Simon’s extensive senior leadership skills and deep experience as a public company director at other consumer-facing companies position him to contribute in the areas of strategic planning, financial management, corporate risk management and corporate governance.

2023 Proxy Statement	24

Proposal 1 — Election of Directors
Ann E. Ziegler
Age: 64 Director Since: 2008 Committee Membership: Compensation (Chair) Independent Director
Experience
•
Senior Vice President, Chief Financial Officer and member of Executive Committee, CDW Corporation (2008 to 2017)

•
Senior Vice President, Administration and Chief Financial Officer, Sara Lee Food and Beverage (2005 to 2008); Chief Financial Officer, Sara Lee Bakery Group (2003 to 2005); Senior Vice President, Corporate Development, Sara Lee Food and Beverage (2000 to 2003)

Other Public Company Boards
•
Reynolds Consumer Products Inc. (2020 to current)

•
US Foods Holding Corp. (2017 to current)

•
Wolters Kluwer N.V., a Dutch public company (2017 to current)

•
Groupon Inc. (2014 to 2020)

Education
•
B.A., William & Mary

•
J.D., University of Chicago Law School

Reason for Nomination: Ms. Ziegler has held senior financial and other leadership positions with a variety of large, global consumer-focused companies, enabling her to bring deep insights into many elements of the Company’s core business. She has considerable public company board experience and strong understanding of oversight and preparation of financial statements. Her extensive executive skills include corporate risk management, strategic transactions, financial management and analysis, international business and executive compensation, the last of which enables her to serve effectively as Chair of the Compensation Committee.

2023 Proxy Statement	25

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS
The Governance and Nominating Committee (“G&N Committee”) is responsible for screening potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. The G&N Committee will consider director candidates proposed by the Chief Executive Officer, by any director or by any stockholder. From time to time, the G&N Committee also retains search firms to assist in identifying and evaluating a diverse slate of director nominees. Each of the nominees for election at this Annual Meeting, other than Mr. Irvin, have been previously elected by our stockholders.
In evaluating potential director candidates, the G&N Committee seeks to present candidates to the Board of Directors who have distinguished records of leadership and success in his/her area of expertise and who will make substantial contributions to the Board of Directors. The G&N Committee considers the following qualifications listed in our Corporate Governance Guidelines:

•
personal and professional ethics and integrity

•
diversity among the existing Board members, including race, ethnicity, and gender

•
specific business experience and competence, including experience and understanding of business issues applicable to large publicly traded companies and whether the candidate has served in policy-making roles in business, government, education, or other areas that are relevant to our global activities

•
financial acumen, including whether the candidate, through education or experience, understands financial matters and the preparation and analysis of financial statements

•
the ability to represent our stockholders as a whole

•
professional and personal accomplishments, including involvement in civic and charitable activities

•
experience with enterprise level risk management

•
relevant education

•
a willingness to devote sufficient time to fulfil his or her duties and responsibilities effectively and is committed to service on the Board of Directors

Any recommendation submitted by a stockholder to the G&N Committee should include information relating to each of the required qualifications for the potential candidate along with the other information specified in our bylaws for stockholder nominations. The G&N Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the required information described above, should be submitted in writing to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. Stockholders who want to directly nominate a director for consideration at next year’s Annual Meeting should refer to the procedures described under “Stockholder Proposals and Director Nominations for Next Annual Meeting” on page 93.
We do not have a standalone policy regarding diversity in the nomination process; however, diversity is one of the criteria that our Corporate Governance Guidelines require that our Committee consider in identifying and evaluating director nominees. In applying this criteria, the G&N Committee and the Board consider diversity to also include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active and effective Board. The G&N Committee evaluates the effectiveness of its activities under this policy through its annual review of Board composition, which considers whether the current composition of the Board adequately reflects the balance of qualifications discussed above, including diversity, prior to recommending nominees for election. In this regard, the Board believes its efforts have been effective based on the current composition of the Board.
2023 Proxy Statement	26

CORPORATE GOVERNANCE
Our Corporate Governance Guidelines provide that a director who reaches the age of 74 should submit a letter of resignation to the G&N Committee, on an annual basis, to be effective upon acceptance by the Board. Such letters of resignation will be considered by the G&N Committee, and the Board will determine whether to accept such letter of resignation, taking into account the recommendation of the G&N Committee. Mr. Griffin, having reached the age of 74, has submitted his resignation to the G&N Committee, which has been accepted by the Board. Mr. Griffin will serve as director for the remainder of his current term but will not stand for reelection to the Board at the Annual Meeting.
Director Independence
In order to assist our Board of Directors in making the independence determinations required by New York Stock Exchange (“NYSE”) listing standards, the Board has adopted categorical standards of independence. These standards, which are contained in our Corporate Governance Guidelines, are available on our corporate website, www.Hanes.com/investors. The Board has determined that ten of the eleven current members of our Board of Directors, Ms. Beebe, Ms. Breig, Mr. Griffin, Mr. Irvin, Mr. Johnson, Mr. Moison, Mr. Moran, Mr. Nelson, Mr. Simon and Ms. Ziegler, are independent according to NYSE listing standards and our Corporate Governance Guidelines. In determining director independence, the Board did not discuss, and was not aware of, any related person transactions, relationships or arrangements that existed with respect to any of these directors.
Our Audit Committee charter requires that all of the members of the Audit Committee be independent under NYSE listing standards and the rules of the Securities Exchange Commission (“SEC”). The Board has determined that each of the current members of our Audit Committee and those serving during our 2022 fiscal year is an independent director under NYSE listing standards and meets the enhanced standards of independence applicable to audit committee members under applicable SEC rules. The Board has also determined that each of Ms. Beebe and Mr. Moran qualifies as an “audit committee financial expert” under applicable SEC rules.
Our Talent and Compensation Committee charter requires that all of the members of the Talent and Compensation Committee be independent under NYSE listing standards, including the enhanced independence requirements applicable to Talent and Compensation Committee members and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the current members of our Talent and Compensation Committee and those serving during our 2022 fiscal year is an independent director under NYSE listing standards and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.
Our Governance and Nominating Committee charter requires that all members of the Governance and Nominating Committee be independent under NYSE listing standards. The Board has determined that each of the current members of our Governance and Nominating Committee and those serving during our 2022 fiscal year is an independent director under NYSE listing standards.
THE BOARD’S ROLE AND RESPONSIBILITIES
Overview
The Board of Directors is elected by our stockholders to oversee their interests in the long-term health and the overall success of our business. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with our stockholders. The Board oversees the business of the Company, as conducted by the members of Hanesbrands’ senior management. In carrying out its responsibilities, the Board reviews and assesses the Hanesbrands long-term strategy and its strategic, competitive and financial performance.
In 2022, our Board of Directors met five times and held regularly scheduled executive sessions without management, presided over by our independent Chairman of the Board. In addition, our Audit Committee met six times, our Talent and Compensation Committee met four times and our Governance and Nominating Committee met three times. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the committees on which they serve. All of our directors at the time of our 2022 Annual Meeting of Stockholders attended that Annual Meeting, and each director attended over 75% of the meetings of the Board and of the committees of which he or she was a member.
2023 Proxy Statement	27

CORPORATE GOVERNANCE
RISK OVERSIGHT
The Board as a whole is ultimately responsible for the oversight of our risk management function. The Board uses its committees to assist in its risk oversight function as follows:

The Audit Committee
Primary responsibility for oversight of risk assessment and risk management, including risks, opportunities and disclosure obligations related to environmental, sustainability, cybersecurity and other technology issues.
Management of Hanesbrands prepares, and the Audit Committee reviews and discusses, an annual assessment of our risks on an enterprise-wide basis. We conduct a rigorous enterprise risk management program that is updated annually and is designed to bring to the Audit Committee’s attention our most material risks for evaluation, including strategic, operational, financial, sustainability, cybersecurity, legal and regulatory risks.
As part of our enterprise risk management program, we have begun and will continue to evaluate the actual and potential impacts of climate-related risks and opportunities on the Company’s business, strategy, and financial planning in accordance with the frameworks developed by the Taskforce on Climate-Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB) frameworks.

The Talent and Compensation Committee
Primary responsibility for the oversight of risks associated with our compensation practices and policies, including risks, opportunities and disclosure obligations related to the Company’s culture, talent, recruitment, retention and employee engagement programs.

The Governance and Nominating Committee
Primary responsibility for the oversight of Board processes and corporate governance related risks. Leads in coordinating the Board’s governance and oversight of ESG risks, opportunities and disclosure obligations.

Our Board of Directors maintains oversight responsibility for the work of its various committees by receiving regular reports from the committee Chairs. In addition, Board discussions about the Company’s strategic plan, consolidated business results, capital structure, acquisition- or disposition-related activities and other business include consideration of the risks associated with the particular activity under consideration.
The Board regularly reviews our cybersecurity and other technology risks, controls and procedures. The Board receives reports from our Chief Executive Officer and Chief Information Officer at least twice annually regarding our adherence to the National Institute of Standards and Technology (NIST) cybersecurity framework, as well as our plans to mitigate cybersecurity risks and to respond to any data breaches. Our cybersecurity program is regularly audited by independent third parties against the NIST cybersecurity framework, and we incorporate regular information security training as part of our employee education and development program. In addition, we maintain cybersecurity insurance as part of our comprehensive insurance portfolio.
The Board also regularly receives reports from our Chief Executive Officer and Chief Sustainability Officer with respect to our climate-related risks, sustainability initiatives and progress toward our long-term sustainability goals.

Talent Management and Succession Planning
On an annual basis, succession planning for the position of Chief Executive Officer, as well as certain other senior management positions, is discussed by the Board. Our Chief Executive Officer annually provides the Board with an assessment of executives holding those senior management positions and their potential to succeed him. Our Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to those senior managers. The Board assesses this data in concert with their specific impressions of senior management performance. This assessment, combined with the knowledge of the external landscape for executive talent, has proven successful for the Board and the Chief Executive Officer in planning for succession in key positions.
2023 Proxy Statement	28

CORPORATE GOVERNANCE
Communicating with our Board of Directors
Any stockholders or interested parties who wish to communicate directly with our Board, with our non-management directors as a group or with our independent Chairman, may do so by writing to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. Stockholders or other interested parties also may communicate with members of the Board by sending an e-mail to our Corporate Secretary at corporate.secretary@hanes.com. To ensure proper handling, any mailing envelope or e-mail containing the communication intended for the Board must contain a clear notation indicating that the communication is a “Stockholder/Board Communication” or an “Interested Party/Board Communication.”
The Governance and Nominating Committee has approved a process for handling communications received by the Company and addressed to the Board, the independent Chairman or to non-management directors. Under that process, our Corporate Secretary reviews all correspondence and regularly forwards to the Board copies of correspondence that, in her opinion, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management, or other inappropriate material will not be forwarded to our directors.
Stockholder Engagement
As a part of our commitment to corporate governance, we engage in productive conversations with our stockholders to consider a diversity of perspectives on issues including strategy, business performance, risk, culture and ESG matters. In 2022, members of management team engaged or reached out to a cross-section of stockholders owning approximately 62% of Hanesbrands shares. To communicate broadly with our stockholders, we also seek to transparently share ESG and other information relevant to our stockholders through www.ir.hanesbrands.com, www.hbisustains.com, our Annual Report, and this Proxy Statement.
We expect all of our directors to attend our annual meetings of stockholders. Between meetings, we expect our management to engage with stockholders on a regular basis at industry and financial conferences, road shows and one-on-one meetings.
BOARD STRUCTURE AND PROCESSES
Board Leadership Structure
Our Board leadership structure consists of:
• Chairman of the Board: Ronald L. Nelson • Chief Executive Officer: Stephen B. Bratspies • Fully independent Audit, Compensation and Governance and Nominating Committees
Our Corporate Governance Guidelines provide that the Governance and Nominating Committee will from time to time consider whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person or by different persons. The Board believes it is in the best interests of our Company to make this determination from time to time based on the position and direction of our Company and the constitution of the Board and management team rather than based on any self-imposed requirement, which the Board does not have. The Board determined to split the roles of Chairman and Chief Executive Officer in 2016.
Mr. Nelson has served as Chairman of the Board since 2019. He has served as a Hanesbrands director since 2008 and as Lead Director from 2015 to 2019. During his tenure, Mr. Nelson has actively served on all three Board Committees, including as Chairman of the Audit Committee. He currently serves as a member of the Talent and Compensation Committee and its Governance and Nominating Committee. The Board believes that Mr. Nelson brings significant experience and knowledge to the Chairman role.
2023 Proxy Statement	29

CORPORATE GOVERNANCE
As detailed in the following summary, the Chairman of the Board has many important duties and responsibilities that enhance the independent oversight of management.
The Chairman of the Board chairs all meetings of the non-management and independent directors in executive session and also has other authority and responsibilities, including:

•
presides at all meetings of the Board

•
advises the Corporate Secretary regarding the agendas for meetings of the Board of Directors

•
calls meetings of non-management and/or independent directors, with appropriate notice

•
advises the Board on the retention of advisors and consultants who report directly to the Board of Directors

•
advises the Chief Executive Officer, as appropriate, on issues discussed at executive sessions of non-management and/or independent directors

•
reviews with the Chief Executive Officer together with Talent and Compensation Committee Chairman the non-management directors’ annual evaluation of his performance

•
serves as principal liaison between the non-management and/or independent directors, as a group, and the Chief Executive Officer, as necessary

•
serves as principal liaison between the Board of Directors and our stockholders, as appropriate, after consultation with the Chief Executive Officer

•
selects an interim chair or lead independent director to preside over meetings at which he cannot be present

Our independent directors take an active role in overseeing our management and key issues related to strategy, risk, integrity, compensation and governance. For example, only independent directors serve on the Audit Committee, Talent and Compensation Committee and Governance and Nominating Committee. Non-management and independent directors also regularly hold executive sessions outside the presence of our Chief Executive Officer and other Hanesbrands employees. If the Chairman of the Board is not an independent director, the Board will elect one of our independent directors to serve as Lead Director. The Lead Director will undertake all of the duties of the Chairman of the Board described above during any period when the Chairman of the Board is an officer or employee of the Company.
We believe our Board’s leadership structure is best suited to the needs of the Company at this time.
Board and Committee Evaluation Process
Our Corporate Governance Guidelines require the Board to annually evaluate its own performance. In addition, the charters of each of the Audit Committee, Talent and Compensation Committee and Governance and Nominating Committee require the committee to conduct an annual performance evaluation. The Board engages in a robust written self-evaluation process to discharge these obligations. From time to time, the Board may engage a third party to conduct an external Board performance evaluation. The Governance and Nominating Committee oversees the annual assessment process on behalf of the Board and the implementation of the annual assessments by the committees.
Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Talent and Compensation Committee and the Governance and Nominating Committee. The directors listed in the committee memberships described below, and the chairs of the Audit Committee, the Talent and Compensation Committee and the Governance and Nominating Committee, served or will serve as noted below.
2023 Proxy Statement	30

CORPORATE GOVERNANCE
AUDIT COMMITTEE

Members during 2022:
Robert F. Moran, Chair
Cheryl K. Beebe
Geralyn R. Breig
Franck J. Moison
William S. Simon
Members as of April 24, 2023,
if elected at the Annual Meeting:
Robert F. Moran, Chair
Cheryl K. Beebe
Geralyn R. Breig
Franck J. Moison

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight of:
•
the integrity of our financial statements, financial reporting process and systems of internal accounting and financial controls

•
our compliance with legal and regulatory requirements

•
the independent auditors’ qualifications and independence

•
the performance of our internal audit function and independent auditor

•
the aspects of our ESG strategy designed to address risks and strategies related to environmental and sustainability initiatives

As part of these responsibilities, the Audit Committee:
•
appoints, retains and oversees the Company’s independent auditor, subject to stockholder ratification

•
preapproves all audit and non-audit engagements and related fees and terms with the Company’s independent auditor

•
oversees and reviews the performance of the Company’s internal audit function, which includes periodic meeting in executive session with the head of the Company’s internal audit function

•
reviews and discusses management’s evaluation of the adequacy of disclosure controls and procedures and internal control over financial reporting

•
reviews with the independent auditor and management all major accounting policy matters involved in the preparation of interim and annual financial reports with corporate management and any deviations from prior practice

•
reviews and discusses the Company’s annual audited financial statements and quarterly financial statements with management and the Company’s independent registered public accounting firm

•
annually recommends, based on the reviews performed by the Audit Committee, that the Board include the annual financial statements in the annual report on Form 10-K

•
reports to the Board any issues that arise with respect to the quality or integrity of the Company’s publicly reported financial statements and the Company’s compliance with legal or regulatory requirements

The Audit Committee is also responsible for discussing risk assessment and risk management policies, including significant financial risk exposures and risks, opportunities and disclosure obligations related to environmental and sustainability issues, as well as cybersecurity and other technology risks. In connection with this oversight responsibility, the Audit Committee discusses and reviews the steps management has taken to monitor, control and report such exposures.

2023 Proxy Statement	31

CORPORATE GOVERNANCE
Under SEC rules and the Audit Committee’s charter, the Audit Committee must prepare a report that is to be included in our Proxy Statement relating to the Annual Meeting of Stockholders or our Annual Report on Form 10-K. This report is provided under “Audit Committee Report” on page 38. In addition, the Audit Committee must review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor and recommend, based on its review, that the Board of Directors include the annual financial statements in our Annual Report on Form 10-K.
TALENT AND COMPENSATION COMMITTEE

Members during 2022:
Ann E. Ziegler, Chair
Ronald L. Nelson
Franck J. Moison
Bobby J. Griffin*
Members as of April 24, 2023,
if elected at the Annual Meeting:
Ann E. Ziegler, Chair
Franck J. Moison
Ronald L. Nelson
William S. Simon

The Talent and Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and the Chief Executive Officer performance evaluation process. The Talent and Compensation Committee prepares a report on executive compensation that is included in our Proxy Statement relating to our Annual Meeting of Stockholders. This report is provided under “Talent and Compensation Committee Report” on page 53.
The Talent and Compensation Committee is also responsible for:
•
reviewing and approving the total compensation philosophy covering our executive officers and other key executives and periodically reviewing an analysis of the competitiveness of our total compensation practices in relation to those of our peer group

•
with respect to our executive officers other than the Chief Executive Officer, reviewing and approving base salaries, target annual incentive award opportunities, the applicable standards of performance to be used in incentive compensation plans and the grant of equity incentives

•
recommending changes in non-employee director compensation to the Board of Directors

•
reviewing proposed stock incentive plans, other long-term incentive plans, stock purchase plans and other similar plans, and all proposed changes to such plans

•
oversight of diversity, equity and inclusion, talent development, labor management supply chain labor standards, and health and safety

•
reviewing the results of any stockholder advisory votes regarding our executive compensation and recommending to the Board how to respond to such votes

•
recommending to the Board whether to have an annual, biennial or triennial advisory stockholder vote regarding executive compensation

The Chief Executive Officer’s compensation is approved by the independent members of the Board of Directors, upon the Talent and Compensation Committee’s recommendation.
For information regarding the ability of the Talent and Compensation Committee to delegate its authority, and the role of our executive officers and the Talent and Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive and director compensation, see the Compensation Discussion and Analysis that begins on page 54.

*
Mr. Griffin will retire from the Board at the Annual Meeting and is not standing for reelection.

2023 Proxy Statement	32

CORPORATE GOVERNANCE
Talent and Compensation Committee Interlocks and Insider Participation. All members of the Talent and Compensation Committee during our 2022 fiscal year were, and that have been appointed for 2023 are, independent directors, and no member was an employee or former employee of Hanesbrands. No member of the Talent and Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions and no interlocking relationship existed between our Board of Directors or Talent and Compensation Committee and the board of directors or talent and compensation committee of any other company. During our 2022 fiscal year, Ann E. Ziegler, Ronald L. Nelson, Franck J. Moison, and Bobby J. Griffin served on the Talent and Compensation Committee.
GOVERNANCE AND NOMINATING COMMITTEE

Members during 2022:
James C. Johnson, Chair
Ronald L. Nelson
Geralyn R. Breig
Bobby J. Griffin*
Members as of April 24, 2023,
if elected at the Annual Meeting:
James C. Johnson, Chair
Geralyn R. Breig
Mark A. Irvin
William S. Simon

The Governance and Nominating Committee is responsible for:
•
identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors

•
recommending that the Board of Directors select a slate of director nominees for election by our stockholders at our annual meeting of stockholders, in accordance with our charter and bylaws and with Maryland law

•
recommending candidates to the Board of Directors to fill vacancies on the Board or on any committee of the Board in accordance with our charter and bylaws and with Maryland law

•
evaluating and recommending to the Board of Directors a set of corporate governance policies and guidelines to be applicable to the Company

•
re-evaluating periodically such policies and guidelines for the purpose of suggesting amendments to them as appropriate

•
overseeing and reviewing the Company’s ESG activities and programs, and reviewing our public ESG disclosures and communications

•
overseeing annual Board and committee self-evaluations in accordance with NYSE listing standards

In addition, the Governance and Nominating Committee receives an annual report on the Company’s sustainability and Global Ethics and Compliance programs, which includes information on our progress towards achieving our long-term sustainability goals.

*
Mr. Griffin will retire from the Board at the Annual Meeting and is not standing for reelection.

2023 Proxy Statement	33

CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
How We Make Director Compensation Decisions
The Talent and Compensation Committee is responsible for recommending changes in non-employee director compensation for approval by the Board of Directors. The Talent and Compensation Committee, with the assistance of its independent compensation consultant, annually reviews information about the compensation paid to non-employee directors at our peer group companies (our peer group companies are discussed in “How the Talent and Compensation Committee uses Peer Groups” on page 62) and relevant market trend data. The Talent and Compensation Committee considers this information as well as the scope of responsibilities of Board and committee members in recommending to the Board of Directors changes to non-employee director compensation.
Annual Compensation
In December 2021, the Talent and Compensation Committee recommended, and the Board of Directors approved, the following compensation for non-employee directors for service on our Board of Directors during 2022:

•
annual cash retainer of $110,000

•
annual equity retainer of $155,000

•
annual cash retainer of $25,000 for the chair of the Audit Committee (Mr. Moran), $25,000 for the chair of the Talent and Compensation Committee (Ms. Ziegler) and $25,000 for the chair of the Governance and Nominating Committee (Mr. Johnson)

•
annual cash retainer of $5,000 for each member of the Audit Committee other than the chair (Ms. Beebe, Ms. Breig, Mr. Moison and Mr. Simon)

•
annual cash retainer of $2,500 for each member of the Talent and Compensation Committee other than the chair (Mr. Griffin, Mr. Moison and Mr. Nelson)

•
annual cash retainer of $2,500 for each member of the Governance and Nominating Committee other than the chair (Ms. Breig, Mr. Griffin and Mr. Nelson)

•
annual cash retainer of $175,000 for the independent Chairman of the Board (Mr. Nelson)

The following table summarizes the compensation paid to our non-employee directors during 2022. Our Chief Executive Officer, Mr. Bratspies, did not receive any additional compensation for serving as a director.
DIRECTOR COMPENSATION — FISCAL 2022
Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Ronald L. Nelson	$290,000	$154,999	$—	$444,999
James C. Johnson	135,000	154,999	—	289,999
Robert F. Moran	135,000	154,999	—	289,999
Ann E. Ziegler	135,000	154,999	—	289,999
Geralyn R. Breig	117,500	154,999	—	272,499
Franck J. Moison	117,500	154,999	—	272,499
Cheryl K. Beebe	115,000	154,999	—	269,999
Bobby J. Griffin(4)	115,000	154,999	—	269,999
William S. Simon	115,000	154,999	—	269,999
2023 Proxy Statement	34

CORPORATE GOVERNANCE
(1)
Directors who join or resign from the Board or whose Committee membership changes after the start of the calendar year receive a prorated cash retainer for that calendar year based on the number of months served.

(2)
Amounts shown include deferrals to the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan. Ms. Beebe, Ms. Breig, Mr. Griffin, Mr. Johnson and Mr. Nelson elected to defer receipt of their 2022 stock awards into the Non-Employee Director Deferred Compensation Plan.

(3)
The amounts shown reflect the aggregate grant date fair value of 2022 restricted stock unit awards, computed in accordance with Topic 718 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. The assumptions we used in valuing these awards are described in Note 6, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As of December 31, 2022, each non-employee director had 9,515 restricted stock units outstanding. No non-employee director holds stock options.

(4)
Mr. Griffin will retire from the Board at the Annual Meeting and is not standing for reelection.

Director Deferred Compensation Plan
Under the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), a nonqualified, unfunded deferred compensation plan, our non-employee directors may defer receipt of all (but not less than all) of their cash retainers and/or awards of restricted stock units. None of the investment options available in the Director Deferred Compensation Plan provide for “above-market” or preferential earnings as defined in applicable SEC rules. The amount payable to a participant will be payable either on the distribution date elected by the participant or upon the occurrence of certain events as provided under the Director Deferred Compensation Plan.
Director Stock Ownership and Retention Guidelines
We believe that all our directors should have a significant ownership position in Hanesbrands. To this end, our non-employee directors receive a substantial portion of their compensation in the form of restricted stock units. In addition, to promote equity ownership and further align the interests of these directors with our stockholders, we have adopted stock ownership and retention guidelines for our non-employee directors. A non-employee director may not dispose of any shares of our common stock received (on a net after-tax basis) under our stock-based compensation plans until such director holds shares of common stock with a value equal to at least five times the current annual cash retainer (excluding any additional cash retainers paid for committee service or chairmanships), and may then only dispose of shares in excess of those with that value. In addition to vested shares directly held by a non-employee director, shares held for such director in the Director Deferred Compensation Plan (including hypothetical share equivalents held in that plan) will be counted for purposes of determining whether the ownership requirements are met. All our directors are following these stock ownership and retention guidelines.
OTHER GOVERNANCE INFORMATION
Related Person Transactions
Our Board of Directors has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related person transactions.” For purposes of this policy, the phrase “related person transaction” refers to any financial transaction, arrangement or relationship where: (i) Hanesbrands or any of its subsidiaries is or will be a participant; (ii) any greater than five percent stockholder, director, nominee for director or executive officer, or any of their immediate family members or affiliated entities, either currently or at any time since the beginning of the last fiscal year, has a direct or indirect material interest; and (iii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.
Each director, director nominee and executive officer must promptly notify our Chief Executive Officer and our Corporate Secretary in writing of any material interest that such person or an immediate family member or affiliated entity of such person had, has or will have in a related person transaction. The Governance and Nominating Committee is responsible for the review and approval or ratification of all related person transactions involving a director, director nominee or executive officer. At the discretion of the Governance and Nominating Committee, the consideration of a related person transaction may be delegated to the full Board of Directors, another standing committee or to an ad hoc committee of the Board of Directors comprised of at least three members, none of whom has an interest in the transaction.
2023 Proxy Statement	35

CORPORATE GOVERNANCE
The Governance and Nominating Committee, or other governing body to which approval or ratification is delegated, may approve a transaction if it determines, in its business judgment, based on its review of the available information, that the transaction is fair and reasonable to us and consistent with our best interests. Factors to be considered in making a determination of fairness and reasonableness may include:

•
the business purpose of the transaction

•
whether the transaction is entered into on an arm’s-length basis on terms fair to us

•
whether such a transaction would violate any provisions of our Global Code of Conduct

If the Governance and Nominating Committee decides not to approve or ratify a transaction, the transaction may be referred to legal counsel for review and consultation regarding possible further action, including, but not limited to, termination of the transaction on a prospective basis, rescission of such transaction or modification of the transaction in a manner that would permit it to be ratified and approved by the Governance and Nominating Committee.
During 2022, there were no related person transactions requiring reporting under SEC rules.
Code of Ethics
Our Global Code of Conduct, which serves as our code of ethics, applies to all directors, officers, and all employees of Hanesbrands and its subsidiaries. Any waiver of applicable requirements in the Global Code of Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of Hanesbrands requires the approval of the Audit Committee. Any such waiver of or amendment to the Global Code of Conduct will be disclosed on our corporate website, www.Hanes.com/investors or in a Current Report on Form 8-K.
Corporate Governance Documents
Copies of the written charters for the Audit Committee, Talent and Compensation Committee and Governance and Nominating Committee, as well as our Corporate Governance Guidelines, Global Code of Conduct and other corporate governance information are available on our corporate website, www.Hanes.com/investors.
2023 Proxy Statement	36

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
Audit Information
Proposal 2 — Ratification of Appointment
of Independent Registered Public
Accounting Firm

The Audit Committee is responsible for the appointment (subject to ratification by the Company’s stockholders), retention, compensation, evaluation, oversight and termination of the Company’s independent auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for our 2023 fiscal year. While not required by law, the Board of Directors is asking our stockholders to ratify the selection of PricewaterhouseCoopers as a matter of good corporate practice.
If the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2023 fiscal year is not ratified by our stockholders, the adverse vote will be taken into consideration by the Audit Committee. However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current year, the appointment for our 2023 fiscal year will stand, unless the Audit Committee finds other good reason for making a change.
PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 2006. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether a regular rotation of our independent registered public accounting firm would be appropriate. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee considers a number of factors in deciding whether to re-engage PricewaterhouseCoopers, including the following:

•
close alignment of PricewaterhouseCoopers’ global footprint and resources with our geographies and worldwide business activities

•
robust independence controls and objectivity

•
length of service of PricewaterhouseCoopers

•
PricewaterhouseCoopers’ high audit quality, performance, and results

•
benefits of longer-tenured auditor

•
positive reputation of PricewaterhouseCoopers

•
PricewaterhouseCoopers’ deep institutional company-industry knowledge, experience, and expertise

•
non-audit service projects performed by other multinational public accounting and auditing firms

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, may make a statement if they desire to do so, and will be available to respond to appropriate questions. For additional information regarding our relationship with PricewaterhouseCoopers, please refer to “Relationship with Independent Registered Public Accounting Firm” on page 39.
Our Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2023 fiscal year.
2023 Proxy Statement	37

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
AUDIT COMMITTEE REPORT
Hanesbrands’ Audit Committee is composed solely of financially literate, independent directors meeting the requirements of applicable SEC rules and NYSE listing standards. The Board of Directors has determined that each of Ms. Beebe and Mr. Moran possesses the experience and qualifications required of an “audit committee financial expert” as defined by the rules of the SEC. No member of the Audit Committee serves on the audit committees of more than three public companies.
The key responsibilities of the Audit Committee are set forth in its charter, a copy of which is available on our corporate website, www.Hanes.com/investors (in the “Investors” section). The purpose of the audit committee is to assist the Board of Directors in fulfilling its oversight of:

•
the integrity of the Company’s financial statements, financial reporting process and systems and internal control over financial reporting

•
the Company’s compliance with legal and regulatory requirements

•
the independent auditor’s qualifications and independence

•
the performance of the Company’s internal audit function and independent auditor

Management is primarily responsible for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PricewaterhouseCoopers, the Audit Committee-appointed independent registered public accounting firm for the Company, is responsible for expressing an opinion on the conformity of Hanesbrands’ audited financial statements for the fiscal year ended December 31, 2022 (the “2022 Financial Statements”) with accounting principles generally accepted in the United States of America. In addition, PricewaterhouseCoopers expresses its opinion on the effectiveness of Hanesbrands’ internal control over financial reporting as of December 31, 2022.
In this context, the Audit Committee:

•
reviewed and discussed with management and PricewaterhouseCoopers the 2022 Financial Statements and audit of internal control over financial reporting

•
discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board

•
received the written disclosures and the letter from PricewaterhouseCoopers required by standards of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers their independence from Hanesbrands

•
met with the senior members of the Company’s financial management team at each regularly scheduled meeting

•
reviewed and discussed with management and PricewaterhouseCoopers the Company’s annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC

•
received periodic updates from management regarding management’s process to assess the adequacy of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting

2023 Proxy Statement	38

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

•
reviewed and discussed with management, the internal auditors and PricewaterhouseCoopers, as appropriate, the plans for, and the scope of, the Company’s annual audit and other examinations

•
met in periodic executive sessions with certain members of management, the internal auditors and PricewaterhouseCoopers to discuss the results of their examinations, their assessments of the Company’s internal control over financial reporting and the overall integrity of the Company’s financial statements

•
reviewed and discussed with management the Company’s major financial risk exposures, the steps management has taken to monitor and control these exposures and the Company’s enterprise risk management activities generally

•
reviewed and discussed with management the overall adequacy and effectiveness of the Company’s policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2022 Financial Statements as audited by PricewaterhouseCoopers be included in Hanesbrands’ Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2022.
By the members of the
Audit Committee, consisting of:

Robert F. Moran, Chair	Cheryl K. Beebe	Geralyn R. Breig	Franck J. Moison	William S. Simon
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the fees billed to us by PricewaterhouseCoopers for services in the fiscal years ended December 31, 2022 and January 1, 2022.
	Fiscal Year Ended December 31, 2022	Fiscal Year Ended January 1, 2022
Audit fees	$5,728,496	$6,691,488
Audit-related fees	121,288	45,474
Tax fees	111,766	197,725
All other fees	2,900	2,900
Total fees	$5,964,450	$6,937,588
In the above table, in accordance with applicable SEC rules, “Audit fees” include fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, fees related to services rendered in connection with securities offerings and fees for the audit of our internal control over financial reporting and consultations concerning financial accounting and reporting standards.
“Audit-related fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit fees.” For the fiscal years ended December 31, 2022 and January 1, 2022, these fees primarily relate to attestation services rendered in connection with regulatory filings in certain foreign jurisdictions and various other services.
2023 Proxy Statement	39

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
“Tax fees” for the fiscal years ended December 31, 2022 and January 1, 2022 include tax consultation, preparation and compliance services for domestic and certain foreign jurisdictions and consulting related to research and development credits.
“Other fees” for the fiscal years ended December 31, 2022 and January 1, 2022 include license and subscription fees for research tools.
Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm provides management with an engagement letter outlining the scope of the audit services proposed to be performed during the year. The audit services fee proposal is approved by the Audit Committee before the audit commences. The Audit Committee may delegate the authority to pre-approve audit and non-audit engagements and the related fees and terms with the independent auditors to one or more designated members of the Audit Committee, as long as any decision made pursuant to such delegation is presented to the Audit Committee at its next regularly scheduled meeting. All audit and permissible non-audit services provided by PricewaterhouseCoopers to us during the fiscal years ended December 31, 2022 and January 1, 2022 were pre-approved by the Audit Committee.
2023 Proxy Statement	40

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation
Proposal 3 — Advisory Vote to Approve Named
Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote to approve our named executive officer (“NEO”) compensation, as disclosed in this Proxy Statement.
This advisory vote is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our NEOs, as well as the compensation philosophy, practices and policies described in this Proxy Statement. We currently hold “say on pay” votes on an annual basis. In Proposal 4, stockholders are being asked to vote on the frequency of our “say on pay” votes. Based on the result of the last say on pay frequency vote at our 2017 Annual Meeting of Stockholders, and the Board of Directors’ recommendation on this year’s vote, we currently intend to continue holding our say on pay votes every year, and our next “say on pay” vote is expected to occur at our 2024 Annual Meeting of Stockholders.
We believe our executive compensation philosophy, practices and policies have three essential characteristics. They are:

•
focused on aligning senior management and stockholder interests in a simple, quantifiable, and unifying manner

•
necessary to attract, retain and motivate the executive team to support the attainment of our business strategy and operating imperatives

•
competitive in comparison to our peer group companies

Stockholders are encouraged to review the “Compensation Discussion and Analysis” section beginning on page 54 for more information on our executive compensation program.
We are asking stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders approve the compensation of Hanesbrands’ NEOs as disclosed in the Proxy Statement for Hanesbrands’ 2023 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis and the executive compensation tables and related footnotes and narrative.”
Because this vote is advisory, it will not be binding on us or our Board of Directors. The vote will also not overrule any decision made by the Board of Directors or the Talent and Compensation Committee or create or imply any additional duty for the Board. We recognize, nonetheless, that our stockholders have a fundamental interest in Hanesbrands’ executive compensation practices. Thus, the Talent and Compensation Committee may consider the outcome of the vote when considering future executive compensation arrangements.
Our Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of Hanesbrands’ NEOs.
2023 Proxy Statement	41

Proposal 4 — Advisory Vote to Recommend Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation
Proposal 4 — Advisory Vote to Recommend Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

As discussed in “Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation,” Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote to approve our NEO compensation, as disclosed in this annual proxy statement. This year, we are also providing our stockholders with the opportunity to cast a non-binding, advisory vote on the frequency of future say on pay votes.
Based on the results of the prior stockholder advisory vote on the frequency of say on pay votes, which was held at the 2017 Annual Meeting of Stockholders, and based on the Board of Directors’ recommendation, Hanesbrands has historically held such votes on an annual basis.
After careful consideration, our Board of Directors has determined that an advisory vote to approve NEO compensation that occurs every year continues to be the most appropriate frequency for our company at this time, and therefore our Board of Directors recommends that you vote for an annual advisory vote to approve NEO compensation. In formulating its recommendation, our Board of Directors considered that an annual advisory vote to approve NEO compensation will provide the most clarity regarding the nature of any concerns that our stockholders may have.
While the Board of Directors is in favor of an annual stockholder advisory vote to approve NEO compensation, you may choose to vote in favor of any of three alternatives, i.e., every year, every two years, or every three years (or you may abstain from voting on this matter). You are not being asked to vote for or against the Board’s recommendation of having an annual say on pay vote.
Because this vote is advisory, it will not be binding on us or our Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional duty for the Board. We recognize, nonetheless, that our stockholders have a fundamental interest in Hanesbrands’ executive compensation practices. Thus, the Talent and Compensation Committee may consider the outcome of the vote when considering future non-binding stockholder advisory votes to approve Hanesbrands’ NEO compensation.
Our Board of Directors unanimously recommends a vote for holding future stockholder advisory votes on executive compensation EVERY YEAR.
2023 Proxy Statement	42

Proposal 5 — Approval of The Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan
Proposal 5 — Approval of The Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan

We are asking our stockholders to approve an amendment (the “Amendment”) to the Hanesbrands Inc. 2020 Omnibus Incentive Plan. The Talent and Compensation Committee (referred to in this proposal as the “Compensation Committee”) and our Board of Directors approved, subject to the approval of our stockholders at the Annual Meeting, the Amendment. In this proposal, we refer to the original Hanesbrands Inc. 2020 Omnibus Incentive Plan as the “2020 Plan,” and we refer to the Hanesbrands Inc. 2020 Omnibus Incentive Plan, as amended by the Amendment, as the “Amended 2020 Plan.”
Background
Our stockholders approved the 2020 Plan, which succeeded the Hanesbrands Inc. Omnibus Incentive Plan (as amended and restated, the “Prior Plan”), at our 2020 Annual Meeting of Stockholders. Following such approval, no future awards may be granted under the Prior Plan. The 2020 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants and other service providers to the Company and its subsidiaries, and non-employee directors of the Company. You are being asked to approve the Amended 2020 Plan.
Stockholder approval of the Amended 2020 Plan would primarily make available for awards under the Amended 2020 Plan an additional 5,300,000 shares of common stock, par value $0.01 per share, of the Company (“Stock”), as described below and in the Amended 2020 Plan, with such amount subject to adjustment, including under the share counting rules.
Our Board of Directors recommends that you vote to approve the Amended 2020 Plan. If the Amended 2020 Plan is approved by our stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Amended 2020 Plan. If the Amended 2020 Plan is not approved by our stockholders, then the Amendment will not become effective, and the 2020 Plan will continue in accordance with its terms as previously approved by our stockholders.
The actual text of the Amended 2020 Plan is attached to this Proxy Statement as Appendix A.
Why We Recommend that You Vote for this Proposal
The Amended 2020 Plan continues to authorize the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock units (“DSUs”), performance shares, performance cash awards, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Stock, for the purposes of (1) promoting the interests of the Company and its subsidiaries and its stockholders by strengthening the ability of the Company and its subsidiaries to attract and retain highly competent officers and other key employees, and (2) providing a means to encourage Stock ownership and proprietary interest in the Company. Some of the key features of the Amended 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success continues to depend on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2020 Plan is critical to achieving this success. We would be at a competitive disadvantage if we could not use Stock-based awards to recruit and compensate our employees and directors. The use of Stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
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In 2020, our stockholders approved 11,000,000 shares of Stock to be used for awards under the 2020 Plan, plus 6,359,575 shares of Stock available for grant under the Prior Plan (but which had not yet been made subject to awards under the Prior Plan) as of April 28, 2020 (the date our stockholders approved the 2020 Plan). As of February 1, 2023, 11,246,949 shares of Stock remained available under the 2020 Plan, which amount is inclusive of shares that remained available under the Prior Plan and which became available for issuance under the 2020 Plan at the time of its approval in 2020. If the Amended 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation over time, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and deploy cash that could be better used.
The following includes aggregated information regarding our view of the overhang and dilution associated with the Prior Plan and the 2020 Plan, and the potential dilution associated with the Amended 2020 Plan. This information is as of February 1, 2023. In addition, as of February 1, 2023, shares of Stock were subject to outstanding “inducement” awards granted by the Company outside of stockholder-approved plans pursuant to the NYSE rules (“Inducement Awards”). As of that date, there were approximately 349,361,517 shares of Stock outstanding:
Shares of Stock Subject to Outstanding Awards and Available for Future Awards:
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Total shares of Stock subject to outstanding full value awards (restricted stock units and performance share awards, with performance share awards reported at the “target” level), inclusive of outstanding Inducement Awards: 5,817,515 shares (approximately 1.7% of our outstanding Stock);

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Total shares of Stock subject to outstanding stock options, inclusive of outstanding Inducement Awards: 250,000 shares (less than 0.01% of our outstanding Stock) (outstanding stock options have a weighted average exercise price of $17.18 and a weighted average remaining term of 7.5 years);

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In summary, total shares of Stock subject to outstanding awards, as described above (full value awards and stock options): 6,067,515 shares (approximately 1.7% of our outstanding Stock); and

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Total shares of Stock available for future awards under the 2020 Plan: 11,246,949 shares (approximately 3.2% of our outstanding Stock).

Proposed Shares of Stock Available for Awards under the Amended 2020 Plan:
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5,300,000 additional shares (approximately 1.5% of our outstanding Stock, which percentage reflects the simple dilution of our stockholders that would occur if the Amended 2020 Plan is approved), subject to adjustment, including under the share counting rules of the Amended 2020 Plan; and

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The total shares of Stock subject to outstanding awards described above as of February 1, 2023 (6,067,515 shares), plus the shares remaining available for future awards under the 2020 Plan as of such date (11,246,949 shares), plus the proposed additional shares available for future awards under the Amended 2020 Plan (5,300,000 shares), represent an approximate total overhang of 22,614,464 shares, inclusive of outstanding Inducement Awards (approximately 6.5%) under the Amended 2020 Plan.

Based on the closing price on the New York Stock Exchange for our Stock on February 1, 2023 of $8.71 per share, the aggregate market value as of February 1, 2023 of the new 5,300,000 shares of Stock requested under the Amended 2020 Plan was $46,163,000.
In fiscal years 2020, 2021, and 2022, we granted Inducement Awards plus awards under the Prior Plan and the 2020 Plan covering approximately 1,345,485 shares, 1,662,791 shares, and 2,137,493 shares, respectively (counting performance shares at the target level). Based on our basic weighted average shares of Stock outstanding for those three fiscal years of approximately 352,766,000, 351,028,000, and 349,970,000, respectively, for the three-fiscal-year period 2020-2022, our average burn rate, not taking into account forfeitures, was 0.5% (our individual fiscal years’ burn rates were 0.4% for fiscal 2020, 0.5% for fiscal 2021, and 0.6% for fiscal 2022).
In determining the number of shares to request for approval under the Amended 2020 Plan, our management team worked with the Compensation Committee and Frederic W. Cook & Co., or “FW Cook,” to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2020 Plan.
If the Amended 2020 Plan is approved, we intend to utilize the shares authorized under the Amended 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares
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requested in connection with the approval of the Amended 2020 Plan will last for about three years, based on our historic grant rates, target performance metric achievement, and the approximate current Stock price, but could last for a different period of time if actual practice does not match recent rates or our performance metric achievement or our Stock price changes materially. As noted below, our Compensation Committee would retain full discretion under the Amended 2020 Plan to determine the number and amount of awards to be granted under the Amended 2020 Plan, subject to the terms of the Amended 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal and this Proxy Statement.
Material Changes From the 2020 Plan
The Amended 2020 Plan increases the number of shares of Stock available for awards under the 2020 Plan by 5,300,000 shares and correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the 2020 Plan by 5,300,000 shares. We are not seeking to make any other material changes to the terms of the 2020 Plan.
Other Amended 2020 Plan Highlights
Reasonable Amended 2020 Plan Limits. Subject to adjustment as described in the Amended 2020 Plan, awards under the Amended 2020 Plan are limited to (1) 16,300,000 shares of Stock (11,000,000 of which were originally approved by our stockholders at the 2020 Annual Meeting of Stockholders, and 5,300,000 of which are newly provided for under the Amended 2020 Plan), plus (2) the number of shares of Stock available for grant under the Prior Plan (but which had not yet been made subject to awards under the Prior Plan) as of April 28, 2020 (the date our stockholders approved the 2020 Plan). Any Stock issued under the Amended 2020 Plan may be either authorized and unissued Stock or issued Stock reacquired by the Company.
The Amended 2020 Plan also provides that, subject as applicable to adjustment as provided in the Amended 2020 Plan, the aggregate number of shares of Stock actually issued or transferred upon the exercise of stock options intended to meet the requirements of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) will not exceed 16,300,000 shares of Stock.
Limited Share Recycling Provisions. Subject to certain exceptions described in the Amended 2020 Plan, if any award granted under the Amended 2020 Plan or the Prior Plan (in whole or in part) is canceled or forfeited, expires, is terminated, is settled for cash, or is unearned, the Stock associated with the cancelled, forfeited, expired, terminated, cash-settled or unearned portion of the award will again be available under the Amended 2020 Plan. The following shares of Stock will not be added (or added back, as applicable) to the aggregate share limit under the Amended 2020 Plan: (1) shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended 2020 Plan; (2) shares withheld by the Company, tendered or otherwise used to satisfy tax withholding; (3) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the Amended 2020 Plan; and (4) shares subject to a Stock-settled SAR that are not actually issued in connection with the settlement of the SAR on exercise.
Minimum Vesting Period. Awards granted under the Amended 2020 Plan will vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable. However, an aggregate of up to 5% of the Stock available for awards under the Amended 2020 Plan, as may be adjusted under the Amended 2020 Plan’s terms, may be used for awards that do not at grant comply with such minimum vesting provisions. Notwithstanding the foregoing, the Compensation Committee may (1) provide for continued vesting or accelerated vesting for any award under the Amended 2020 Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a change in control, or (2) exercise its acceleration authority (as described below) following the grant of an award.
Non-Employee Director Compensation Limit. The Amended 2020 Plan provides that no non-employee director of the Company in any one calendar year will be granted compensation for such service having an aggregate maximum value
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(measured at the date of grant as applicable and calculating the value of any Amended 2020 Plan awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.
No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the Amended 2020 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash, replaced with stock options or SARs with a lower exercise or base price, or replaced with other awards, without stockholder approval under the Amended 2020 Plan. The Amended 2020 Plan provides that these repricing restrictions will not be amended without stockholder approval.
Change in Control Definition. The Amended 2020 Plan includes a stockholder-favorable definition of “change in control,” which is described below.
Exercise or Base Price Limitation. The Amended 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Stock on the date of grant.
Dividends and Dividend Equivalents. The Compensation Committee may provide that any awards under the Amended 2020 Plan other than stock options or SARs earn dividends or dividend equivalents and interest on such dividends or dividend equivalents. However, any such dividends or dividend equivalents (and any related interest) will be deferred until, and paid contingent upon, the vesting of the related award (or portion thereof) to which they relate. Stock options and SARs granted under the Amended 2020 Plan may not provide for dividends or dividend equivalents.
Summary of Other Material Terms of the Amended 2020 Plan
Eligible Participants. Eligible participants include all employees of the Company and its subsidiaries (including any person who has agreed to commence serving in such capacity within 90 days of the grant of the award), non-employee directors of the Company, and other persons, including consultants, who provide services to the Company or a subsidiary that are equivalent to those typically provided by an employee (in each case, other than individuals who do not satisfy the Form S-8 definition of an “employee” or are located in a country in which the Stock or the Amended 2020 Plan have not been registered in accordance with applicable requirements). The Compensation Committee has the authority to select participants and to determine the type and amount of their awards under the Amended 2020 Plan. As of December 31, 2022, there were approximately 51,000 employees and no consultants of the Company and its subsidiaries, and we have nine non-employee directors. In fiscal 2022, participants in the Prior Plan consisted of approximately 135 employees, all nine of our current non-employee directors, and no consultants. The basis for participation in the Amended 2020 Plan is selection for participation by the Amended 2020 Plan administrator.
Types of Awards. The following types of awards may be made pursuant to the Amended 2020 Plan:
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Stock Options. The Compensation Committee will be authorized to grant stock options which may be either Incentive Stock Options or nonqualified stock options. The exercise price of any stock option must be no less than the fair market value of the shares on the date of the grant, unless it is a substituted, assumed or converted stock option as described in the Amended 2020 Plan. At the time of grant, the Compensation Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Payment for shares purchased upon exercise of a stock option must be made in full at the time of exercise, and may be made by cash payment (or equivalent), certification of ownership of previously acquired Stock, a Stock swap, cashless exercise through a broker, net exercise (with the Company retaining a number of shares otherwise issuable upon exercise having a value equal to the exercise price), or such other method as the Compensation Committee deems appropriate. The Amended 2020 Plan provides for the automatic exercise of any option that is vested and in the money on the expiration date.

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Stock Appreciation Rights. A stock appreciation right, or “SAR,” is a right, denominated in shares, to receive, upon exercise of the right, shares, cash or a combination thereof, in an amount that is equal in value to the excess of: (i) the fair market value of the shares with respect to which the award is exercised over (ii) the exercise price. The Compensation Committee will have the authority to grant SARs and to determine the number of shares subject to each SAR, the time or times at which the SAR may be exercised and all other terms and conditions of the SAR, except that: (i) the exercise price must be no less than the fair market value of the shares on the date of grant, unless it is a substituted, assumed or converted SAR as described in the Amended 2020 Plan; and (ii) the term of a SAR cannot exceed ten years from the grant date. The Compensation Committee also may, in its discretion, substitute SARs which can be settled only in Stock for outstanding stock options at any time. The terms and conditions of

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any substitute SAR shall be substantially the same as those applicable to the stock option that it replaces and the term of the substitute SAR shall not exceed the term of the stock option that it replaces. The Amended 2020 Plan provides for the automatic exercise of any SAR that is vested and in the money on the expiration date.
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Restricted Stock, RSUs and Deferred Stock Units. Restricted stock consists of shares of Stock that we transfer or sell to a participant subject to a vesting condition specified by the Compensation Committee in an award in accordance with the terms of the Amended 2020 Plan. RSUs are restricted stock units that provide a participant with the right to receive Stock (or cash) at a date on or after vesting in accordance with the terms of the grant and/or upon the attainment of performance criteria specified by the Compensation Committee in the award in accordance with the terms of the Amended 2020 Plan. Restricted stock and RSU awards will be subject to such restrictions as the Compensation Committee determines, including (but not limited to) any of the following: (1) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; (2) a requirement that the holder forfeit (or, where the awards are sold to the participant, resell to the Company at cost) such Stock or RSUs in the event of termination of employment during the period of restriction; and (3) the attainment of performance criteria. Deferred stock units, or “DSUs,” are vested units providing a participant with the right to receive shares (or cash) in lieu of other compensation at termination of employment or a specific future date, and may include rights under a Company deferred compensation plan to receive shares in lieu of previously-earned cash compensation. The Compensation Committee will be authorized to determine the eligible participants to whom, and the time or times at which, grants of restricted stock, RSUs or DSUs will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate and all other terms and conditions of the grants.

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Performance Shares. A participant who is granted performance shares has the right to receive shares, cash equal to the fair market value of such shares, or a combination of shares and cash at a future date, subject to the attainment of performance goals and other terms and conditions specified by the Compensation Committee.

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Performance Cash Awards. A participant who is granted a performance cash award has the right to receive a payment in cash (or an equivalent value in Stock, as determined by the Compensation Committee and set forth in the evidence of award) on terms and conditions specified by the Compensation Committee. The Compensation Committee may substitute shares of Stock for the cash payment otherwise required to be made pursuant to a performance cash award.

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Other Awards. Subject to applicable law and applicable share limits under the Amended 2020 Plan, the Compensation Committee may grant to any participant Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of such Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for shares of Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of the Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Compensation Committee. Stock delivered under such an award in the nature of a purchase right granted under the Amended 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Stock, other awards, notes or other property, as the Compensation Committee determines. In addition, the Compensation Committee may grant cash awards as an element of or supplement to any other awards granted under the Amended 2020 Plan. The Compensation Committee may also authorize the grant of Stock as a bonus or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Payment of awards under the Amended 2020 Plan may be in the form of cash, Stock, other awards or combinations thereof as the Compensation Committee determines. No participant will have any rights as a stockholder of the Company with respect to any Stock subject to awards granted to him under the Amended 2020 Plan prior to the date as of which he or she is actually recorded as the holder of such Stock upon the share records of the Company.
Performance Goals. Awards under the Amended 2020 Plan may be made subject to the attainment of performance criteria, which are measurable performance objectives that may be based on factors including, but not limited to, any of the following (or an equivalent metric): revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance;
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return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels, gross profit margin, operating profit margin, net income margin and leverage ratio. Performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be financial metrics based on, or able to be derived from, GAAP, and may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria unsuitable, the Compensation Committee may in its discretion modify such performance criteria or the goals or actual levels of achievement regarding the performance criteria, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Notwithstanding attainment of any performance criteria, the Compensation Committee may adjust the number of shares issued under a performance share award or the amount to be paid under a performance cash award on the basis of such further consideration as the Compensation Committee in its sole discretion shall determine.
Clawback and Forfeiture. Unless otherwise determined by the Compensation Committee, awards granted under the Amended 2020 Plan will be subject to the Company’s clawback policy as in effect on the original effective date of the 2020 Plan, as the same may be amended from time to time. Awards may also be subject to any other clawback policy of the Company or other provisions as the Compensation Committee determines appropriate, and related events, including, among other things, provisions intended to comply with federal or state securities laws and stock exchange requirements (including under Section 10D of the Exchange Act), understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of awards, forfeiture or clawback of awards or any shares of Stock issued under and/or any other benefit related to an award, termination of employment shortly after exercise or vesting, breach of noncompetition or confidentiality agreements following termination of employment, other detrimental activity before or after employment, or other provisions intended to have a similar effect.
Administration. The Amended 2020 Plan will generally be administered by the Compensation Committee. The Compensation Committee may from time to time delegate all or any part of its authority under the Amended 2020 Plan to a subcommittee. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable (including but not limited to duties to determine a participant’s eligibility for benefits and powers to establish rules, procedures and requirements necessary or appropriate to carry out the terms of the Amended 2020 Plan). To the extent permitted by law, the Compensation Committee or the Board of Directors may authorize one or more officers of the Company to select employees to participate in the Amended 2020 Plan and to determine the number and type of awards to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or to non-employee directors of the Company.
The Compensation Committee has the authority to interpret the Amended 2020 Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Amended 2020 Plan. The determinations of the Compensation Committee pursuant to its authority under the Amended 2020 Plan shall be conclusive and binding.
Amendment and Termination. Our Board of Directors or the Compensation Committee will have the right and power to amend or terminate the Amended 2020 Plan; however, unless expressly provided in an award or in the Amended 2020 Plan, neither the Board of Directors nor the Compensation Committee may amend the Amended 2020 Plan in a manner which would materially reduce the amount of an existing award or materially and adversely change the terms and conditions thereof without the participant’s consent. However, the Compensation Committee may unilaterally substitute SARs which can be settled only in Stock for outstanding stock options, require an award to be deferred as provided in the Amended 2020 Plan, or amend or terminate an award to comply with changes in law. In addition, stockholder approval will be obtained for any amendment to the Amended 2020 Plan if required by law, regulation or listing rules. No award may be made under the Amended 2020 Plan more than 10 years after the original effective date of the 2020 Plan.
If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2020 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other
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circumstances or in the event of a change in control, the Compensation Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2020 Plan or waive any other limitation or requirement under any such award.
Change in Control. The treatment of outstanding awards upon the occurrence of a change in control shall be determined by the Compensation Committee. In general, except as may be otherwise prescribed by the Compensation Committee in an evidence of award, a change in control will be deemed to have occurred upon the occurrence (after the original effective date of the 2020 Plan) of any of the following events (subject to certain exceptions and limitations as further described in the Amended 2020 Plan): (1)the acquisition by any person, directly or indirectly, of at least 20% of the combined voting power of our outstanding securities; (2) the consummation of certain reorganizations, mergers and consolidations involving us; (3) the consummation of the sale or other disposition of all or substantially all of our assets; (4) the consummation of a plan of complete liquidation or dissolution; or (5) a majority of our Board of Directors is made up of directors who are not “Initial Directors,” meaning directors who were members of the Board of Directors on the original effective date of the 2020 Plan or were elected or nominated by a majority of the Initial Directors then on the Board of Directors, as described in the Amended 2020 Plan.
Adjustments. The Compensation Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Stock covered by outstanding awards granted under the Amended 2020 Plan; (2) if applicable, the number of and kind of shares of Stock covered by Other Awards granted pursuant to the Amended 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) performance cash awards; and (5) other award terms, as the Compensation Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the Amended 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Compensation Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee will make or provide for such adjustments to the numbers of shares of Stock available under the Amended 2020 Plan and the share limits of the Amended 2020 Plan as the Compensation Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of shares of Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.
Substitution and Assumption of Awards. Without affecting the number of shares reserved or available under the Amended 2020 Plan (to the extent permitted under applicable stock exchange rules), either the Board of Directors or the Compensation Committee may authorize the issuance of awards under the Amended 2020 Plan in connection with the assumption of, conversion of, or substitution for, outstanding awards previously granted to individuals who become our employees or employees of any of our subsidiaries as the result of any merger, consolidation, acquisition of property or stock or reorganization, upon such terms and conditions as it deems appropriate. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Amended 2020 Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the applicable transaction.
Assumed Plans. If a company acquired by or combined with the Company or a subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the stockholders in such transaction) may be used for awards under the Amended 2020
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Plan, and will not reduce the shares authorized under the Amended 2020 Plan. Any such awards may not, however, be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may be made only to individuals who were not employees or directors of Hanesbrands or a subsidiary prior to such acquisition or combination. No shares of Stock subject to an award that is granted by or becomes an obligation of the Company as described in this paragraph will be added (or added back) the number of shares available under the Amended 2020 Plan.
Nontransferability. Except as otherwise determined by the Compensation Committee in the case of stock options, and subject to compliance with Section 409A of the Code, each award granted under the Amended 2020 Plan shall not be transferable other than by will or the laws of descent and distribution, and each stock option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In no event will any such award granted under this Amended 2020 Plan be transferred for value. In the event of the death of a participant, exercise of any award or payment with respect to any award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the award will pass by will or the laws of descent and distribution.
Tax Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2020 Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Stock, unless otherwise determined by the Compensation Committee, such withholding requirement will be satisfied by retention by the Company of a portion of the Stock to be delivered to the participant. The Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the Stock to be withheld and delivered pursuant to the Amended 2020 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences and (2) such additional withholding amount is authorized by the Compensation Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Stock acquired upon the exercise of stock options.
New Plan Benefits
It is not possible to determine the specific amounts and types of benefits that may be awarded in the future under the Amended 2020 Plan because the grant and actual payout of awards under the Amended 2020 Plan are subject to the discretion of the plan administrator.
Certain Federal Income Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended 2020 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2020 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Nonqualified Stock Options: There are generally no income tax consequences for us or the option holder upon the grant of either an incentive stock option or a nonqualified stock option. In general, when a nonqualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of Stock for which the option is exercised on the date of exercise over the aggregate exercise price. Upon the sale of shares acquired from exercising an option, the participant will realize a capital gain (or loss) equal to the difference between the proceeds received and the fair market value of the shares on the date of exercise. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than a year after the exercise of the option, or otherwise a short-term capital gain (or loss).
Incentive Stock Options: In general, when an incentive stock option is exercised, the option holder does not recognize income. If the participant holds the shares acquired upon exercise for at least two years after the grant date and at least one year after exercise, the participant’s gain, if any, upon a subsequent disposition of such shares will be long-term capital
2023 Proxy Statement	50

Proposal 5 — Approval of The Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan
gain. (Conversely, a loss will be a long-term capital loss.) The measure of the gain (or loss) is the difference between the proceeds received on disposition and the participant’s basis in the shares. In general, the participant’s basis equals the exercise price.
If a participant disposes of shares acquired by exercising an incentive stock option before satisfying the one and two-year holding periods described above (a “disqualifying disposition”), then:
•
If the proceeds received exceed the exercise price, the participant will (i) realize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price, and (ii) realize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise; or

•
If the proceeds received are less than the exercise price of the incentive stock option, the participant will realize a capital loss equal to the excess of the exercise price over the proceeds received.

Stock Appreciation Rights: When a SAR is granted, there are no income tax consequences for us or the recipient. When a SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Stock received on exercise.
Restricted Stock: The federal income tax consequences of a grant of restricted stock depend on whether the participant elects to be taxed at the time of grant (an “83(b) election,” named for Section 83(b) of the Code). If the participant does not make an 83(b) election, the participant will not realize taxable income at the time of grant. When the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, the participant will realize ordinary income equal to the fair market value of the restricted stock at that time. If the participant timely makes an 83(b) election, the participant will realize ordinary income at the time of grant in an amount equal to the fair market value of the shares at that time, determined without regard to any of the restrictions. If shares are forfeited before the restrictions lapse, the participant will not be entitled to a deduction or any other adjustment. If an 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code generally will be treated as compensation that is taxable as ordinary income to the participant.
Upon the sale of restricted stock, the participant will realize a capital gain or loss equal to the difference between the sale proceeds and the income previously realized with respect to the shares. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after realizing income attributable to the shares, or otherwise a short-term capital gain (or loss).
Restricted Stock Units, Performance Shares, Performance Cash, and Other Awards: In general, restricted stock units, performance shares, performance cash and other Stock awards will not have tax consequences for us or the recipient at the time of grant. Income will be realized when the awards vest and are paid in cash or shares of Stock. At that time, the participant will realize ordinary income equal to the fair market value of the shares or cash paid to the participant.
Upon the sale of shares received in settlement of restricted stock units, performance shares and other Stock awards, the participant will realize a capital gain or loss equal to the difference between the sale proceeds and income previously realized with respect to the shares. The capital gain (or loss) will be a long-term capital gain (or loss) if the participant held the shares for more than one year after realizing income attributable to the shares, or otherwise a short-term capital gain (or loss).
Tax Consequences to the Company and Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Awards Granted to Certain Persons
The table below shows the number of awards granted under the 2020 Plan to the named executive officers and the other individuals and groups indicated below since its inception through March 1, 2023.
2023 Proxy Statement	51

Proposal 5 — Approval of The Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan
HANESBRANDS INC. 2020 OMNIBUS PLAN
Name and Position / Group	Number of Shares of Stock Subject to RSUs	Number of Shares of Stock Subject to Stock Options	Number of Shares of Stock Subject to Performance Shares Awards
Named Executive Officers:
Stephen B. Bratspies, Chief Executive Officer	934,423	—	1,088,704
Michael P. Dastugue, Chief Financial Officer	85,185	—	108,983
Joseph W. Cavaliere, President, Innerwear – Global	232,910	—	267,647
Michael E. Faircloth, EVP, Operations	167,430	—	195,485
Kristin L. Oliver, EVP, Chief Human Resources Officer	120,803	—	134,215
All current executive officers, as a group	1,978,658	—	2,267,323
All current non-employee directors as a group	373,231	—	—
Each nominee for election as a director(1)	335,435	—	—
Each associate of any of the foregoing	—	—	—
Each other person who received at least 5% of all awards	—	—	—
All employees, including all current officers who are not executive officers, as a group	1,569,147	—	1,560,483

(1)
Includes all current non-employee directors other than Bobby J. Griffin. Mr. Bratspies’ awards are disclosed above in this table.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Stock under the Amended 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2020 Plan by our stockholders.
Vote Required for Approval
The approval of the Amendment requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.
Our Board of Directors unanimously recommends a vote FOR approval of the Amended 2020 Plan.
Equity Compensation Plan Information
The following table provides information about our equity compensation plans as of December 31, 2022:
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
	(amounts in thousands, except per share data)
Plan Category
Equity compensation plans approved by security holders	4,753	$0.90	20,057
Equity compensation plans not approved by security holders	—	—	—
Total	4,753	$0.90	20,057

(1)
The amount appearing under “Number of securities remaining available for future issuance under equity compensation plans” includes 14,033 shares available under the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated) and 6,024 shares available under the Hanesbrands Inc. Employee Stock Purchase Plan of 2006.

(2)
As of December 31, 2022, we had 250 outstanding options, warrants and rights that could be exercised for consideration. The weighted average exercise price of outstanding options, warrants and rights excluding those that can be exercised for no consideration is $17.18.

2023 Proxy Statement	52

Talent and Compensation Committee Report
Talent and Compensation Committee Report

The Talent and Compensation Committee reviews and approves Company compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Hanesbrands’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
By the members of the
Talent and Compensation Committee, consisting of:

Ann E. Ziegler, Chair	Bobby J. Griffin	Franck J. Moison	Ronald L. Nelson
2023 Proxy Statement	53

Compensation Discussion and Analysis
2023 Proxy Statement	54

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about our compensation objectives and principles for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for fiscal 2022 (collectively, our “NEOs”). Our NEOs for our 2022 fiscal year were:
Stephen B. Bratspies	Chief Executive Officer
Michael P. Dastugue	Chief Financial Officer
Joseph W. Cavaliere	President, Innerwear — Global
Michael E. Faircloth	EVP, Supply Chain — Global
Kristin L. Oliver	EVP, Chief Human Resources Officer
Our Compensation Discussion and Analysis also contains details about how and why significant compensation decisions were made and places in context the information contained in the tables that follow this discussion. Unless the context otherwise requires, references in this Compensation Discussion and Analysis to the “Committee” refer to the Talent and Compensation Committee of our Board of Directors.
COMPENSATION HIGHLIGHTS
Business Strategies and Priorities
Hanesbrands makes everyday apparel that is known and loved by consumers around the world for comfort, style, quality, innovation and value. Among the Company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. We employ approximately 51,000 associates in 32 countries and have built a strong reputation for workplace quality and ethical business practices. The Company, a long-time leader in sustainability, has aggressive goals to improve the lives of people, protect the planet and produce sustainable products. By 2025, we aim to use 100% sustainable cotton and recycled/biodegradable polyester in all products, eliminate single-use plastics in our product packaging and reduce packaging weight by 25%. By 2030, we aim to reduce Scope 1 and 2 emissions by 50%, reduce Scope 3 emissions by 30% and improve the lives of ten million people. Hanesbrands is building on its unmatched strengths to unlock its Full Potential and deliver long-term growth that benefits all its stakeholders.
In 2021, we announced our Full Potential plan — a multi-year growth plan designed to unlock the enormous opportunities of Hanesbrands, building on our iconic brands, world-class supply chain, deep consumer loyalty, broad channel distribution and global footprint. The Full Potential plan consists of four growth pillars: grow global Champion; re-ignite innerwear growth; drive consumer-centricity; and focus the portfolio. In order to deliver this growth and create a more efficient and productive business model, we have launched a multi-year cost savings program intended to self-fund the investments necessary to achieve the Full Potential plan’s objectives. While our timetable has shifted in light of the near-term macroeconomic environment and consumer demand, our long-term strategy is fundamentally unchanged. We remain committed to the execution of our strategic plan. And our long-term financial targets remain — we’re confident in our ability to deliver $8 billion of sales and an approximate mid-14% operating margin by the end of 2026.
2023 Proxy Statement	55

Compensation Discussion and Analysis
Fiscal 2022 Performance

•
Total net sales in 2022 were $6.2 billion, compared with $6.8 billion in 2021, representing an 8% decrease. The net sales decline was primarily driven by:

◦
Softer point-of-sale trends and higher retailer inventory levels as a result of macroeconomic pressures

◦
The impact of the previously disclosed ransomware attack1 to the business

◦
Global supply chain disruptions resulting in product delays

◦
Ongoing COVID-related pressures on consumer traffic in certain markets in Asia

◦
The unfavorable impact from foreign currency exchange rates in our International business of approximately $182 million

The net sales decline was partially offset by pricing actions taken throughout 2022.
•
Operating profit was $520 million in 2022 compared with $798 million in 2021, representing a 35% decrease. As a percentage of sales, operating profit was 8.3% in 2022 compared to 11.7% in 2021. Included within operating profit in 2022 and 2021 were charges of $60 million and $132 million, respectively, related to the implementation of our Full Potential plan. Operating profit decline was primarily driven by:

◦
Lower sales volume, input cost inflation and impact from the previously disclosed ransomware attack1

◦
Costs associated with our manufacturing time-out inventory reduction actions and deleverage from a higher proportion of transportation and distribution costs

◦
Unfavorable impact from foreign currency exchange rates

◦
Increased Full Potential plan-related investments in brand marketing and technology

Operating profit decline was partially offset by:
◦
Pricing actions

◦
Cost reductions

•
We set an aggressive target to reduce our inventory units by the end of 2022, which we accomplished. We ended the year with inventory units 6% lower than prior year. This created a short-term drag on second-half gross margins as we took time out in our manufacturing facilities. However, by taking this action, we believe we’re well positioned to release working capital and drive operating cash flow in 2023.

•
We’ve improved the go-forward efficiency and effectiveness of our supply chain. We reduced global SKUs by 45% since 2019, including a 9% SKU reduction in 2022, and also exited unproductive facilities. We’re consolidating distribution centers and we’re generating high single-digit savings rates in our sourcing and procurement operations. Plus, we’re continuing our technology investments to improve our data analytics, drive global integration and efficiency, and ultimately lower costs.

•
We also began, and expanded upon, a number of cost savings initiatives, including exiting unproductive facilities, consolidating sourcing vendors and aggressively managing SG&A. Looking to 2023, we’re building on these initiatives with additional cost reductions as well as prudent investment management.

•
We expect the macroeconomic challenges impacting consumer demand and the lingering pressure from inflation to continue in 2023, particularly in the first half of the fiscal year. We plan to continue our proactive approach, remain agile and continue to adapt. Focusing on the things we can control and taking action allows us to manage through short-term challenges while at the same time continuing to implement our long-term transformation strategy.

1As previously disclosed, on May 24, 2022, we identified that we had become subject to a ransomware attack and activated our incident response and business continuity plans designed to contain the incident. As previously disclosed in August 2022, we believe the incident has been contained, we have restored our critical information technology systems, and manufacturing, retail and other internal operations continue. There is no ongoing operational impact on our ability to provide our products and services. For more information, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
2023 Proxy Statement	56

Compensation Discussion and Analysis
Fiscal 2022 Compensation Program Updates
Hanesbrands implemented several changes to our executive compensation program for fiscal 2022 that are designed to motivate our NEOs to achieve key long and short-term objectives and better align compensation to increases in long-term stockholder value:

•
We incorporated a new diversity, equity and inclusion modifier (+/- 5%) for the AIP related to the representation of People of Color (including Black, Hispanic, Asian, Pacific Islander, Native American, Alaskan native and Hawaiian native associates) within our composition of the U.S. workforce at the senior manager level and above.

•
We increased the performance period for our Performance Share Awards from one year to three years. Performance during the three-year award cycle measures year-over-year growth in key metrics, and the payout is calculated by averaging the three individual years’ performance.

Executive Compensation Philosophy and Framework
At Hanesbrands, we emphasize a “pay-for-performance” culture, linking a substantial percentage of an executive’s compensation to our performance and stockholders’ value growth. Specifically:

•
We provide annual incentives designed to reward our NEOs for the attainment of short-term goals, and long-term incentives designed to reward increasing stockholder value over the long term.

•
Performance-based and at-risk compensation represents approximately 89% of our Chief Executive Officer’s total target direct compensation, reflecting the position’s highest level of accountability and responsibility for results.

•
Performance-based and at-risk compensation represents approximately 76% of the average total target direct compensation for our other NEOs, as further described in this Compensation Discussion and Analysis.

•
In keeping with our pay-for-performance culture, we expect our NEOs to deliver overall results that exceed performance targets to receive above median market compensation. Below target performance is expected to result in below median market compensation.

•
Our compensation program is designed to reward exceptional and sustained performance. By combining a three-year vesting period for most equity awards with policies prohibiting hedging or pledging of our shares, a substantial portion of the value of our executives’ compensation package is tied to changes in our stock price, and therefore is at-risk, for a significant period of time. In addition, we have implemented a three-year performance period for all performance-based long-term incentive awards. The Talent and Compensation Committee (the “Committee”) believes this design provides an effective way to link executive compensation to long-term stockholder returns.

•
Outstanding equity awards are subject to “double-trigger” accelerated vesting in connection with a change in control, under which the vesting of awards will accelerate only if there is a qualifying termination of employment within two years after the change in control or if the surviving entity does not provide qualifying replacement awards.

•
Our Clawback Policy permits us to recoup cash- and equity-based incentive compensation payments in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Additionally, the terms of both our cash- and equity-based incentive compensation plans permit the recovery of incentive awards if a participant violates our Global Code of Conduct or engages in other activities harmful to the interests of the Company.

2023 Proxy Statement	57

Compensation Discussion and Analysis
Elements of Fiscal 2022 Compensation
Our NEOs’ total direct compensation for fiscal 2022 consisted principally of the following elements:
Compensation Element	Key Features	Objectives
Base Salary	• Fixed compensation component • Reflects the individual responsibilities, performance and experience of each NEO	• Provides a foundation of cash compensation for the fulfilment of fundamental job responsibilities
Annual Incentive Plan (“AIP”) Awards	• Performance-based cash compensation • Payout determined based on Company performance against pre-established targets	• Motivates performance by linking compensation to the achievement of key annual objectives
Long-Term Incentive Program (“LTIP”) Awards
•
Performance-based and at-risk, time-vested compensation

•
Performance Share Awards (“PSAs”) (50% of LTIP opportunity)

•
Vesting on the third anniversary of the grant date

•
Number of shares received ranges from 0% to 200% of the number of units granted based on fiscal 2022-2024 Company performance against pre-established targets

•
Restricted Stock Unit Awards (“RSUs”) (50% of LTIP opportunity)

•
Ratable vesting over a three-year service period

• Encourages behavior that enhances the long-term growth, profitability and financial success of the Company, aligns executives’ interests with our stockholders and supports retention objectives
We also provide health, welfare and retirement plans that promote employee wellness and support employees in attaining financial security, as well as severance benefits under limited circumstances. These severance benefits, which provide our NEOs with income protection in the event employment is terminated without cause or terminated in certain situations following a change in control, support our executive retention goals and encourage our NEOs’ independence and objectivity in considering potential change in control transactions. See “Post-Employment Compensation” on page 68 for additional details.
Fiscal 2022 Compensation Mix
The mix of compensation elements that we offer is intended to further our goals of:

•
achieving key annual results and strategic long-term business objectives

•
using an appropriate mix of cash and equity

•
emphasizing a “pay-for-performance” culture

•
effectively managing the cost of pay programs

•
providing a balanced total compensation program to help ensure senior management is not encouraged to take unnecessary and excessive risks that may harm the Company

Our emphasis on performance-based and at-risk pay is reflected in the following chart, which illustrates the fiscal 2022 total target direct compensation mix for our Chief Executive Officer and the average fiscal 2022 total target direct compensation mix for our other NEOs.
2023 Proxy Statement	58

Compensation Discussion and Analysis
FISCAL 2022 TOTAL TARGET DIRECT COMPENSATION
The percentage of our Chief Executive Officer’s performance-based and at-risk compensation is the highest of our NEOs, reflecting the position’s highest level of responsibility and accountability for results. Performance-based and at-risk compensation comprises 76% of the average total target direct compensation of our other NEOs. Because the value of such compensation depends on Hanesbrands’ achievement of key annual results and strategic long-term business objectives and/or is tied to changes in our stock price, the compensation actually realized by our NEOs upon payout or vesting could be materially higher or lower than targeted levels.
The chart below sets forth the percentage of the CEO’s fiscal 2022 total direct compensation allocable to each compensation element (base salary, AIP, LTIP) assuming threshold, target, and maximum levels of performance with respect to his AIP and LTIP awards.
CEO POTENTIAL COMPENSATION SCENARIOS (PERCENTAGE OF TOTAL COMPENSATION)

2023 Proxy Statement	59

Compensation Discussion and Analysis
Fiscal 2022 Performance Metrics
The fiscal 2022 AIP performance metrics for our NEOs, as approved by the Committee, consisted of net organic sales (weighted 40%), adjusted operating income (weighted 40%) and net inventory (weighted 20%). Net organic sales are defined as net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date and as adjusted for businesses held for sale. Adjusted operating income is defined as operating income, excluding certain unusual or nonrecurring items and as adjusted to exclude the impact of businesses held for sale. In order to support our diversity, equity and inclusion goals, the Committee also approved a new modifier (+/- 5%) for the AIP related to the representation of People of Color (including Black, Hispanic, Asian, Pacific Islander, Native American, Alaskan native and Hawaiian native associates) within our composition of the U.S. workforce at the senior manager level and above. The Committee selected these metrics because they are aligned with areas of strategic focus, key drivers of long-term sustainable stockholder value creation and fundamental elements of consistent, stable growth.
The metrics for 2022 performance compensation were as follows for the AIP and LTIP:
ANNUAL INCENTIVE PLAN (AIP) METRICS

40%	40%	20%
NET ORGANIC SALES	ADJUSTED OPERATING INCOME	NET INVENTORY
• Aligned with key pillars of Full Potential plan and financial goals • Key driver of sustainable stockholder value creation	• Aligned with financial goals • Promotes alignment between senior management and stockholder interests	• Aligned with key strategic initiative • Enhances free cash flow generation
+/- 5% People of Color Representation in the U.S. at senior manager level and above	Supports our diversity, equity, and inclusion goals as we strive to further strengthen our business and our inclusive culture
Awards to our NEOs under our fiscal 2022 LTIP program, as approved by the Committee, consisted of both RSUs and PSAs, each targeted at 50% of the total LTIP opportunity. The RSUs generally vest 33%, 33% and 34% on the first, second and third anniversaries of the grant date, respectively. The PSAs are subject to a three-year performance period, and the performance metrics for the PSAs include adjusted earnings per share (“adjusted EPS”) growth (weighted 50%) and cash flow from operations (weighted 50%). Adjusted EPS is defined as diluted earnings per share from continuing operations, excluding actions and the tax effect on actions and excluding certain unusual or nonrecurring items and as adjusted to exclude the impact of businesses held for sale. The PSAs will vest (subject to achievement of the applicable performance goals) on the last business day of February 2025. The Committee selected cash flow from operations and adjusted EPS as the performance metrics for the 2022 LTIP because the Committee believes these metrics have the ability to align the performance of our NEOs with stockholder value by incorporating aspects of growth, profitability and capital efficiency. In addition, the Committee believes strong cash flow from operations can enhance stockholder value in numerous ways, including strategic investment, dividends and stock repurchases.
2023 Proxy Statement	60

Compensation Discussion and Analysis
LONG-TERM INCENTIVE PLAN (LTIP) METRICS

50%	50%
ADJUSTED EPS	CASH FLOW FROM OPERATIONS
• Effective tool for aligning the performance of our named executive officers with stockholder value by incorporating aspects of growth, profitability and capital efficiency
•
Aligned with key strategic initiative

•
Enables enhancement of stockholder value in numerous ways, including strategic investment, debt reduction, dividends, stock repurchases and the ability to pursue strategic acquisitions

Fiscal 2022 Executive Compensation
Best Practices in Executive Compensation
Hanesbrands’ executive compensation practices include a number of features we believe reflect responsible compensation and governance practices and promote the interests of stockholders.

What we do:
•
Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics, with a strong emphasis on financial performance

•
Cap AIP and PSA payouts

•
Alignment of executive compensation with stockholder returns through equity ownership requirements and equity-based awards

•
“Double trigger” requirement for severance and accelerated vesting of equity awards pursuant to change-in-control agreements with our NEOs.

•
Incorporate ESG goals into our annual cash incentive program

•
Clawback provisions for cash and equity performance-based compensation

•
Independent compensation consultant to the Committee

•
Annual “Say-on-Pay” advisory vote for stockholders

What we don’t do:
•
No repricing or replacing of underwater stock options or stock appreciation rights without stockholder approval

•
No overlapping performance metrics for AIP and PSA awards

•
No employment agreements for our NEOs

•
No tax gross-up payments (other than due on relocation reimbursements as provided under a broad-based program)

•
No hedging or pledging of Hanesbrands stock by NEOs

•
No automatic vesting of equity awards upon a change in control

2023 Proxy Statement	61

Compensation Discussion and Analysis
OVERVIEW
How We Make Executive Compensation Decisions
The Committee, advised by its independent compensation consultant, is responsible for overseeing and approving the executive compensation program for the Company’s executive officers, including our NEOs. Pursuant to its charter, the Committee may delegate any of its responsibilities, along with the authority to act in relation to such responsibilities, to one or more subcommittees. However, the Committee made no such delegation in fiscal 2022.
FW Cook serves as the Committee’s executive compensation consultant. FW Cook reports directly to the Committee, and the Committee has the sole authority to terminate or replace FW Cook at any time. FW Cook assists in the development of compensation programs for our executive officers and our non-employee directors by providing compensation information from our peer group companies (which are described in “How the Talent and Compensation Committee uses Peer Groups” below), relevant market trend data, information on current issues in the regulatory and economic environment, recommendations for program design and best practices and corporate governance guidance.
The Committee realizes that it is essential to receive objective advice from its compensation advisors. Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Committee deems appropriate, the Committee assesses the independence of the advisor from management, taking into consideration all factors relevant to the advisor’s independence, including the factors specified in NYSE listing standards. The Committee assessed the independence of FW Cook based on these criteria and concluded that FW Cook’s work for the Committee does not raise any conflict of interest.
At the direction of the Committee, our management works with FW Cook to prepare information about the compensation competitiveness of our executive officers. Our Chief Executive Officer uses this information to make recommendations to the Committee regarding compensation of these officers, other than himself, and FW Cook provides guidance to the Committee about those recommendations. FW Cook also makes independent recommendations to the Committee regarding the compensation of our Chief Executive Officer without the involvement of management. The Committee uses this information and considers these recommendations in making decisions about executive compensation for all our executive officers. All decisions regarding compensation of executive officers (other than our Chief Executive Officer) are made solely by the Committee. The Chief Executive Officer’s compensation is approved by the independent members of the Board of Directors, after reviewing the Committee’s recommendation.
In making compensation decisions, the Committee:
How the Talent and Compensation Committee uses Peer Groups
To determine what constitutes a “competitive” compensation package, the Committee considers total target direct compensation; the allocation among the various elements of compensation at our peer group companies; and general industry pay levels as gathered from publicly available survey sources. The Committee does not view this market data as a prescriptive determinant of individual compensation. Rather, it is used by the Committee as a general guide in its decisions on the amount and mix of total target direct compensation. Ultimately, NEO compensation is based on the Committee’s judgment, considering factors described elsewhere in this Compensation Discussion and Analysis that are particular to Hanesbrands and our NEOs, including, most importantly, Company and individual performance.
The Committee, with assistance from FW Cook, establishes the Company’s peer group that is used for market comparison purposes.
2023 Proxy Statement	62

Compensation Discussion and Analysis

We seek to identify peer group companies:

1. that have comparable business models and strategy;
2. with whom we compete for talent, capital and customers; and
3. that are of a similar size and complexity.

In selecting new peer companies and evaluating the continued inclusion of current peers, the Compensation Committee also considers companies:

- In apparel and/or other general consumer product (non-durable goods) industries
- With multiple distribution channels, such as wholesale, retail and e-commerce
- Of a similar revenue size, market capitalization and margins
- That consider us to be a peer for compensation purposes, plus the peer companies identified by our apparel peer companies
- Used by us for financial comparison purposes
- **Proxy Advisors**: Used in proxy advisory firm peer groups for purposes of the chief executive officer pay-for-performance test

Considering these parameters, for fiscal 2022 the Committee decided not to make any changes to the Company’s existing peer group. Thus, the peer group used by the Committee for purposes of determining fiscal 2022 compensation consisted of the following 17 companies:
Fiscal 2022 Peer Group
Apparel Companies		Consumer Products Companies
American Eagle Outfitters, Inc.	PVH Corp.	The Clorox Company
Carter’s, Inc.	Ralph Lauren Corporation	The Hershey Company
Foot Locker, Inc.	Tapestry, Inc.	Newell Brands Inc.
Gildan Activewear, Inc.	The Gap, Inc.	Stanley Black & Decker, Inc.
L Brands, Inc.	Under Armour, Inc.
lululemon athletica inc.	V.F. Corporation
Levi Strauss & Co.
Elements of Fiscal 2022 Executive Compensation
Total Target Direct Compensation
Using the methodology discussed under “How We Make Executive Compensation Decisions” on page 62, the Committee determined the total target direct compensation levels of our NEOs for fiscal 2022, as well as the relative mix of base salary, AIP opportunity and LTIP opportunity for those executives. Material increases to the fiscal 2022 compensation targets for our NEOs from their fiscal 2021 compensation targets were generally intended to more closely align with the market for equivalent positions while maintaining an appropriate balance of cash and equity-based compensation. Those amounts approved for 2022 for the NEOs are set forth below (with the base salary increases taking effect March 1, 2022):
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Compensation Discussion and Analysis
NEO	2022 Base Salary ($)	2022 AIP Target ($)	2022 LTIP Target ($)	2022 Total Target Direct Compensation ($)
Stephen B. Bratspies	$1,250,000	$2,000,000 (160% of base salary	$7,750,000	$11,000,000
Michael P. Dastugue	750,000	750,000 (100% of base salary)	2,000,000	3,500,000
Joseph W. Cavaliere	750,000	750,000 (100% of base salary)	1,700,000	3,200,000
Michael E. Faircloth	630,000	472,500 (75% of base salary)	1,382,000	2,484,500
Kristin L. Oliver	595,000	446,250 (75% of base salary)	1,059,000	2,100,250
Metrics and Targets for our Compensation Program
A significant portion of the compensation that our NEOs may earn is subject to the achievement of Company-wide performance metrics. We believe that the performance of our NEOs is best viewed through their contributions to long-term stockholder value as reflected by achievement of performance metrics that our Committee believes to be drivers of our strategic business plans and stockholder returns. We use quantifiable performance metrics that are easily calculated and easily understood and that reinforce teamwork and internal alignment.
For fiscal 2022, the elements of our executive compensation program subject to the achievement of performance metrics consisted of:
• the AIP • the PSA portion of LTIP compensation
PERCENTAGE PAYOUT OF TARGET INCENTIVE COMPENSATION

Generally, executive officers can earn incentive compensation equal to 25% of their targeted amount for performance at the threshold level, 100% of their targeted amount for performance at the target level and 200% of their targeted amount for performance at or above the maximum level. No incentive compensation is payable if performance is below the threshold level, and incentive compensation is capped at 200% of the target amount. Incentive compensation is payable
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Compensation Discussion and Analysis
on a straight-line basis for performance between the threshold level and the target level, as well as between the target level and the maximum level.
In keeping with our pay for performance culture, we expect our NEOs to deliver overall results that exceed the target level of performance in order to receive above median market compensation. Performance below the target level of performance is expected to result in below median market compensation.
CEO POTENTIAL COMPENSATION SCENARIOS (COMPARISON TO PEER GROUP)

The amounts earned by our NEOs under the performance-based elements of our compensation program are based solely on our performance against pre-established metrics. The Committee selects metrics that have generally remained constant from year to year and that it considers to be key performance drivers that are important to our stockholders and aligned with our long-term business strategy, supplementing those metrics from time to time as the Committee deems necessary.
Base Salary
We pay base salary to attract talented executives and to provide a fixed base of cash compensation for fulfilment of fundamental job responsibilities. The base salaries for our NEOs are determined based on their experience and the scope of their responsibilities, both on an individual basis and in relation to the experience and scope of responsibilities of other executives. The Committee also considers the practices of the companies in our peer group in setting our NEOs’ base salary. These factors result in different compensation levels among the NEOs. Base salaries are adjusted periodically (but generally not every year) as part of the Committee’s annual review of total target direct compensation to reflect individual responsibilities, performance and experience, as well as market compensation levels.
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Compensation Discussion and Analysis
Annual Base Salary
Name	Year	Base Salary
Stephen B. Bratspies	2022	$1,250,000
	2021	$1,100,000
Michael P. Dastugue	2022	$750,000
	2021	$750,000
Joseph W. Cavaliere	2022	$750,000
	2021	$700,000
Michael E. Faircloth	2022	$630,000
	2021	$630,000
Kristin L. Oliver	2022	$595,000
	2021	$595,000
Annual Incentive Plan (AIP)
The AIP is designed to motivate performance by linking a portion of our NEOs’ compensation to the achievement of key annual results. As discussed in “Fiscal 2022 Performance Metrics” on page 60, the performance metrics for the AIP for fiscal 2022 were net organic sales (weighted at 40%), adjusted operating income (weighted at 40%), and net inventory (weighted at 20%). Adjusted operating income is defined as GAAP operating income, excluding certain unusual or nonrecurring items and as adjusted to exclude the impact of businesses held for sale. The range of goals for each metric was established based on the Company’s annual operating plan. The target for adjusted operating income was set slightly below prior year actual achievement in consideration of the Company’s planned investments in media and technology.
2022 AIP Goals and Results
Metric	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2022 Results	Metric Achievement (% of Target)	Weighted Metric Achievement (% of Target)
Net Organic Sales ($MM)*	40%	$6,677	$7,028	$7,379	$6,178	0%	0%
Adjusted Operating Income ($MM)*	40%	$812	$902	$992	$579	0%	0%
Net Inventory ($MM)*	20%	$1,797	$1,634	$1,471	$1,980	0%	0%
Initial Total Weighted Achievement (% of Target)							0%

*
Threshold, target, and maximum goals and achievement results for these metrics reflect adjustments to eliminate the impact of businesses held for sale during the fiscal year in accordance with the design approved by the Committee in January 2022.

In addition, the Committee also approved a new diversity, equity and inclusion modifier (+/- 5%) for the AIP related to the representation of People of Color (including Black, Hispanic, Asian, Pacific Islander, Native American, Alaskan native and Hawaiian native associates) within our composition of the U.S. workforce at the senior manager level and above and as set forth below:
Change in People of Color Representation	Modification to Achievement Percentage
Increase of 4% or more over 2021 levels	5%
Increase of 2% over 2021 levels	2%
No change to 2021 levels	(2%)
Decrease from 2021 levels	(5%)
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Compensation Discussion and Analysis
At the end of fiscal 2022, People of Color represented 19.1% of our U.S. workforce at the senior manager level and above, a 2.9% increase over 2021. While this would otherwise provide for a 2% increase to the 2022 AIP achievement for our NEOs, the Talent and Compensation Committee considered our 2022 financial performance and chose to exercise their discretion not to increase the 2022 AIP achievement rate.
The threshold, target, maximum and actual payout levels for each NEO under the AIP are set forth below:
Name	Threshold	Target	Maximum	Actual
Stephen B. Bratspies	$490,000	$1,960,000	$3,920,000	$0
Michael P. Dastugue	$187,500	$750,000	$1,500,000	$0
Joseph W. Cavaliere	$185,417	$741,667	$1,483,333	$0
Michael E. Faircloth	$118,125	$472,500	$945,000	$0
Kristin L. Oliver	$111,152	$446,250	$892,500	$0
Long-Term Incentive Program (LTIP)
The Committee currently uses equity grants as the primary means of providing long-term incentives to our NEOs. These LTIP awards are designed to encourage behaviors that drive the long-term growth, profitability and financial success of the Company, align executives’ interests with our stockholders and support retention objectives.
For fiscal 2022, two types of LTIP grants were awarded to our NEOs:
• Performance Share Awards (PSAs) • Time-vested Restricted Stock Unit Awards (RSUs)
For fiscal 2022, 50% of the targeted value of the LTIP opportunity consisted of PSAs and 50% of the targeted value consisted of RSUs. However, the actual value realized by our NEOs as a result of their fiscal 2022 LTIP grants (if any) will depend on our stock price on the vesting date of each award.
Performance Share Awards
PSAs give our NEOs the opportunity to earn shares of Hanesbrands common stock for performance achieved over a multi-year performance cycle. PSAs provide long-term incentive compensation with the objectives of providing a focus on long-term value and increasing stock ownership. PSUs are designed to align the interests of our NEOs with those of stockholders by encouraging the executives to enhance the value of Hanesbrands stock and improve the performance of selected metrics. In addition, the multi-year performance cycle is designed to create an incentive for individual executives to remain with the Company.
Under the terms of the PSAs, our NEOs can earn from 0% to 200% of the target number of PSAs granted. The PSAs cliff vest on the last business day of February following the completion of the performance period, to the extent earned. Dividend equivalents are paid in cash (after vesting) on the shares actually earned under the PSAs.
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Compensation Discussion and Analysis
Fiscal 2022-2024 Performance Share Awards
The Committee established the following goals for the fiscal 2022-2024 PSA awards:
Metric	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)
Cash Flow from Operations % Growth over Prior Year	50%	1.0%	10.0%	20.0%
Adjusted EPS* % Growth over Prior Year	50%	0.5%	4.5%	9.0%

*
Threshold, target, and maximum goals and achievement results for this metric reflects adjustments to eliminate the impact of (1) businesses held for sale during the performance period and (2) stock repurchases during the performance period, in each case in accordance with the design approved by the Committee in January 2022.

Performance during the fiscal 2022-2024 award cycle is measured based on growth goals established at the beginning of the performance period and determined based on year-over-year growth; the payout is calculated by averaging the three individual years’ performance.
Restricted Stock Units
RSUs consist of awards of the right to receive stock as determined by the Committee at the end of a specified restricted period, subject generally to continued employment. The value of the RSUs granted to our NEOs is tied to changes in our stock price and reinforces alignment with stockholder interests. The RSUs vest ratably in annual installments over three years. Dividend equivalents are paid on RSUs in cash at the time of vesting of the underlying RSUs.
Payment of Prior Year Bonus
In January 2021, Mr. Faircloth was granted a retention award with a value of $500,000, payable in cash on July 31, 2022 subject to continued employment. Such bonus was paid to Mr. Faircloth in 2022.
Post-Employment Compensation
Our NEOs are eligible to receive post-employment compensation pursuant to the Hanesbrands Inc. Legacy Pension Plan (the “Pension Plan”) and/or our defined contribution retirement program, which consists of the Hanesbrands Inc. Retirement Savings Plan (the “401(k) Plan”) and the Hanesbrands Inc. Supplemental Employee Retirement Plan (the “SERP”), and pursuant to Severance/Change in Control Agreements, or “Severance Agreements.” Each of these arrangements is discussed below.
Pension Plan
The Pension Plan is a defined benefit pension plan (intended to be qualified under Section 401(a) of the Internal Revenue Code) under which benefits have been frozen since December 31, 2005. The Pension Plan provides the benefits that had accrued for any of our U.S.-based employees as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. Mr. Faircloth is the only NEO currently participating in the Pension Plan. Because the Pension Plan is frozen, no additional employees became participants in the Pension Plan after December 31, 2005, and existing participants in the Pension Plan do not accrue any additional benefits after December 31, 2005.
Defined Contribution Plans
Our defined contribution retirement program for U.S.-based employees consists of the 401(k) Plan and the Defined Contribution Component of the SERP.
Under the 401(k) Plan, our NEOs and generally all full-time domestic exempt and non-exempt U.S.-based salaried employees may contribute a portion of their compensation to the plan on a pre-tax basis and receive a matching employer contribution of up to a possible maximum of 4% of their eligible compensation not in excess of certain dollar limits mandated by the Internal Revenue Code. In addition, we may make a discretionary employer contribution to exempt and non-exempt salaried employees of up to an additional 4% of their eligible compensation.
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Compensation Discussion and Analysis
The SERP is a nonqualified supplemental retirement plan that provides two types of benefits:

•
The “Defined Contribution Component” of the SERP provides for employer matching and discretionary contributions to U.S.-based employees whose compensation exceeds a threshold set by the Internal Revenue Code. Although, as described above, the 401(k) Plan provides for employer contributions to our NEOs at the same percentage of their eligible compensation as provided for all employees who participate in the 401(k) Plan, compensation and benefit limitations imposed on the 401(k) Plan by the Internal Revenue Code generally prevent us from making the entire amount of the employer matching and discretionary contributions contemplated by the 401(k) Plan with respect to any employee whose compensation exceeds a threshold set by Internal Revenue Code provisions, which was $305,000 for 2022. The SERP provides to those employees whose compensation exceeds this threshold, including our NEOs, benefits that would be earned under the 401(k) Plan but for these limitations. We distribute the accrued vested portion of the Defined Contribution Component of the SERP directly to participants in cash on an annual basis. Any unvested portions of the Defined Contribution Component are credited to the participant’s SERP account and distributed to the participant upon vesting. Each of our NEOs receive benefits under this portion of the SERP.

•
The “Defined Benefit Component” of the SERP provides benefits consisting of those supplemental retirement benefits that had been accrued as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. None of our NEOs has an unpaid benefit under this portion of the SERP.

Severance Arrangements
We have entered into Severance Agreements with each of our NEOs. Severance Agreements help us attract and retain key talent and provide important protections to us by discouraging our key executives from competing with us or soliciting our customers or employees for a specified period following termination. The Severance Agreements provide our NEOs with benefits upon the involuntary termination of their employment other than for wrongful behavior or misconduct. The Severance Agreements also contain change in control benefits for these officers to help keep them focused on their work responsibilities during the uncertainty that accompanies a potential change in control and provide benefits for a period after a change in control transaction. We believe the levels of benefits offered by the Severance Agreements are appropriate and competitive. Compensation that could potentially be paid to our NEOs pursuant to the Severance Agreements is described under “Potential Payments upon Termination or Change in Control” on page 77. Each agreement continues in effect unless we give at least 18 months’ prior written notice that the agreement will not be renewed. In addition, if a change in control occurs during the term of the agreement, the agreement will automatically continue for two years after the end of the month in which the change in control occurs.
Benefit Plans and Arrangements
Our NEOs are eligible to participate in certain of our other employee benefits plans and arrangements. These consist of the Hanesbrands Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”), the Hanesbrands Inc. Executive Life Insurance Plan (the “Life Insurance Plan”) and the Hanesbrands Inc. Executive Disability Plan (the “Disability Plan”). In general, these benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to enable executives to save for future financial needs in a tax efficient manner.
Under the Executive Deferred Compensation Plan, a group of approximately 240 U.S.-based employees, generally at the director level and above, including our NEOs, may defer receipt of cash and equity compensation. This benefit offers tax advantages to eligible employees, permitting them to defer payment of their compensation and defer taxation on that compensation until a future date. The amount of compensation that may be deferred is determined in accordance with the Executive Deferred Compensation Plan based on elections by each participant. Amounts deferred under the Executive Deferred Compensation Plan may, at the election of the executive, (i) earn a fixed rate of interest, which was 1.57% for 2022; (ii) be deemed to be invested in a stock equivalent account (the “HBI Stock Fund”) and earn a return based on the total stockholder return of Hanesbrands’ stock; or (iii) be deemed to be invested in one of a number of other investment funds designated by us from time to time. The amount payable to participants will be payable either on the withdrawal
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Compensation Discussion and Analysis
date elected by the participant or upon the occurrence of certain events as provided under the Executive Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death; however, neither participants nor their beneficiaries may transfer any right or interest in the Executive Deferred Compensation Plan.
The Life Insurance Plan provides life insurance benefits to a group of approximately 80 U.S.-based employees, generally at the level of vice president or above, including our NEOs, who contribute materially to our continued growth, development and future business success. The Life Insurance Plan, which includes both a death benefit and a cash value, provides life insurance coverage during active employment in an amount equal to three times annual base salary, and, depending on the performance of investments in the plan, may offer continuing coverage following retirement. The Life Insurance Plan also provides executives with the opportunity to make voluntary, after-tax contributions that may be allocated by the executive into a range of investment options.
The Disability Plan provides long-term disability benefits for a group of approximately 80 U.S.-based employees, generally at the level of vice president and above, including our NEOs. If an eligible employee becomes totally disabled, the program will provide a monthly disability benefit equal to 1/12 of the sum of (i) 75% of the employee’s annual base salary up to an amount not in excess of $500,000 and (ii) 50% of the three-year average of the employee’s annual short-term incentive payments up to an amount not in excess of $250,000. The maximum monthly disability benefit is $41,667 and is reduced by any disability benefits that an employee is entitled to receive under Social Security, workers’ compensation, a state compulsory disability law or another plan of Hanesbrands providing benefits for disability.
Additional Information
Consideration of Prior Stockholder Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory “say on pay” vote on our executive compensation. Our stockholders approved the compensation of our NEOs as disclosed in the Proxy Statement for that meeting with approximately 92% support. Given this strong level of support, the Committee did not make any changes to our compensation policies or practices that were specifically driven by the result of the “say on pay” vote.
No Tax Gross-Ups
We do not increase payments to any executive officer to cover non business-related personal income taxes, other than the personal income taxes due on relocation reimbursements, which is provided under a broad-based program.
Clawbacks and Recoupment
The Committee adopted a clawback policy in order to further align the interests of employees with the interests of our stockholders and strengthen the link between total compensation and the Company’s performance. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, in the discretion of the Committee (as it applies to current or former executive officers) or the Chief Executive Officer (as it applies to any other employee), seek to recover, from any employee who received cash-or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash- or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Additionally, the documents governing both our cash-based AIP and our equity-based LTIP provide that if an employee violates our Global Code of Conduct or engages in certain activities that are harmful to the interests of the Company, we may recover any incentive compensation paid to that person within the 12-month period immediately preceding such wrongful conduct.
Stock Ownership and Retention Guidelines
We believe that our executives should have a significant ownership position in Hanesbrands. To promote such equity ownership and further align the economic interests of our executives with our stockholders, we adopted stock ownership guidelines for our key executives, including our NEOs.
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Compensation Discussion and Analysis
Our Chief Executive Officer (Mr. Bratspies) is required to own Hanesbrands stock valued at six times his annual base salary; all other NEOs are generally required to own Hanesbrands stock valued at two times (in the case of Mr. Faircloth and Ms. Oliver) or three times (in the case of Mr. Cavaliere and Mr. Dastugue) his or her base salary. Until the requirements of the stock ownership guidelines are met, an executive is required to retain 50% of any shares received (on a net after-tax basis) under our stock-based compensation plans. Our NEOs and other key executives have a substantial portion of their incentive compensation paid in the form of our common stock. In addition to shares directly held by a key executive, unvested RSUs, shares held for such executive in the 401(k) Plan, the Executive Deferred Compensation Plan and the Defined Contribution Component of the SERP, including hypothetical share equivalents held in the latter two plans, are counted for purposes of determining whether the ownership requirements are met. All our NEOs are following these stock ownership and retention guidelines.
Prohibitions on Pledging, Hedging and Other Derivative Transactions
Under our insider trading policy, directors and executive officers, including our NEOs, are required to clear in advance all transactions in our securities with Hanesbrands’ law department. Further, no director, executive officer or other employee is permitted to (i) pledge or margin our securities as collateral for a loan obligation, (ii) engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities or (iii) purchase any financial instrument or contract that is designed to hedge or offset any risk of decrease in the market value of our securities. These provisions are part of our overall program to prevent any of our directors, officers or employees from trading on material non-public information.
Compensation Risk Assessment
The Committee, in consultation with FW Cook, annually reviews our current compensation policies and practices and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on us.
Some of the key factors supporting the Committee’s conclusion include: (i) a reasonable degree of balance with respect to the mix of cash and equity compensation and short-term and longer-term performance focus; (ii) the use of multiple performance metrics in our AIP and LTIP awards; (iii) multiple year vesting for equity awards; (iv) robust executive and non-employee director stock ownership guidelines; (v) an insider trading policy that includes prohibitions on hedging and pledging of our stock; and (vi) an incentive compensation clawback policy.
Tax Treatment of Certain Compensation
In making decisions about executive compensation, we continue to consider the impact of regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Internal Revenue Code. We also consider how various elements of compensation will impact our financial results. In this regard, we consider the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of employee services received in exchange for awards of equity instruments.
EXECUTIVE COMPENSATION
Summary of Compensation
The following table sets forth a summary of compensation earned by or paid to our NEOs for our 2022, 2021 and 2020 fiscal years, as applicable.
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Compensation Discussion and Analysis
Fiscal 2022 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen B. Bratspies Chief Executive Officer	2022	$1,225,000	$—	$7,750,000	$—	$—	$—	$244,614	$9,219,614
	2021	1,100,000	—	7,049,994	—	2,691,130	—	190,125	11,031,249
	2020	458,333	—	2,812,505	655,689	803,150	—	99,388	4,829,065
Michael P. Dastugue Chief Financial Officer	2022	750,000	—	1,999,988	—	—	—	95,245	2,845,233
	2021	500,000	—	1,013,319	—	815,494	—	70,463	2,399,276
Joseph W. Cavaliere President Innerwear — Global	2022	741,667	—	1,699,992	—	—	—	266,027	2,707,686
	2021	623,719	—	1,519,996	—	1,017,278	—	264,618	3,425,612
Michael E. Faircloth EVP, Supply Chain — Global	2022	630,000	500,000(6)	1,382,011	—	—	—	122,698	2,634,709
	2021	626,667	—	1,282,004	—	766,564	—	75,519	2,750,754
	2020	588,511	—	1,282,009	—	415,187	31,843	75,202	2,392,753
Kristin L. Oliver EVP, Chief Human Resources Officer	2022	595,000	—	1,059,013	—	—	—	90,343	1,744,356

(1)
The amounts shown include deferrals to the 401(k) Plan.

(2)
The amounts shown reflect the aggregate grant date fair value of awards granted during the fiscal year shown, computed in accordance with Topic 718 of the FASB Accounting Standards Codification. The assumptions we used in valuing these awards are described in Note 6, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not necessarily correspond to the actual value that may be realized by the officer. Additional information regarding outstanding awards, including exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2022 Year End” table on page 74. The amounts shown under “Stock Awards” include: (i) grants of restricted stock units (“RSUs”) and (ii) performance share awards (“PSAs”), as shown below:

	Fiscal Year	Grant Date Fair Value of PSAs ($)	Grant Date Fair Value of RSUs ($)	Total Grant Date Fair Value of Stock Awards ($)
Stephen B. Bratspies	2022	$3,875,000	$3,875,000	$7,750,000
Michael P. Dastugue	2022	999,994	999,994	1,999,988
Joseph W. Cavaliere	2022	849,996	849,996	1,699,992
Michael E. Faircloth	2022	691,006	691,006	1,382,012
Kristin L. Oliver	2022	529,506	529,506	1,059,012
The amounts shown above for PSAs represent the grant date value based on the probable outcome of the performance conditions. The value of such awards at the grant date assuming that the maximum level of performance conditions was achieved was as follows: for Mr. Bratspies: $7,750,000; for Mr. Dastugue: $1,999,988; for Mr. Cavaliere: $1,699,992; for Mr. Faircloth: $1,382,011; and for Ms. Oliver: $1,059,013.
(3)
The amount shown reflects the amount earned for such year under the AIP, which amount was paid after the end of such year.

(4)
Neither the Executive Deferred Compensation Plan nor the SERP provide for “above-market” or preferential earnings as defined in applicable SEC rules. Increases in pension values are determined for the periods presented; because the defined benefit arrangements are frozen, the amounts shown in this column represent solely the increase in the actuarial value of pension benefits previously accrued as of December 31, 2005. The amount reported for Mr. Faircloth in 2022 is $0 because the present value of his accumulated benefits under the Pension Plan decreased by $60,463.

(5)
For our 2022 fiscal year, the amounts shown in the “All Other Compensation” column include the following: (i) relocation expenses ($85,028 for Mr. Cavaliere); (ii) life insurance policy premiums ($24,825 for Mr. Dastugue, $23,750 for Mr. Cavaliere, $5,161 for Mr. Faircloth and $7,571 for Ms. Oliver); (iii) long-term disability insurance policy premiums ($11,699 for Mr. Bratspies and $7,083 for Mr. Cavaliere); (iv) accidental death and dismemberment insurance policy premiums ($144 for Mr. Bratspies and $144 for Mr. Cavaliere); (v) reimbursement of taxes owed with respect to relocation benefits ($54,716 for Mr. Cavaliere); and (vi) our contributions pursuant to defined contribution retirement programs, which consist of the qualified 401(k) plan ($23,800 for each of Mr. Bratspies, Mr. Cavaliere, Mr. Faircloth and Ms. Oliver and $11,600 for Mr. Dastugue) and the Defined Contribution Component of the SERP ($208,971 for Mr. Bratspies, $58,820 for Mr. Dastugue, $71,507 for Mr. Cavaliere, $93,737 for Mr. Faircloth and $58,972 for Ms. Oliver).

(6)
The bonus amount listed represents a cash retention award granted to Mr. Faircloth in January 2021, which award was paid on July 31, 2022.

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Compensation Discussion and Analysis
GRANTS OF PLAN-BASED AWARDS
The following table sets forth a summary of grants of plan-based awards to our NEOs during our 2022 fiscal year.
Grants of Plan-Based Awards in Fiscal 2022
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen B. Bratspies	1/24/2022(2)	$490,000	$1,960,000	$3,920,000	—	—	—	—	—	$—	$—
	1/24/2022(3)	—	—	—	59,469	237,876	475,752	—	—	—	3,875,000(4)
	1/24/2022(5)	—	—	—	—	—	—	237,876	—	—	3,875,000
Michael P. Dastugue	1/24/2022(2)	187,500	750,000	1,500,000	—	—	—	—	—	—	—
	1/24/2022(3)	—	—	—	15,347	61,387	122,774	—	—	—	999,994(4)
	1/24/2022(5)	—	—	—	—	—	—	61,387	—	—	999,994
Joseph W. Cavaliere	1/24/2022(2)	185,417	741,667	1,483,333	—	—	—	—	—	—	—
	1/24/2022(3)	—	—	—	13,045	52,179	104,358	—	—	—	849,996(4)
	1/24/2022(5)	—	—	—	—	—	—	52,179	—	—	849,996
Michael E. Faircloth	1/24/2022(2)	118,125	472,500	945,000	—	—	—	—	—	—	—
	1/24/2022(3)	—	—	—	10,605	42,419	84,838	—	—	—	691,006(4)
	1/24/2022(5)	—	—	—	—	—	—	42,419	—	—	691,006
Kristin L. Oliver	1/24/2022(2)	111,562	446,250	892,500	—	—	—	—	—	—	—
	1/24/2022(3)	—	—	—	8,126	32,505	65,010	—	—	—	529,506(4)
	1/24/2022(5)	—	—	—	—	—	—	32,505	—	—	529,506

(1)
The amounts shown in the “Grant Date Fair Value” column reflect the aggregate grant date fair value of the awards, computed in accordance with Topic 718 of the FASB Accounting Standards Codification.

(2)
This award is the AIP award for the 2022 fiscal year. See “Annual Incentive Plan (AIP)” on page 66 for a discussion of the amounts paid under the AIP for the 2022 fiscal year.

(3)
This award is the portion of the LTIP award for fiscal 2022 that consists of the fiscal 2022-2024 PSA. If earned, the award will vest on the last business day of February 2025, and the number of shares of common stock that will vest will range from 0% to 200% of the number of shares granted based on our achievement of pre-established performance metrics for the fiscal 2022-2024 performance period. See “Long-Term Incentive Program (LTIP)” on page 67 for a discussion of these awards.

(4)
Represents the grant date fair value of the portion of the LTIP award for fiscal 2022 that consists of the fiscal 2022-2024 PSA, assuming achievement at the target level (representing the probable outcome of the applicable performance conditions at the grant date).

(5)
This award represents the portion of the LTIP award for fiscal 2022 that consists of RSUs. The RSUs generally vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant. See “Long-Term Incentive Program (LTIP)” on page 67 for a discussion of these awards.

2023 Proxy Statement	73

Compensation Discussion and Analysis
OUTSTANDING EQUITY AWARDS
The following table sets forth certain information with respect to outstanding equity awards at the end of our 2022 fiscal year for each of our NEOs.
Outstanding Equity Awards at Fiscal 2022 Year End
		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen B. Bratspies	(2)	—	—	$—	—	—	$—	59,469	$378,223
	(3)	—	—	—	—	237,876	1,512,891	—	—
	(4)	—	—	—	—	381,700	2,427,612	—	—
	(5)	—	—	—	—	152,371	969,080	—	—
	(6)	—	—	—	—	33,389	212,354	—	—
	(7)	83,333	—	14.32	8/3/2030	—	—	—	—
	(8)	83,333	—	17.18	8/3/2030	—	—	—	—
	(9)	—	83,334	20.05	8/3/2030	—	—	—	—
Michael P. Dastugue	(2)	—	—	—	—	—	—	15,347	97,607
	(3)	—	—	—	—	61,387	390,421	—	—
	(4)	—	—	—	—	47,596	302,711	—	—
	(5)	—	—	—	—	15,945	101,410	—	—
Joseph W. Cavaliere	(2)	—	—	—	—	—	—	13,045	82,966
	(3)	—	—	—	—	52,179	331,858	—	—
	(4)	—	—	—	—	82,296	523,403	—	—
	(5)	—	—	—	—	31,865	202,661	—	—
Michael E. Faircloth	(2)	—	—	—	—	—	—	10,605	67,448
	(3)	—	—	—	—	42,419	269,785	—	—
	(4)	—	—	—	—	69,410	441,448	—	—
	(5)	—	—	—	—	27,708	176,223	—	—
	(6)	—	—	—	—	15,316	97,410	—	—
Kristin L. Oliver	(2)	—	—	—	—	—	—	8,126	51,683
	(3)	—	—	—	—	32,505	206,732	—	—
	(4)	—	—	—	—	40,606	258,254	—	—
	(5)	—	—	—	—	16,210	103,096	—	—

(1)
Calculated by multiplying $6.36, the closing market price of our common stock on December 30, 2022, by the number of RSUs or PSAs.

(2)
This award was granted on January 24, 2022 and is the portion of the 2022 LTIP award that consists of the fiscal 2022-2024 PSA. If earned, the award will vest on the last business day of February 2025, and the number of shares of common stock that will vest will range from 0% to 200% of the number of shares granted based on our achievement of pre-established performance metrics for the fiscal 2022-2024 performance period. The number listed represents the number of PSAs that were granted in 2022 multiplied by an assumed achievement level of 25% (the threshold).

2023 Proxy Statement	74

Compensation Discussion and Analysis
(3)
This award was granted on January 24, 2022 and is the portion of the 2022 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the grant date.

(4)
This award was granted on February 11, 2021 and is the portion of the PSA awarded under the 2021 LTIP award that was earned based on performance in fiscal 2021. This award will generally vest on the third anniversary of the grant date.

(5)
This award was granted on January 25, 2021 and is the portion of the 2021 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the grant date.

(6)
This award was granted on January 28, 2020 and is the portion of the 2020 LTIP award that consists of restricted stock units. The restricted stock units vest 33% and 34% on the second anniversary and the third anniversary, respectively, of the grant date.

(7)
These stock options were granted on August 3, 2020 and vested 100% on the first anniversary of the grant date.

(8)
These stock options were granted on August 3, 2020 and vested 100% on the second anniversary of the grant date.

(9)
These stock options were granted on August 3, 2020 and vest 100% on the third anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth certain information with respect to options exercised and stock awards vested during our 2022 fiscal year with respect to the NEOs.
Option Exercises and Stock Vested in Fiscal 2022
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen B. Bratspies	—	—	107,455	$1,573,278
Michael P. Dastugue	—	—	7,853	107,743
Joseph W. Cavaliere	—	—	15,694	250,476
Michael E. Faircloth	—	—	28,512	452,788
Kristin L. Oliver	—	—	17,086	208,356
Pension Benefits
Only one of our NEOs, Mr. Faircloth, participates in the Pension Plan. The Pension Plan is a frozen, defined benefit pension plan, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for our U.S.-based employees, as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. A participant’s total benefit payable pursuant to the Pension Plan consists of two parts: a pension benefit and a retirement benefit. Different optional forms of payment are available for each benefit.
Normal retirement age is age 65 for purposes of the Pension Plan. With respect to the pension benefit under the Pension Plan, participants who have attained at least age 55 and completed at least 10 years of service are eligible for unreduced benefits at age 62; participants who choose to commence benefits between ages 55 and 61 are eligible for proportionally reduced benefits based on actuarial tables. With respect to the retirement benefit under the Pension Plan, participants who have attained at least age 55 and completed at least 10 years of service are eligible for unreduced benefits at age 65; participants who choose to commence benefits between ages 55 and 64 are eligible for proportionally reduced benefits based on actuarial tables. None of our NEOs is currently eligible for early retirement under the Pension Plan. The normal form of benefits under the Pension Plan is a life annuity for single participants and a qualified joint and survivor annuity for married participants.
The following table sets forth certain information with respect to the value of pension benefits accumulated by our NEOs at the end of fiscal 2022.
2023 Proxy Statement	75

Compensation Discussion and Analysis
Pension Benefits — Fiscal 2022
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Stephen B. Bratspies	—	—	$—	$—
Michael P. Dastugue	—	—	—	—
Joseph W. Cavaliere	—	—	—	—
Michael E. Faircloth	Pension Plan	8.5833	149,341	—
Kristin L. Oliver	—	—	—	—

(1)
The Pension Plan was frozen at the end of 2005, so any years of service after such date were not credited. Only Mr. Faircloth was eligible to accrue benefits under Pension Plan prior to December 2005.

(2)
Present values for the Pension Plan are computed as of December 31, 2022, using a discount rate of 5.18% and a healthy mortality table (the SOA Pri-2012 mortality study projected generationally from 2012 with SOA Scale MP-2021 with Aon’s “Endemic COVID-19” adjustment). For the pension benefit, we assume 45% of males elect a single life annuity and 55% select a 50% joint and survivor annuity, and that 70% of females elect a single life annuity and 30% select a 50% joint and survivor annuity. For the retirement benefit, we assume that 50% of males elect a seven-year certain only annuity, 22.5% select a single life annuity and 27.5% select a 50% joint and survivor annuity, and that 50% of females elect a seven-year certain only annuity, 35% select a single life annuity and 15% select a 50% joint and survivor annuity. When calculating the seven-year certain only annuity, a 4.00% interest rate and the mortality prescribed under Revenue Ruling 2001-62 is assumed for converting the single life annuity benefit to an actuarial equivalent seven-year certain only annuity. If a participant has both a pension benefit and a retirement benefit, the payment form assumption is applied to each benefit amount separately, in all cases assuming the participant commences each portion of the benefit at the earliest unreduced age. We also used the following assumptions: (i) the portion of the benefit that is payable as an unreduced benefit at age 62, the earliest unreduced commencement age under the Pension Plan for the pension benefit was valued at age 62 assuming the officer continues to work until that age in order to become eligible for unreduced benefits, (ii) the portion of the benefit that is payable as an unreduced benefit at age 65, the earliest unreduced commencement age under the Pension Plan for the retirement benefit, was valued at age 65 assuming the officer survives until that age in order to become eligible to receive the retirement benefit unreduced and (iii) the values of the benefits have been discounted assuming the officer continues to live until the assumed benefit commencement age (no mortality discount has been applied). All the foregoing assumptions, except for the assumption that the officer lives and works until retirement, which we have used considering SEC rules, are the same as those we use for financial reporting purposes under generally accepted accounting principles.

Nonqualified Deferred Compensation
The following table sets forth certain information with respect to contributions to and withdrawals from two nonqualified deferred compensation plans by our NEOs during our 2022 fiscal year, and the aggregate balance at fiscal year-end. These nonqualified deferred compensation plans are the Executive Deferred Compensation Plan and the Defined Contribution Component of the SERP.
Nonqualified Deferred Compensation — Fiscal 2022
Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen B. Bratspies	Executive Deferred Compensation Plan	$—	$—	$—	$—	$—
	SERP (Defined Contribution Component)	—	208,971(2)	(30,868)	85,574	164,964(3)
Michael P. Dastugue	Executive Deferred Compensation Plan	—	—	—	—	—
	SERP (Defined Contribution Component)	—	58,820(2)	(7,409)	1,680	58,131(3)
Joseph W. Cavaliere	Executive Deferred Compensation Plan	—	—	—	—	—
	SERP (Defined Contribution Component)	—	71,507(2)	(11,773)	2,670	70,413(3)
Michael E. Faircloth	Executive Deferred Compensation Plan	—	—	—	—	—
	SERP (Defined Contribution Component)	—	93,737(2)	—	60,148	63,663(3)
Kristin L. Oliver	Executive Deferred Compensation Plan	—	—	—	—	—
	SERP (Defined Contribution Component)	—	58,972(2)	(12,413)	21,063	46,490(3)

(1)
No portion of these earnings were included in the Summary Compensation Table because neither the Executive Deferred Compensation Plan nor the SERP provides for “above-market” or preferential earnings as defined in applicable SEC rules.

2023 Proxy Statement	76

Compensation Discussion and Analysis
(2)
This amount represents Company contributions to the Defined Contribution Component of the SERP during 2022 and is also included in the “All Other Compensation” column of the Summary Compensation Table on page 72.

(3)
This amount represents the Defined Contribution Component of the SERP balance as of January 1, 2023, after taking into account the distributions, described in the preceding footnote, made with respect to the NEO’s account in 2022. Although amounts in this column were reported as compensation for 2022 in the Summary Compensation Table on page 72, no amounts in this column were reported as compensation for prior fiscal years in our summary compensation tables.

Under the Executive Deferred Compensation Plan, a group of approximately 240 U.S.-based employees, generally at the director level and above, including our NEOs, may defer receipt of cash and equity compensation. This benefit offers tax advantages to eligible employees, permitting them to defer payment of their compensation and defer taxation on that compensation until a future date. The amount payable to participants will be payable either on the withdrawal date elected by the participant or upon the occurrence of certain events as provided under the Executive Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death; however, neither participants nor their beneficiaries may transfer any right or interest in the Executive Deferred Compensation Plan.
The SERP is a nonqualified supplemental retirement plan that provides two types of benefits: (1) a “Defined Contribution Component” and (2) a “Defined Benefit Component.” The Defined Contribution Component of the SERP provides for employer matching and discretionary contributions to U.S.-based employees whose compensation exceeds a threshold set by the Internal Revenue Code. We distribute the accrued vested portion of the Defined Contribution Component of the SERP directly to participants in cash on an annual basis. Any unvested portions of the Defined Contribution Component are credited to the participant’s SERP account and distributed to the participant upon vesting. Each of our NEOs receive benefits under this portion of the SERP. The “Defined Benefit Component” of the SERP provides benefits consisting of those supplemental retirement benefits that had been accrued as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. None of our executive officers has an unpaid benefit under this portion of the SERP.
For more detailed information regarding these plans, see “Defined Contribution Plans” and “Benefit Plans and Arrangements” on pages 68 and 69, respectively.
Potential Payments upon Termination or Change in Control
Certain termination benefits provided to our NEOs, upon their voluntary termination of employment due to resignation or retirement, or termination due to death or total and permanent disability, do not discriminate in scope, terms or operation in favor of these officers compared to the benefits offered to all salaried employees and are not reflected in the table below. The following table describes the potential payments to these officers upon an involuntary severance or a termination of employment in connection with a change in control. The information presented in this section is computed assuming that the triggering event took place on December 30, 2022, the last business day of our 2022 fiscal year, and that the value of a share of our common stock is $6.36, the closing price per share of our common stock on December 30, 2022.
Termination or Change in Control Payments
		Voluntary Termination(1)	Involuntary Termination(1)
		Retirement(2)	Death/Disability	Not For Cause	Change in Control
Stephen B. Bratspies	Severance	$—	$—	$1,250,000(3)	$9,750,000(4)
	LTIP(5)	—	6,634,828	—	6,634,828
	Benefits and perquisites	—	—	6,500(6)	601,574(7)
	Total	—	6,634,828	1,256,500	16,986,402
Michael P. Dastugue	Severance	—	—	750,000(3)	3,130,988(4)
	LTIP(5)	—	1,184,963	—	1,184,963
	Benefits and perquisites	—	—	31,325(6)	304,103(7)
	Total	—	1,184,963	781,325	4,620,054
2023 Proxy Statement	77

Compensation Discussion and Analysis
		Voluntary Termination(1)	Involuntary Termination(1)
		Retirement(2)	Death/Disability	Not For Cause	Change in Control
Joseph W. Cavaliere	Severance	—	—	750,000(3)	3,534,557(4)
	LTIP(5)	—	1,389,781	—	1,398,781
	Benefits and perquisites	—	—	30,250(6)	310,381(7)
	Total	—	1,389,781	780,250	5,243,719
Michael E. Faircloth	Severance	—	—	1,260,000(3)	2,439,610(4)
	LTIP(5)	1,254,650	1,254,650	—	1,254,650
	Benefits and perquisites	—	—	17,235(6)	170,230(7)
	Total	1,254,650	1,254,650	1,277,235	3,864,490
Kristin L. Oliver	Severance	—	—	595,000(3)	2,082,500(4)
	LTIP(5)	—	792,233	—	792,233
	Benefits and perquisites	—	—	14,071(6)	182,398(7)
	Total	—	792,233	609,071	3,057,131

(1)
An NEO who is terminated by us for cause, or who voluntarily resigns (other than at our request), will receive no severance benefit.

(2)
If an employee who ceases active employment with us on or after attaining age 50 or older (in the case of awards granted prior to January 1, 2022) or age 55 or older (in the case of awards granted after January 1, 2022) and completing at least 10 years of service (i) provides us with a least six months’ prior written notice of his or her intended retirement date, (ii) remains actively employed during such notice period, (iii) completes certain transition duties and responsibilities and (iv) enters into a written release of claims against us, all restrictions on the outstanding equity awards requiring continued employment through a vesting date will lapse upon the employee’s retirement and the award will be paid to the employee not later than two and one-half months following the end of the calendar year in which he or she retires. The employee is required to cooperate with us regarding matters arising out of his or her employment and continue to comply with restrictive covenants relating to non-competition, non-solicitation, confidentiality and non-disparagement through the third anniversary of the grant date of the award. Mr. Faircloth has attained age 55 or older and has completed at least 10 years of service.

(3)
If the employment of the NEO is terminated by us for any reason other than for cause (as defined in the Severance Agreements), or if such an officer terminates his or her employment at our request, we will pay that officer benefits for a period of 12 to 24 months depending on his or her position and combined continuous length of service with us and with our former parent company. The monthly severance benefit that we would pay to each such officer is based on the officer’s base salary (and, in limited cases, AIP amounts), divided by 12. To receive these payments, the NEO must sign an agreement that prohibits, among other things, the officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The NEO also must agree to release any claims against us. Payments terminate if the terminated NEO becomes employed by one of our competitors. The terminated NEO also would receive a pro-rated payment under any incentive plans applicable to the fiscal year in which the termination occurs based on actual full fiscal year performance. We have not estimated a value for these incentive plan payments because the NEO would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred.

(4)
Amounts shown in the “Change in Control” column in the table above include both involuntary Company-initiated terminations of employment and terminations by the NEO due to “good reason” as defined in the officer’s Severance Agreement. No severance payments would be made under the Severance Agreement upon a change in control if the NEO continues to be employed by us. The NEO receives a lump sum payment equal to two times (or three times in the case of Mr. Bratspies) his or her cash compensation, consisting of base salary, the greater of his or her current target or average actual AIP amounts over the prior three years and the matching contribution to the defined contribution plan in which the NEO is participating (the amount of the contribution to the defined contribution plan is reflected in “Benefits and perquisites”). To receive these payments, the NEO must sign an agreement that prohibits, among other things, the officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The NEO also must agree to release any claims against us. Payments terminate if the terminated NEO becomes employed by one of our competitors.

(5)
Vesting of outstanding stock awards will accelerate only if there is a qualifying termination within two years after the change in control or if the surviving entity does not provide qualifying replacement awards. In addition, outstanding stock awards will fully vest upon the death or permanent disability of the participant. RSUs and PSAs are valued based upon the number of unvested units multiplied by the closing price of our common stock on December 30, 2022.

(6)
Reflects continuation of executive life insurance ($24,825 for Mr. Dastugue, $23,750 for Mr. Cavaliere, $10,735 for Mr. Faircloth and $7,571 for Ms. Oliver) and outplacement services ($6,500 for each of our NEOs).

(7)
Reflects COBRA premium subsidies for group medical and dental coverage and premiums for life insurance, personal accident insurance, travel accident insurance and accidental death and dismemberment insurance ($83,422 for Mr. Bratspies, $115,224 for Mr. Dastugue, $93,662 for Mr. Cavaliere, $52,005 for Mr. Faircloth and $59,345 for Ms. Oliver) for three years with respect to Mr. Bratspies and two years with respect to the remaining NEOs; scheduled company matching contributions to our defined contribution plans calculated based on current base salary and target AIP amounts ($472,936 for Mr. Bratspies, $125,240 for Mr. Dastugue, $141,382 for Mr. Cavaliere, $111,725 for Mr. Faircloth and $105,500 for Ms. Oliver); outplacement services ($6,500 for each of our NEOs); and accelerated vesting of Defined Contribution Component SERP benefits ($38,716 for Mr. Bratspies, $57,140 for Mr. Dastugue, $68,837 for Mr. Cavaliere and $11,053 for Ms. Oliver). In computing the value of continued participation in our medical, dental and executive insurance plans, we have assumed that the current cost to us of providing these plans will increase annually at a rate of 8%.

2023 Proxy Statement	78

CEO Pay Ratio
CEO Pay Ratio
OVERVIEW
Hanesbrands is a large multinational apparel company, manufacturing and marketing innerwear and activewear primarily in the Americas, Europe, Australia and Asia/Pacific. We conduct our business globally and have over 51,000 employees, over 88% of whom (approximately 45,000) are located outside the United States. Over 80% of our workforce (approximately 41,000 employees) is employed in our large-scale supply chain facilities located primarily in Central America, the Caribbean Basin and Asia.
Our various compensation programs include the payment of market-based wages and the provision of competitive employee benefits. The programs vary from region to region and among our various consolidated subsidiaries in each region, from country to country. The vast majority of our employees (approximately 67%) are compensated on an hourly basis.
METHODOLOGY
To identify our global median employee, we utilized the following methodology:

•
We determined that, as of October 31, 2022 (the “Determination Date”), our employee population consisted of approximately 51,000 individuals (excluding Stephen B. Bratspies, our CEO, but including full-time, part-time, seasonal and temporary employees) working at Hanesbrands and its consolidated subsidiaries. Given the divestiture of our European innerwear business and the variety of actions taken around the world as part of our supply chain rationalization efforts, we collected and analyzed payroll data for our entire employee population as of the Determination Date in order to identify the global median employee.

•
In order to consistently measure the compensation of our employees other than our CEO, we utilized total cash compensation (including regular pay, overtime, bonuses, incentives, allowances and paid time off, but excluding amounts set aside on behalf of the employee, such as retirement contributions, pension, provident fund or superannuation) for the 10-month period ending October 31, 2022. Pay was annualized on a 10-month basis for permanent employees included in the sample who were hired in 2022 but did not work for us or our consolidated subsidiaries for the entire 10-month period.

•
For purposes of this analysis, we converted all cash compensation paid in foreign currency to U.S. dollars using the applicable exchange rate on December 30, 2022. We did not make any cost-of-living adjustments in identifying the global median employee.

CALCULATION
Our global median employee identified on the Determination Date is a machine operator located in the Dominican Republic, whose 2022 total cash compensation was $6,627. We identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $7,659.
The annual total compensation of Mr. Bratspies, our CEO, for the 2022 fiscal year was $9,219,614, which is the amount reported for 2022 in the “Total Compensation” column of our Summary Compensation Table provided on page 72. Based on this information, for the 2022 fiscal year, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees other than the CEO was 1,203 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.
2023 Proxy Statement	79

Pay Versus Performance
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other NEOs (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year (a)	Summary Compensation Table (SCT) Total for Stephen Bratspies(1) ($) (b)	Compensation actually paid to Stephen Bratspies(1)(2)(3) ($) (c)	SCT Total for Gerald W. Evans, Jr.(1) ($) (b)	Compensation actually paid to Gerald W. Evans, Jr.(1)(2)(3) ($) (c)	Average SCT Total for Non-PEO NEOs(1) ($) (d)	Average Compensation actually paid to Non-PEO NEOs(1)(2)(3) ($) (e)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions) (h)	Net Organic Sales(5) ($ Millions) (i)
							TSR ($) (f)	Peer Group TSR ($) (g)
2022	$9,219,614	$(2,040,239)	$—	$—	$2,482,996	$608,021	$49.30	$67.96	$(127.2)	$6,178
2021	11,031,249	15,420,100	—	—	2,635,061	3,264,430	122.09	104.02	77.2	6,745
2020	4,829,065	3,570,261	9,469,457	6,310,590	2,249,254	1,760,286	103.10	92.47	(75.6)	6,087

(1)
Stephen Bratspies was our PEO from August 3, 2020 to present. Gerald W. Evans, Jr. was our PEO from October 2016 to August 2, 2020. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
M. Scott Lewis	M. Scott Lewis	Michael E. Faircloth
W. Howard Upchurch	Michael E. Faircloth	Michael P. Dastugue
Joia M. Johnson	Michael P. Dastugue	Joseph W. Cavaliere
Michael E. Faircloth	Joseph W. Cavaliere	Kristin L. Oliver
Jonathan Ram

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K, and therefore use hypothetical values and points in time when pay may not actually have been earned by or delivered to the NEOs. These amounts reflect total compensation as reported in the Summary Compensation Table with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Stephen Bratspies
Year	Summary Compensation Table Total ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid ($)
2022	$9,219,614	$—	$(7,750,000)	$—	$(3,509,853)	$(2,040,239)
2021	11,031,249	—	(7,049,994)	—	11,438,845	15,420,100
2020	4,829,065	—	(3,468,194)	—	2,209,390	3,570,261
2023 Proxy Statement	80

Pay Versus Performance
Gerald W. Evans, Jr.
Year	Summary Compensation Table Total ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid ($)
2020	$9,469,457	$(306,123)	$(6,249,987)	$—	$3,397,243	$6,310,590
Non-PEO NEOs (Average)
Year	Average Summary Compensation Table Total ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid ($)
2022	$2,482,996	$—	$(1,535,251)	$—	$(339,724)	$608,021
2021	2,635,061	—	(1,112,064)	—	1,741,433	3,264,430
2020	2,249,254	(24,885)	(1,015,503)	—	551,420	1,760,286
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Stephen Bratspies
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Total — Inclusion of Equity Values ($)
2022	$2,759,914	$(5,842,441)	$—	$(427,326)	$—	$—	$(3,509,853)
2021	10,549,941	482,686	—	406,218	—	—	11,438,845
2020	2,209,390	—	—	—	—	—	2,209,390
Gerald W. Evans, Jr.
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Total — Inclusion of Equity Values ($)
2020	$3,333,619	$127,839	$—	$(64,215)	$—	$—	$3,397,243
2023 Proxy Statement	81

Pay Versus Performance
Non-PEO NEOs (Average)
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Total — Average Inclusion of Equity Values ($)
2022	$546,731	$(853,247)	$—	$(33,208)	$—	$—	$(339,724)
2021	1,600,935	33,169	—	107,329	—	—	1,741,433
2020	541,649	19,632	—	(9,861)	—	—	551,420

(4)
“TSR” stands for “total shareholder return.” The Peer Group TSR shown in this table utilizes the S&P 1500 Apparel, Accessories & Luxury Goods Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, for the years reflected in the table above. The comparison assumes $100 was invested for the period starting December 28, 2019, through the end of the listed year in the Company and in the S&P 1500 Apparel, Accessories & Luxury Goods Index, respectively. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

(5)
We determined net organic sales to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and other NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important measure in future years. For purposes of this disclosure, net organic sales was calculated substantially as described above in our Compensation Discussion and Analysis on page 54.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
18
16
14
12
10
8
6
4
2
0
-2
-4
Company TSR (FYE 2019 Indexed to $100)
$140
$120
$100
$80
$60
$40
$20
$0
100.00
103.10
122.09
49.30
3.6
6.3
1.8
15.4
3.3
-2.0
0.6
2019
2020
2021
2022
Fiscal Year
Stephen Bratspies Compensation Actually Paid
Gerald W. Evans, Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Hanesbrands Inc. TSR

2023 Proxy Statement	82

Pay Versus Performance
Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
18
16
14
12
10
8
6
4
2
0
-2
-4
100
50
0
-50
-100
-150
3.6
6.3
1.8
-75.6
15.4
3.3
77.2
-2.0
0.6
-127.2
2020
2021
2022
Fiscal Year
Stephen Bratspies Compensation Actually Paid
Gerald W. Evans, Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Hanesbrands Inc. Net Income

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Organic Sales
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net organic sales during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus Net Organic Sales
Compensation Actually Paid ($ Millions)
18
16
14
12
10
8
6
4
2
0
-2
-4
Net Organic Sales ($ Millions)
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
6,087
6,745
6,178
3.6
6.3
1.8
15.4
3.3
-2.0
0.6
2020
2021
2022
Fiscal Year
Stephen Bratspies Compensation Actually Paid
Gerald W. Evans, Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Organic Sales

2023 Proxy Statement	83

Pay Versus Performance
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 1500 Apparel, Accessories & Luxury Goods Index over the same period.

Comparison of Cumulative TSR of Hanesbrands Inc. and S&P 1500 Apparel, Accessories & Luxury Goods Index
$200
$150
$100
$50
$0
TSR (12/28/2019 Indexed to $100)
100.00
103.10
92.47
122.09
104.02
67.96
49.30
12/28/2019
1/2/2021
1/1/2022
12/31/2022
Hanesbrands Inc. TSR
S&P 1500 Apparel, Accessories & Luxury Goods Index TSR

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.
Net organic sales
Adjusted operating income
Net inventory
Adjusted EPS
Cash flow from operations
2023 Proxy Statement	84

Ownership of our Stock
Ownership of our Stock
SHARE OWNERSHIP OF MAJOR STOCKHOLDERS, MANAGEMENT AND DIRECTORS
The following table sets forth information, as of February 13, 2023, regarding beneficial ownership by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each director, director nominee and named executive officer and (iii) all of our directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105.
On February 13, 2023 there were 349,458,284 shares of our common stock outstanding.
	Amount and Nature of Beneficial Ownership		Other(1)
Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock	Percentage of Class	Restricted Stock Units	Stock Equivalent Units in SERP and Deferred Compensation Plans	Total
BlackRock, Inc.(2)	39,853,310	11.40%	—	—	39,853,310
Vanguard Group, Inc.(3)	35,011,639	10.01%	—	—	35,011,639
Cooke & Bieler LP(4)	20,674,529	5.92%	—	—	20,674,529
Michael E. Faircloth	307,146	*	195,548	—	502,964
Ronald L. Nelson(5)	285,459	*	31,053	216,122	532,634
Stephen B. Bratspies	227,108	*	1,120,917	3,231	1,351,256
Joseph W. Cavaliere	64,626	*	266,599	643	331,868
Robert F. Moran	53,142	*	18,765	17,510	89,417
Franck J. Moison	49,187	*	18,765	—	67,952
James C. Johnson(6)	42,714	*	18,765	167,608	229,087
Ann E. Ziegler(7)	42,055	*	18,765	126,251	187,071
Kristin L. Oliver	28,131	*	137,454	935	166,520
Cheryl K. Beebe	22,744	*	18,765	19,737	61,246
Michael P. Dastugue	18,098	*	104,671	1,214	123,983
William S. Simon	14,099	*	18,765	—	32,864
Bobby J. Griffin	2,000	*	18,765	373,931	394,696
Geralyn R. Breig	—	*	18,765	45,933	64,698
Mark A. Irvin	—	*	—	—	—
All directors and executive officers as a group (19 persons)(8)(9)	1,212,618	*
*Less than 1%.
(1)
While the amounts in the “Other” column for restricted stock units and stock equivalent units in our SERP and deferred compensation plans do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning senior management and stockholder interests. The value of the restricted stock units fluctuates based on changes in Hanesbrands’ stock price. Similarly, the value of stock equivalent units held in the SERP, the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan fluctuates based on changes in Hanesbrands’ stock price.

(2)
Information regarding this beneficial owner is based on an Amendment No. 1 to Schedule 13G filed January 26, 2023 by BlackRock, Inc. (“BlackRock”) with the SEC. BlackRock, in its capacity as a parent holding company, reported that it beneficially owns 39,853,310 shares of our common stock and that it has sole power over 39,083,489 shares and sole dispositive power over 39,853,310 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(3)
Information regarding this beneficial owner is based on an Amendment No. 11 to Schedule 13G filed January 10, 2023 by The Vanguard Group, Inc. (“Vanguard”) with the SEC. Vanguard reported that it beneficially owns 35,011,639 shares of our common stock and that it has shared voting power over 131,728 shares, sole dispositive power over 34,517,520 shares and shared dispositive power over 494,119 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2023 Proxy Statement	85

Ownership of our Stock
(4)
Information regarding this beneficial owner is based on a Schedule 13G filed February 14, 2023 by Cooke & Bieler LP (“Cooke & Bieler”) with the SEC. Cooke & Bieler reported that it beneficially owns 20,674,529 shares of our common stock and that it has shared voting power over 13,911,387 shares and shared dispositive power over 20,674,529 shares. Cooke & Bieler’s address is 2001 Market Street., Suite 4000, Philadelphia, PA 19103.

(5)
Includes 5,000 shares of common stock held by a trust of which Mr. Nelson’s wife is the trustee. Mr. Nelson disclaims beneficial ownership of the trust.

(6)
Includes 26,913 shares of common stock held by a trust.

(7)
Includes 28,712 shares of common stock held by a trust.

(8)
Includes Vanessa LeFebvre, President, Activewear — Global; M. Scott Lewis, SVP, Chief Accounting Officer and Interim Chief Financial Officer; Scott A. Pleiman, EVP, Chief Strategy & Transformation Officer; and Tracy M. Preston, EVP, Chief Legal and Compliance Officer & Corporate Secretary.

(9)
Includes ownership through interests in the 401(k) plan.

2023 Proxy Statement	86

About the Annual Meeting and Voting
2023 Proxy Statement	87

About the Annual Meeting and Voting
About the Annual Meeting and Voting
WILL I RECEIVE A PRINTED COPY OF THIS PROXY STATEMENT?
You will not receive a printed copy of this Proxy Statement or our Annual Report on Form 10-K in the mail unless you request a printed copy. As permitted by the SEC, we are delivering our Proxy Statement and Annual Report via the Internet. On March 15, 2023, we mailed to our stockholders a notice of annual meeting and Internet availability of proxy materials containing instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote their shares. If you wish to request a printed copy of this Proxy Statement and our Annual Report, you should follow the instructions included in the notice of annual meeting and Internet availability of proxy materials. The notice of annual meeting and Internet availability of proxy materials is not a proxy card or ballot.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
If you were a stockholder of Hanesbrands at the close of business on February 13, 2023 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. Each share of Hanesbrands common stock outstanding at the close of business on the Record Date has one vote on each matter that is properly submitted to a vote at the Annual Meeting, including shares:
• held directly in your name as the stockholder of record • held for you in an account with a broker, bank or other nominee
Shares held in an account with a broker, bank or other nominee may include shares:
• represented by your interest in the HBI Stock Fund in the 401(k) Plan • credited to your account in the Hanesbrands Inc. Employee Stock Purchase Plan of 2006
On the Record Date, there were 349,458,284 shares of Hanesbrands common stock outstanding and entitled to vote at the Annual Meeting. Common stock is the only outstanding class of voting securities of Hanesbrands.
WHO MAY ATTEND THE ANNUAL MEETING?
In order to allow for greater participation by all of our stockholders, regardless of their geographic location, the Annual Meeting will be held in a virtual only meeting format. Stockholders will not be able to physically attend the Annual Meeting.
If you are a registered stockholder or beneficial owner of our common stock at the close of business on February 13, 2023, you may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/HBI2023. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials to participate in the Annual Meeting and vote your shares electronically. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.
You may log into www.virtualshareholdermeeting.com/HBI2023 beginning at 8:45 a.m. Eastern time on April 24, 2023. The Annual Meeting will begin promptly at 9:00 a.m. Eastern time on April 24, 2023. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual meeting site for assistance.
2023 Proxy Statement	88

About the Annual Meeting and Voting
This year’s stockholders’ question and answer session will include questions submitted in advance of the Annual Meeting and questions submitted live during the virtual meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/HBI2023.
HOW MANY SHARES OF HANESBRANDS COMMON STOCK MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Your shares of Hanesbrands common stock are counted as present at the Annual Meeting if:

•
you are present in person at the Annual Meeting and your shares are registered in your name or you have a proxy from your bank, broker or other nominee to vote your shares

•
you have properly executed and submitted a proxy card or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.
If a quorum is not present when the Annual Meeting is convened, the Annual Meeting may be adjourned by the chairman of the meeting.
WHAT ARE BROKER NON-VOTES?
If you have shares of Hanesbrands common stock that are held by a broker, you may give the broker voting instructions, and the broker must vote as you direct. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters (such as the ratification of our independent registered public accounting firm). For non-routine matters (such as the election of directors and the advisory vote regarding executive compensation) however, the broker may not vote using its discretion. A broker’s failure to vote on a matter under these circumstances is referred to as a broker non-vote.
HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

•
The election of directors will be determined by a majority of the votes cast at the Annual Meeting. Accordingly, each of the ten nominees for director will be elected if he or she receives a majority of the votes cast in person or represented by proxy, with respect to that director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors. Additionally, pursuant to our Corporate Governance Guidelines, if in an uncontested election for director, a nominee for director does not receive the affirmative vote of a majority of the total votes cast for and against such nominee, the nominee will offer, following certification of the election results, to submit his or her resignation to the Board for consideration. Stockholders cannot cumulate votes in the election of directors.

•
The ratification of the appointment of PricewaterhouseCoopers as Hanesbrands’ independent registered public accounting firm for our 2023 fiscal year requires approval by a majority of the votes cast at the Annual Meeting. Accordingly, the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal. Abstentions are not treated as votes cast, and therefore will have no effect on the proposal.

2023 Proxy Statement	89

About the Annual Meeting and Voting

•
The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires approval by a majority of the votes cast at the Annual Meeting. Accordingly, the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

•
The recommendation, on an advisory basis, of the frequency of future advisory votes to approve named executive officer compensation generally requires the favorable vote of a majority of the votes cast by the holders of the shares of Hanesbrands common stock voting in person or by proxy at the meeting. However, because the vote on the frequency of future advisory votes to approve named executive officer compensation is not binding on the Board of Directors or the Company, if none of the frequency options — one year, two years or three years — receives the required majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

•
The approval of the amendment to the Hanesbrands Inc. 2020 Omnibus Incentive Plan as described in this Proxy Statement requires approval by a majority of the votes cast at the Annual Meeting. Accordingly, the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

HOW DO I VOTE?
You may vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/HBI2023 or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:
Internet: By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card or in the notice of annual meeting and Internet availability of proxy materials.
Telephone: By calling toll-free 1-800-690-6903 and following the instructions on the proxy card or in the notice of annual meeting and Internet availability of proxy materials.
Mail: If you requested and received your proxy materials by mail, by signing, dating and mailing the enclosed proxy card.
If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return your proxy card. The notice of annual meeting and Internet availability of proxy materials is not a proxy card or ballot.
Each share of Hanesbrands common stock represented by a proxy properly authorized over the Internet or by telephone or by a properly completed written proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such shares will be voted FOR the election of each of the nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers as Hanesbrands’ independent registered public accounting firm for our 2023 fiscal year, FOR approval of named executive officer compensation, for a frequency of 1 YEAR for future advisory votes to approve named executive officer compensation, FOR approval of the amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan and in the discretion of the proxy holder on any other business that may properly come before the Annual Meeting.
If you participate in the 401(k) Plan and have contributions invested in the HBI Stock Fund in the 401(k) Plan as of the close of business on the Record Date, you will receive a proxy card (or a notice of annual meeting and Internet availability of proxy materials containing instructions on how to authorize a proxy to vote your shares), which will serve as voting instructions for the trustee of the 401(k) Plan. You must return your proxy card to Broadridge Financial Solutions, Inc. (“Broadridge”) or authorize a proxy to vote your shares over the Internet or by telephone on or prior to April 19, 2023. If you have not authorized a proxy to vote your shares over the Internet or by telephone or if your proxy card is not received by Broadridge by that date, or if you sign and return your proxy card without instructions marked in the boxes, the trustee
2023 Proxy Statement	90

About the Annual Meeting and Voting
of the 401(k) Plan will vote shares attributable to your investment in the HBI Stock Fund in the 401(k) Plan in the same proportion as other shares held in the HBI Stock Fund for which the trustee received timely instructions. If no participants vote their shares, then the trustee will not vote any of the shares in the 401(k) Plan.
HOW CAN I REVOKE A PREVIOUSLY SUBMITTED PROXY?
You may revoke (cancel) a proxy at any time before the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of Hanesbrands with a date later than the date of the previously submitted proxy, (ii) properly authorizing a new proxy with a later date by mail, Internet or telephone or (iii) attending the Annual Meeting and voting at www.virtualshareholdermeeting.com/HBI2023. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Any notice of revocation should be sent to: Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF ANNUAL MEETING AND INTERNET AVAILABILITY OF PROXY MATERIALS?
If you receive more than one notice of annual meeting and Internet availability of proxy materials, it means your shares of Hanesbrands common stock are not all registered in the same way (for example, some are registered in your name and others are registered jointly with your spouse) or are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote utilizing all proxy cards or Internet or telephone proxy authorizations to which you are provided access.
HOW IS THE VOTE TABULATED?
Hanesbrands has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Hanesbrands employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal requirements or (ii) in the event a proxy solicitation in opposition to the election of the Board or in opposition to any other proposal to be voted on is filed with the SEC. Broadridge will tabulate votes for the Annual Meeting and will provide an independent election inspector for the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2023
The notice of annual meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at: www.proxyvote.com.
2023 Proxy Statement	91

Other Information
Other Information
OTHER INFORMATION ABOUT HANESBRANDS
We will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules required to be filed with the SEC, or any exhibit to that Annual Report on Form 10-K. Requests should be in writing and directed to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. By referring to our websites, www.ir.hanesbrands.com and www.hbisustains.com, we do not incorporate our website or its contents into this Proxy Statement.
MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS PROXY STATEMENT
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, proxy holders will vote on the matter in their discretion.
SOLICITATION COSTS
We will pay the cost of soliciting proxies by use of this Proxy Statement for the Annual Meeting, including the cost of mailing. The Company is making this solicitation by mail and may also use telephone or in person contacts, using the services of a number of regular employees of Hanesbrands at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of shares of Hanesbrands common stock. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $8,000 plus reasonable out-of-pocket expenses.
HOUSEHOLDING
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one notice of annual meeting and Internet availability of proxy materials (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us in writing at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary, or by telephone at 336-519-8080. We will also promptly deliver a separate copy of one notice of annual meeting and Internet availability of proxy materials (or Proxy Statement, as applicable) to any stockholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing or by telephone using the contact information listed above.
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Other Information
FREQUENTLY USED TERMS
AIP	Annual Incentive Plan
Committee (or Talent and Compensation Committee)	Talent and Compensation Committee of the Board of Directors
Adjusted EPS
Diluted earnings per share from continuing operations, excluding actions and the tax effect on actions and excluding certain unusual or nonrecurring items and as adjusted to exclude the impact of businesses held for sale

LTIP	Long-Term Incentive Program
Net organic sales	Net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date and as adjusted for businesses held for sale
Adjusted operating income	Operating income, excluding certain unusual or nonrecurring items and as adjusted to exclude the impact of businesses held for sale
PSA	Performance Share Award
RSU	Restricted Stock Unit
SERP	Supplemental Employee Retirement Plan
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING
If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, Hanesbrands must receive your proposal no later November 16, 2023, which is the 120th day prior to the anniversary of the date of this Proxy Statement, and the proposal must comply with SEC Rule 14a-8.
If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting (other than a proposal in accordance with Rule 14a-8), you must comply with the then current advance notice provisions and other requirements set forth in our bylaws, which are filed with the SEC. Under our current bylaws, a stockholder may nominate a director or submit a proposal for consideration at an Annual Meeting by giving timely notice to our Corporate Secretary. To be timely, that notice must contain information specified in our bylaws and be received by us not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the Proxy Statement for the preceding year’s Annual Meeting. If, however, the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such Annual Meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, Hanesbrands must receive notice of your nomination or proposal on or after October 17, 2023 and prior to 5:00 p.m., Eastern time, on November 16, 2023 unless the date of the Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2023 Annual Meeting.
In addition to satisfying the requirements under our bylaws, to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, you must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2024 Annual Meeting of Stockholders, no later than February 24, 2024). If the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 calendar days from such anniversary date, however, then you must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders and the 10th calendar day following the date on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made.
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Other Information
You should address your proposals or nominations to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary.
By Order of the Board of Directors
HANESBRANDS INC.
Tracy M. Preston
EVP, Chief Legal and Compliance Officer & Corporate Secretary
March 15, 2023
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Appendix A
Appendix A

FIRST AMENDMENT
OF
HANESBRANDS INC. 2020 OMNIBUS INCENTIVE PLAN
WHEREAS, Hanesbrands Inc. (the “Company”) maintains the Hanesbrands Inc. 2020 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, pursuant to section 5(a) of the Plan, 11,000,000 shares of common stock of the Corporation, plus the remaining shares available for grant under the Hanesbrands Inc. Omnibus Incentive Plan, were reserved for issuance under the Plan; and
WHEREAS, amendment of the Plan is now considered desirable to increase the number of shares of common stock of the Corporation reserved for issuance under the Plan by an additional 5,300,000 shares;
NOW, THEREFORE, by virtue of the power granted to the Company by section 20 of the Plan and the authority delegated to the Talent and Compensation Committee of the board of directors of the Company (the “Committee”) by resolutions of the board of directors of the Company, and subject to shareholder approval, the Plan be and it hereby is amended, effective April 24, 2023, in the following particulars:
1.   By substituting the following for the first sentence of section 5(a) of the Plan:
i)
“Subject to adjustment as provided in section 16, there is hereby reserved for Awards under the Plan, as of the date of stockholder approval, (i) 16,300,000 shares of Stock, including shares of Stock previously available for grant under the Plan, plus (ii) the number of shares of Stock available for grant pursuant to the Predecessor Plan but which have not yet been made subject to awards granted under the Predecessor Plan as of the Effective Date (the ‘Maximum Share Limitation’).”

2.   By substituting the number “16,300,000” for the number “11,000,000” where the latter number appears in section 5(b) of the Plan.
*   *   *
IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by its duly authorized representative this     day of    , 2023.
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF HANESBRANDS INC.
By:

Compensation Committee Representative
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HANESBRANDS INC. 2020 OMNIBUS INCENTIVE PLAN
1.
Purpose. The purposes of the Plan are (a) to promote the interests of the Company and its Subsidiaries and its stockholders by strengthening the ability of the Company and its Subsidiaries to attract and retain highly competent officers and other key employees, and (b) to provide a means to encourage Stock ownership and proprietary interest in the Company.

2.
Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)
Award means the grant of compensation under this Plan to a Participant.

(b)
Board means the board of directors of the Company.

(c)
Cause means, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, the Participant: has been convicted of (or pled guilty or no contest to) a felony or any crime involving fraud, embezzlement, theft, misrepresentation or financial impropriety; willfully engaged in misconduct resulting in material harm to the Company; willfully failed to perform duties after written notice; or is in willful violation of Company policies resulting in material harm to the Company.

(d)
Change in Control means, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, the occurrence of any of the following events after the Effective Date:

(i)
the acquisition by any Person of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding capital stock of the Company that by its terms may be voted on all matters submitted to stockholders of the Company generally (“Voting Stock”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (A), (B) and (C) of subsection (ii) below shall be satisfied; and provided further that, for purposes of clause (B) above, if (1) any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Voting Stock by reason of an acquisition of Voting Stock by the Company, and (2) such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, then such additional beneficial ownership shall constitute a Change in Control; or

(ii)
the consummation of a reorganization, merger or consolidation of the Company, or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; excluding, however, any such reorganization, merger, consolidation, sale, lease, exchange or other transfer with respect to which, immediately after consummation of such transaction: (A) all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 50% of the combined voting power of the voting securities of the Resulting Entity outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction; and (B) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 20% or more of the combined voting power of the Company’s then outstanding securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding securities of the Resulting Entity; and (C) at least a majority of the members of the board of directors of the entity resulting from such transaction

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were Initial Directors of the Company at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or
(iii)
the consummation of a plan of complete liquidation or dissolution of the Company; or

(iv)
the Initial Directors cease for any reason to constitute at least a majority of the Board.

(e)
Code means the Internal Revenue Code of 1986 as amended.

(f)
Committee means the Compensation Committee of the Board (or its successor(s)).

(g)
Company means Hanesbrands Inc., a Maryland corporation, or any successor thereto.

(h)
Deferred Stock Unit (“DSU”) means a vested unit granted pursuant to section 11 below providing a Participant with the right to receive Stock (or cash) in accordance with the terms of such grant.

(i)
Director means a member of the Board.

(j)
Effective Date means the date this Plan is approved by the Company’s stockholders.

(k)
Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(l)
Exchange Act means the Securities Exchange Act of 1934, as amended.

(m)
Fair Market Value means, as of any particular date, the closing price of a share of Stock as reported for that date on the New York Stock Exchange or, if the Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Stock, then the Fair Market Value shall be the fair market value as determined in good faith by the Committee.   The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Code Section 409A.

(n)
Incentive Stock Option means a Stock Option that is intended to meet the requirements of Code Section 422 or any successor law.

(o)
Initial Directors means those Directors of the Company on the Effective Date; provided, however, that any individual who becomes a Director of the Company thereafter whose election or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Initial Directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Initial Directors and has such authority) shall be deemed to have been an Initial Director; and provided further, that no individual shall be deemed to be an Initial Director if such individual initially was elected or nominated as a Director of the Company as a result of: (i) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of Directors; or (ii) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

(p)
Nonqualified Stock Option means a Stock Option that is not an Incentive Stock Option.

(q)
Participant means (i) an employee of the Company or its Subsidiaries, including a Person who has agreed to commence serving in such capacity within 90 days of the grant date of the Award, (ii) a non-employee Director of the Company or (iii) a Person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), in each case, designated by the Committee as eligible to receive an Award under the Plan.

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Appendix A
(r)
Performance Cash Awards means cash incentives subject to the satisfaction of Performance Criteria and granted pursuant to section 13 below.

(s)
Performance Criteria means the measurable performance objective or objectives that may be established pursuant to this Plan for Participants who have received Awards hereunder, which may be based on factors including, but not limited to any of the following (or an equivalent metric): revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels, gross profit margin, operating profit margin, net income margin and leverage ratio. Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be financial metrics based on, or able to be derived from, GAAP, and may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, the Committee may in its discretion modify such Performance Criteria or the goals or actual levels of achievement regarding the Performance Criteria, in whole or in part, as the Committee deems appropriate and equitable.
(t)
Performance Period means, in respect of an Award, a period of time within which the Performance Criteria relating to such Award are to be achieved.

(u)
Performance Shares means Stock-denominated Awards subject to satisfaction of Performance Criteria and granted pursuant to section 12 below.

(v)
Person means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(w)
Plan means this Hanesbrands Inc. 2020 Omnibus Incentive Plan, as may be amended or amended and restated from time to time.

(x)
Predecessor Plan means the Hanesbrands Inc. Omnibus Incentive Plan, including as amended or amended and restated.

(y)
Restricted Stock means Stock subject to a vesting condition specified by the Committee in an Award in accordance with section 10 below.

(z)
Resulting Entity means the entity resulting from a transaction (including, without limitation, the Company or an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly).

(aa)
RSU means a restricted stock unit providing a Participant with the right to receive Stock (or cash) at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with section 10 below.

(bb)
SAR means a stock appreciation right granted pursuant to section 8 below.

(cc)
Stock means the common stock, par value $0.01 per share, of the Company, or any security into which such Stock may be changed by reason of any transaction or event of the type referred to in section 16 of this Plan.

(dd)
Stock Option means the right to acquire shares of Stock at a certain price that is granted pursuant to section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

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Appendix A
(ee)
Subsidiary or Subsidiaries means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, Subsidiary means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the board of directors or similar body represented by all classes of stock issued by such corporation.

3.
Administration. The Plan will be administered by the Committee. The Committee shall have the discretionary authority to construe and interpret the Plan and any Awards granted thereunder (and related documents), to establish and amend rules for Plan administration, to change the terms and conditions of Awards at or after grant (subject to the provisions of section 22 below), to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan and to make all other determinations which it deems necessary or advisable for the administration of the Plan, and any determination by the Committee pursuant to any provision of this Plan or of any related agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

Awards under the Plan may be made subject to the satisfaction of one or more Performance Criteria.
The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. In addition, to the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable (including but not limited to duties to determine a Participant’s eligibility for benefits and powers to establish rules, procedures and requirements necessary or appropriate to carry out the terms of the Plan), and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent of any delegation under this paragraph, references in this Plan to the Committee will be deemed to be references to such subcommittee.
To the extent permitted by law, the Committee or the Board may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number and type of Awards to be granted to such Participants, except with respect to Awards to officers subject to Section 16 of the Exchange Act or to non-employee Directors of the Company. In the event of such authorization, any reference in the Plan to the Committee shall be deemed to include such officer or officers, unless the context clearly indicates otherwise.
The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members.
4.
Participants. The Committee shall determine which eligible individuals shall be Participants in the Plan. Any individual who is located in a country in which the Company’s Stock or the Plan have not been registered where registration is required shall be excluded from participation in the Plan. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.
Shares Available under the Plan.

(a)
Subject to adjustment as provided in section 16, there is hereby reserved for Awards under the Plan, as of the

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Effective Date, (i) 11,000,000 shares of Stock, plus (ii) the number of shares of Stock available for grant pursuant to the Predecessor Plan but which have not yet been made subject to awards granted under the Predecessor Plan as of the Effective Date (the “Maximum Share Limitation”). Subject to the share counting rules set forth below, the Maximum Share Limitation will be reduced by one share of Stock for every one share of Stock subject to an Award granted under the Plan. If, on or after the Effective Date, an Award under this Plan or the Predecessor Plan (in whole or in part) expires or is terminated, cancelled, forfeited, settled in cash or unearned, the shares of Stock associated with the expired, terminated, cancelled, forfeited, cash-settled or unearned portion of the Award shall again be available for Awards under this Plan. Notwithstanding anything in this Plan to the contrary, the following shares of Stock shall not be added (or added back, as applicable) to the aggregate number of shares available under this section 5(a): (i) shares withheld by the Company, tendered or otherwise used in payment of the exercise price of a Stock Option; (ii) shares withheld by the Company, tendered or otherwise used to satisfy tax withholding; (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options; and (iv) shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on the exercise thereof. All such Stock issued under the Plan may be either authorized and unissued Stock or issued Stock reacquired by the Company.
Additionally, in the event that a corporation acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors of the Company or any Subsidiary prior to such acquisition or combination; and provided further, that no shares of Stock subject to an award that is granted by, or becomes an obligation of, the Company under this paragraph will be added (or added back) to the Maximum Share Limitation.
(b)
Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in section 16 of this Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 11,000,000 shares; provided, however, notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options; provided further, that the value of any shares of Stock withheld or tendered to pay the exercise price of Incentive Stock Options or withheld or tendered to pay taxes on any Incentive Stock Options shall be taken into account for purposes of determining the aggregate Fair Market Value of Stock associated with a Participant’s Incentive Stock Options.

(c)
Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director of the Company in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.

6.
Types of Awards, Payments, and Limitations. Awards under the Plan shall consist of Stock Options, SARs, Restricted Stock, RSUs, DSUs, Performance Shares, Performance Cash Awards and other Stock or cash Awards, all as described below. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, and subject to the provisions of sections 22 and 23 hereto, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan in compliance with Code Section 409A (to the extent applicable).

The Committee may provide that any Awards under the Plan other than Stock Options or SARs earn dividends or dividend equivalents and interest on such dividends or dividend equivalents; provided, however, that any such dividends or dividend equivalents (and any interest related thereto) shall be deferred until, and paid contingent upon, the vesting of the related Award or portion thereof to which they relate. Any crediting of dividends or dividend
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equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents. For the avoidance of doubt, neither Stock Options nor SARs granted under this Plan may provide for any dividends or dividend equivalents thereon.
Each Award shall be evidenced by an Evidence of Award that shall be subject to this Plan and set forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award including without limitation the ability to amend such Awards to comply with changes in applicable law. Unless otherwise determined by the Committee, Awards granted under the Plan shall be subject to the Company’s clawback policy as in effect on the Effective Date, as the same may be amended from time to time. An Award may also be subject to any other clawback policy of the Company or other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements (including under Section 10D of the Exchange Act), understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture or clawback of Awards or any shares of Stock issued under and/or any other benefit related to an Award, in the event of termination of employment shortly after exercise or vesting, breach of noncompetition or confidentiality agreements following termination of employment, or other detrimental activity before or after employment, or other provisions intended to have a similar effect.
Notwithstanding anything in this Plan (outside of this paragraph) to the contrary, Awards granted under this Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable; provided, however, that, notwithstanding the foregoing, an aggregate of up to 5% of the Stock available for Awards under this Plan as provided for in section 5 of this Plan, as may be adjusted under section 16 of this Plan, may be used for Awards that do not at grant comply with such minimum vesting provisions. Nothing in this paragraph or otherwise in this Plan, however, shall preclude the Committee, in is sole discretion, from (i) providing for continued vesting or accelerated vesting for any Award under the Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control, or (ii) exercising its authority under section 22(b) at any time following the grant of an Award.
7.
Stock Options. Stock Options may be granted to Participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option, provided that Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Code Section 3401(c). Unless otherwise indicated in the applicable Evidence of Award, a Stock Option will be deemed to be a Nonqualified Stock Option. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock on the date the Stock Option is granted unless the Stock Option is a substituted, assumed or converted Stock Option granted pursuant to section 17 hereto. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that a Stock Option will be automatically exercised upon the expiration date of the Stock Option if the Fair Market Value of a share of Stock on the expiration date exceeds the exercise price for each Stock Option. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than ten years after its date of grant. The exercise price, upon exercise of any Stock Option, shall be payable to the Company in full by: (a) cash payment or its equivalent (a “cash exercise”); (b) tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the exercise price (a “stock swap”) or certification of ownership of such previously-acquired Stock (“attestation”); (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and to deliver to the Participant the net amount of shares (a “cashless exercise for Stock”) or cash (a “cashless exercise for cash”); (d) having the Company retain from the Stock otherwise issuable upon exercise of the Stock Option a number of shares of Stock having a value (determined pursuant to rules established by the Committee in its discretion) equal to the exercise price of the Stock Option (a “net exercise”); (d) a combination of the foregoing methods; or (f) such other methods of payment as the Committee, in its discretion, deems appropriate.

8.
Stock Appreciation Rights. SARs may be granted to Participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options (“Substitute SARs”). The grant price of a Substitute SAR shall be

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equal to the exercise price of the related Stock Option and the Substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. The grant price of any other SAR shall not be less than 100% of the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute, assumed or converted SARs granted pursuant to section 17 hereto. An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a Substitute SAR or ten years from the date of grant in the case of any other SAR, and the terms and conditions applicable to a Substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon the expiration date of an SAR, the SAR will be automatically exercised if the Fair Market Value of a share of Stock on the expiration date exceeds the grant price of the SAR.   Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Stock, at the discretion of the Committee, except in the case of a Substitute SAR payment which may be made only in Stock.
9.
No Repricing. Except in connection with a corporate transaction or event described in section 16 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or the grant price of outstanding SARs, or cancel outstanding “underwater” Stock Options or SARs (including following a Participant’s voluntary surrender of “underwater” Stock Options or SARs) in exchange for cash, other Awards or Stock Options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the original Stock Options or grant price of the original SARs, as applicable, without stockholder approval. This section 9 is intended to prohibit the repricing of “underwater” Stock Options and SARs and will not be construed to prohibit the adjustments provided for in section 16 of this Plan.

10.
Restricted Stock and RSUs. Restricted Stock and RSUs may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and RSUs shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)
a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b)
a requirement that the holder forfeit (or in the case of Stock or RSUs sold to the Participant, resell to the Company at cost) such Stock or RSUs in the event of termination of employment during the period of restriction; and

(c)
the attainment of Performance Criteria.

11.
DSUs. DSUs provide a Participant a vested right to receive Stock in lieu of other compensation at termination of employment or service or at a specific future designated date.

12.
Performance Shares. The Committee shall designate the Participants to whom Performance Shares are to be awarded and determine the number of shares, the length of the Performance Period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of Stock (or cash) upon the attainment of Performance Criteria and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any Performance Criteria, the number of shares issued under a Performance Share Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of Stock otherwise required to be issued to a Participant pursuant to a Performance Share Award.
13.
Performance Cash Awards. The Committee shall designate the Participants to whom Performance Cash Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award. Each Performance Cash Award shall entitle the Participant to a payment in cash (or an equivalent value in Stock, as determined by the Committee and set forth in the applicable Evidence of Award) on terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole
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discretion shall determine. The Committee may, in its discretion, substitute actual Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Cash Award.
14.
Other Stock or Cash Awards. In addition to the awards described in sections 6 through 13 above, the Committee may grant shares of Stock or such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of such Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of the Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this section 14 will be purchased for such consideration, and paid for at such time, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee determines.

Cash Awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this section 14.
The Committee may authorize the grant of Stock as a bonus, or may authorize the grant of other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Code Section 409A.
15.
Change in Control. The vesting and payment terms applicable to an Award following a Change in Control shall be determined by the Committee.

16.
Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Stock covered by outstanding Stock Options, SARs, Restricted Stock, RSUs, DSUs, and Performance Shares granted hereunder and, if applicable, in the number of and kind of shares of Stock covered by other Awards granted pursuant to section 14 of this Plan, in the exercise price and base price provided in outstanding Stock Options and SARs, respectively, in Performance Cash Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Stock Option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Stock Option or SAR without any payment to the person holding such Stock Option or SAR. The Committee shall also make or provide for such adjustments in the number of shares of Stock specified in section 5 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this section 16; provided, however, that any such adjustment to the number specified in section 5(b) of this Plan will be made only if and to the extent that such adjustment would not cause any Stock Option intended to qualify as an Incentive Stock Option to fail to so qualify.

17.
Substitution and Assumption of Awards. The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption or conversion of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock or reorganization, upon such terms and conditions as the Committee may deem appropriate. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the applicable transaction. Any substitute Awards granted under the Plan as described

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in this section 17 shall not count against the Stock limitations set forth in section 5 hereto, to the extent permitted by Section 303A.08 of the New York Stock Exchange Listed Company Manual as in effect from time to time.
18.
Nontransferability. Except as otherwise determined by the Committee in the case of Stock Options, and subject to compliance with Code Section 409A, each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of disability, by the Participant’s personal representative. In no event will any such Award granted under this Plan be transferred for value. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution.

19.
Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Stock, unless otherwise determined by the Committee, such withholding requirement shall be satisfied by retention by the Company of a portion of the Stock to be delivered to the Participant. The Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Stock to be withheld and delivered pursuant to this section 19 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Stock acquired upon the exercise of Stock Options.

20.
Compliance with Code Section 409A.

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant will be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)
Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Code Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership

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of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Code Section 409A, without altering the definition of Change in Control for any purpose in respect of such Award.
(e)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21.
Duration of the Plan. No Award shall be made under the Plan more than ten years after the Effective Date, provided that all Awards made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan; provided, however, that the terms and conditions applicable to any Stock Option granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the Participant, or such other Person as may then have an interest therein.

22.
Amendment and Termination.

(a)
The Board may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award or the Plan, no such action shall materially reduce the amount of any existing Award or materially and adversely change the terms and conditions thereof without the Participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options and may require an Award be deferred pursuant to section 6 hereto, without a Participant’s consent; and further provided that the Committee may amend or terminate an Award to comply with changes in law, including but not limited to tax law, without a Participant’s consent. Notwithstanding any provision of the Plan to the contrary, the provisions in each of section 9 of the Plan (regarding the repricing of Stock Options and SARs) shall not be amended without stockholder approval. Notwithstanding any provision of the Plan to the contrary, to the extent that Awards under the Plan are subject to the provisions of Code Section 409A, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations or stock exchange rules. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

(b)
If permitted by Code Section 409A, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the vesting period has not been completed, or any Performance Cash Awards or Performance Shares which have not been fully earned, or any dividend equivalents or other Awards made pursuant to section 14 of this Plan subject to any vesting schedule or transfer restriction, or who holds Stock subject to any transfer restriction imposed pursuant to this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Stock Option, SAR or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting period will end or the time at which such Performance Cash Awards or Performance Shares will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any Award.

23.
Other Provisions.

(a)
In the event any Award under this Plan is granted to a Participant who is a foreign national or who is employed by the Company or any Subsidiary outside of the United States of America or who provides services to the Company or any Subsidiary under an agreement with a foreign nation or agency, the Committee may, in its sole discretion: (i) provide for such special terms for Awards to such Participants, as the Committee may consider

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necessary or appropriate to accommodate differences in local law, tax policy or custom; (ii) approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan; or (iii) cause the Company to enter into an internal accounting transaction with any local branch or affiliate consistent with internal accounting/audit protocols and pursuant to which such branch or affiliate will reimburse the Company for the cost of such equity incentives. No such special terms, supplements, amendments or restatements as described in this subsection, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.
(b)
To the extent that any provision of this Plan would prevent any Stock Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Stock Option. Such provision, however, will remain in effect for other Stock Options and there will be no further effect on any provision of this Plan.

(c)
No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(d)
No Participant will have any rights as a stockholder of the Company with respect to any Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Stock upon the share records of the Company.

(e)
Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company; nor interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Company.

(f)
No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(g)
In the event any provision of the Plan shall be held to be illegal, invalid or unenforceable for any reason, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

(h)
Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or a Subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such plan. The Committee shall administer, construe, interpret and exercise discretion under the Plan and each Award in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws.

24.
Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of North Carolina without regard to any state’s conflict of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in North Carolina.

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25.
Stockholder Approval. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable.

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HANES BRANDS INCSignature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD98630-P86861For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !1000 EAST HANES MILL ROADWINSTON-SALEM, NC 271051. Election of DirectorsNominees:The Board of Directors recommends that you vote FOReach of the following nominees:1d. Mark A. Irvin1c. Geralyn R. Breig1a. Cheryl K. Beebe1b. Stephen B. Bratspies1h. Ronald L. Nelson1i. William S. Simon1f. Franck J. Moison1e. James C. Johnson1g. Robert F. Moran1j. Ann E. ZieglerHANESBRANDS INC.The Board of Directors recommends that you vote FORProposals 2, 3, and 5 and 1 YEAR for Proposal 4:2. To ratify the appointment of PricewaterhouseCoopers LLPas Hanesbrands' independent registered publicaccounting firm for Hanesbrands' 2023 fiscal year3. To approve, on an advisory basis, named executive officercompensation as described in the proxy statement for theAnnual Meeting4. To recommend, on an advisory basis, thefrequency of future advisory votes to approvenamed executive officer compensation5. To approve the amendment of the Hanesbrands Inc.2020 Omnibus Incentive Plan as described in the proxystatement for the Annual MeetingPlease sign exactly as name appears on the records of Hanesbrands Inc. and date. If the shares are held jointly, each holder should sign. When signing asan attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full titleunder signature(s).! ! !! ! ! !! ! !1 Year 2 Years 3 Years AbstainAUTHORIZE YOUR PROXY BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 19, 2023 for shares held in a Plan. Have your proxycard in hand when you access the web site and follow the instructions to obtain your recordsand to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/HBI2023You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on April 19, 2023 for shares held in a Plan. Have your proxy card in handwhen you call and then follow the instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Hanesbrands Inc., c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

HANES BRAND INCImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The notice and proxy statement and annual report are available at www.proxyvote.com.2023 Annual Meeting of Stockholders9:00 a.m., Eastern time, April 24, 2023Hanesbrands Inc.1000 E. Hanes Mill Rd.Winston-Salem, NC 27105NOTICE OF ANNUAL MEETING OF STOCKHOLDERSThe Annual Meeting of Stockholders of Hanesbrands Inc. ("Hanesbrands") will be held on Monday, April 24, 2023at 9:00 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/HBI2023. Stockholders of record at the close of business on February 13, 2023 are entitled to notice of and to vote at the meeting. Stockholders will (1) elect ten directors, (2) vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Hanesbrands' independent registered public accounting firm for its 2023 fiscal year, (3) vote on a proposal to approve, on an advisory basis, named executive officer compensation as described in the proxy statement for the Annual Meeting, (4) vote on a proposal to recommend, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation, (5) vote on a proposal to approve the amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan as described in the proxy statement for the Annual Meeting and (6) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.Δ DETACH PROXY CARD HERE ΔPROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 24, 2023The undersigned holder of common stock of Hanesbrands Inc., a Maryland corporation ("Hanesbrands"), hereby appointsStephen B. Bratspies and Tracy M. Preston, or either of them, as proxies for the undersigned, with full power of substitution in either of them, to attend the Annual Meeting of Stockholders of Hanesbrands Inc. virtually atwww.virtualshareholdermeeting.com/HBI2023, on April 24, 2023, at 9:00 a.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees for director, FOR proposals 2, 3 and 5 and 1 YEAR for proposal 4, all of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.